                             4,500,000 LISTED SHARES

                              CAREY DIVERSIFIED LLC
                     LIMITED LIABILITY COMPANY LISTED SHARES


This Prospectus relates to 4,500,000 limited liability company interests, (the "Listed Shares"), of Carey Diversified LLC, a Delaware limited liability Company (the "Company") which may be offered and issued from time to time in connection with acquisition of real estate properties either directly or through the acquisition of entities owning such properties. See "BUSINESS and PROPERTIES - Acquisition Strategies".

The Company anticipates that acquisitions, if any, occurring in the future will consist principally of real estate investments related to or complementary to the Company's current business. The Company contemplates that the terms of an acquisition will be determined by negotiations between the Company and the owners or controlling persons of the property to be acquired. The Company anticipates that Listed Shares issued in any such acquisition will be valued at a price reasonably related to the value of the Listed Shares, either at the time the terms of the acquisition are tentatively agreed upon, or at or about the time of closing, or during the periods or periods prior to delivery of the Listed Shares. The Company does not expect that underwriting discounts or commissions will be paid.

SEE "RISK FACTORS" COMMENCING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE LISTED SHARES OFFERED HEREBY.

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX BENEFIT WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY IS NOT PERMITTED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Listed Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "CDC". See "GLOSSARY OF TERMS" for definitions of certain key terms used in this Prospectus.

                                        Price to                 Underwriting               Proceeds to
                                         Public                    Discount                 Company(1)
Per Share                           $           21.32         $              N/A        $            21.32
Total                               $      95,940,000         $              N/A        $       95,940,000

(1) The Listed Shares covered by this Prospectus are being registered for issuance in connection the acquisition of real estate investments. Consequently, the Company will not receive any cash proceeds from any offerings.

                  The date of this Prospectus is June 11, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). This Prospectus constitutes part of a Registration Statement on Form S-11 (the "Registration Statement") filed with the Commission by the Company under the Securities Act of 1933, as amended (the "Act"). Reports, proxy statements and other information filed with the Commission by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the
Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. In addition, information may be obtained from the Commission's internet site at http:/www.sec.gov. This site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Listed Shares being offered, reference is made to the Registration Statement and the financial statements and exhibits filed as part thereof. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         The Company intends to distribute to holders of Listed Shares annual reports containing audited consolidated financial statements and a report thereon by the Company's independent certified public accountants and quarterly reports containing unaudited consolidated financial information for each of the first three quarters of each fiscal year.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               PROSPECTUS SUMMARY

         The following Summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus and supplements thereto. Investors should carefully consider the information set forth under "Risk Factors" prior to making a decision to acquire any of the Listed Shares offered hereby. This prospectus contains certain forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain of the factors set forth in the following Prospectus Summary and elsewhere in this Prospectus. Capitalized terms not otherwise defined in this Summary shall have the meanings set forth in the "GLOSSARY OF TERMS."

THE COMPANY

         The Company was formed as a Delaware limited liability company under the laws of the State of Delaware on October 15, 1996. On January 1, 1998, the Company completed its merger with the nine CPA(R) Partnerships and now is the general partner and owner of substantially all of the limited partner interests in those partnerships. The Company is expected to be treated as a partnership for tax purposes. See "INCOME TAX CONSEQUENCES--Classification as Partnerships" As of January 1, 1998, the Company through its subsidiaries owned 198 properties in 37 states. The Company's principal executive offices are located at 50 Rockefeller Plaza, New York, New York 10020.

         The Company's objective is to increase shareholder value and its Funds from Operations through prudent management of its real estate assets and opportunistic investments. The Company intends to capitalize on its status as a publicly-traded real estate investment company to access capital at a lower cost and to take immediate advantage of the significant opportunities to make net lease and other investments at attractive returns. The Company expects to evaluate a number of different opportunities and to pursue the most attractive based upon its analysis of the risk/return tradeoffs.

         The Company is a dynamic, growth-oriented organization which intends to acquire additional net leased properties and make additional opportunistic investments utilizing the core competencies of the Company's management (which include in-depth credit analysis, asset valuation and creative structuring). The Company also intends to optimize its existing portfolio through the expansion of existing properties and strategic property sales. As a perpetual life, growth-oriented company, the Company will continue to own Properties as long as it believes ownership helps the Company attain its objectives. See "BUSINESS AND PROPERTIES."

MANAGEMENT OF THE COMPANY

         The Manager provides both strategic and day-to-day management for the Company, including research, investment analysis, acquisition and development services, asset management, capital funding services, disposition of assets and administrative services. The Manager has dedicated senior executives in each area of its organization so that the Company functions as a fully integrated operating company.

         The Board of Directors monitors the performance of the Manager. The Board consists of ten members, including five directors who are not employees of the Company or the Manager. Initially, the Directors were appointed by the Manager and thereafter will be elected by holders of Listed Shares. For the background of the individuals responsible for the management of the Company and a more detailed description of the responsibilities of the Manager, please see the "MANAGEMENT" section of this Prospectus. For more information on fees payable to the Manager or its Affiliates, please see the "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNER AND MANAGER" section of this Prospectus.

         The following organizational chart illustrates the organizational structure of the Company.


                                  [FLOW CHART]

       W.P. Carey & Co.
              &                              Holders of Listed Shares
        Affiliates(1)


                  Carey Management
                  LLC, Manager(2)

                                                        Holders of Subsidiary
                                                          Partnership Units
       CAREY DIVERSIFIED LLC



                           Subsidiary Partnerships(3)
                                  - CPA(R):1-9




(1)      Affiliates include CCP, Seventh Carey, Eighth Carey and Ninth Carey

(2) Carey Diversified LLC is the General Partner of all of the Subsidiary Partnerships.

THE OFFERING

Securities Offered..............    4,500,000 Limited Liability Company Listed
                                    Shares which are being offered by the
                                    Company.

Number of Listed Shares.........    25,000,287 Listed Shares
Outstanding as of the
date of this Prospectus

Use of Proceeds.................    The Company will issue the Listed Shares to
                                    acquire interests in properties or other assets.

BUSINESS PLAN

         The Company's objective is to increase shareholder value and its Funds from Operations through prudent management of its real estate assets and opportunistic investments. The Company intends to capitalize on its status as a publicly-traded real estate investment company to take immediate advantage of the significant opportunities to make net lease and other investments at attractive returns. The Company expects to evaluate a number of different opportunities in a variety of property types and geographic locations and to pursue the most attractive based upon its analysis of the risk/return tradeoffs.

         The Company presently intends to:

       - Seek additional investment and other opportunities that leverage core management skills (which include in-depth credit analysis, asset valuation and sophisticated structuring techniques);

       - optimize the current portfolio of properties through expansion of existing properties, timely dispositions and favorable lease modifications;

       - utilize its enhanced size and access to capital to refinance existing debt; and

       - increase the Company's access to capital.

         The Company is a perpetual life, growth-oriented company and, therefore, will continue to own properties as long as it believes ownership helps attain the Company's objectives.

DESCRIPTION OF PROPERTIES

SEE THE SECTION ENTITLED "BUSINESS AND PROPERTIES" ON PAGE 31.

INCOME TAX ASPECTS

SEE THE SECTION ENTITLED "INCOME TAX CONSEQUENCES" ON PAGE 85.




                 SUMMARY SELECTED COMBINED FINANCIAL INFORMATION

         The following table sets forth selected combined operating and balance sheet information on a combined historical basis, for the CPA(R) Partnerships. The following information should be read in conjunction with the financial statements and notes thereto for the Company included elsewhere herein. The combined historical operating and balance sheet information of the CPA(R) Partnerships as of December 31, 1995, 1996, and 1997, and for the years ended December 31, 1994, 1995, 1996, and 1997 have been derived from the historical Combined Financial Statements audited by Coopers & Lybrand L.L.P., independent accountants. The combined historical operating information for the year ended December 31, 1993 and the historical balance sheet information as of December 31, 1993 and 1994, have been derived from the unaudited combined financial statements of the Company.

(in thousands)

OPERATING DATA                                        1993           1994           1995          1996          1997
                                                      ----           ----           ----          ----          ----

Revenues                                            $109,027       $109,137      $107,946       $102,731      $ 98,347
Income before extraordinary items                     33,790         38,456        49,363         45,547        40,561
Distributions                                         50,638         35,589        57,216         34,173        43,620
Cash provided by operating activities                 45,673         45,131        63,276         50,983        49,904
Cash provided by (used in) investing
    activities                                        21,051         37,136        24,327         19,545          (863)
Cash used in financing activities                    (66,071)       (70,045)     (105,578)       (69,686)      (59,008)

BALANCE SHEET DATA

Real estate, net (1)                                 345,199        330,671       301,505        271,660       240,498
Investment in direct financing leases                260,663        244,746       218,922        215,310       216,761
Total assets                                         679,284        659,047       582,324        544,728       523,420
Mortgages and notes payable                          358,768        325,886       274,737        227,548       207,627
Long-term obligations (2)                            322,539        284,291       233,300        187,414       150,907

(1) Real estate leased to others accounted for under the operating method and operating real estate, net of accumulated depreciation.

(2)      Represents mortgage and note obligations due after more than one year.


                                  RISK FACTORS

         An investment in the Listed Shares offered hereby is speculative and involves a high degree of risk, including, but not necessarily limited to, the risk factors described below. Prior to investing in the Listed Shares, each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company before making an investment decision.

         Uncertainty Regarding Trading Price for the Listed Shares. There has been no long-term prior market for the Listed Shares, and it is possible that the Listed Shares will trade at prices substantially below the value of the assets of the Company. The market price of the Listed Shares may be subject to significant volatility and could substantially decrease as a result of increased selling activity by investors who have held their interests for extended periods, the interest level of investors in purchasing the Listed Shares, the amount of distributions to be paid by the Company and the acceptance by the securities markets of a limited liability company as an investment vehicle.

         No IRS Ruling with Respect to Partnership Status. Neither the Company nor any of the Subsidiary Partnerships will apply for an IRS ruling that they will be classified as partnerships rather than associations taxable as corporations for federal income tax purposes. The Company and each Subsidiary Partnership have received the opinion of Reed Smith Shaw & McClay LLP that they will be classified as partnerships for federal income tax purposes. An opinion of counsel is not, however, binding upon the IRS or the courts. In addition, such opinion is subject to certain conditions. See "INCOME TAX CONSEQUENCES--Classification as `Partnerships'." The treatment of the Company as a partnership is also dependent upon the present provisions of the Code, the regulations thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. The Manager intends to operate the Company and the Subsidiary Partnerships so that they will be taxed as partnerships. If the Company were treated as a corporation: (i) the income, deductions and losses of the Company would not pass through to the holders of Listed Shares; (ii) the Company would be required to pay federal income taxes on its taxable income, thereby substantially reducing the amount of cash available to be distributed to holders of Listed Shares; (iii) state and local taxes could be imposed on the Company; and (iv) any distributions to holders of Listed Shares would be taxable to them as dividends to the extent of current and accumulated earnings and profits of the Company. Finally, the change from treatment as a partnership to treatment as a corporation for federal income tax purposes could be treated as a taxable event in which case holders of Listed Shares could have a tax liability without receiving a distribution from the Company. Similar tax consequences would result with respect to any Subsidiary Partnership found to be an association taxable as a corporation.

         Restrictions on Changes in Control. Certain provisions of the Organizational Documents and the Shareholder Rights Plan may restrict changes in control of the Company's management. These include provisions which: (i) permit the issuance of additional classes and series of shares which, depending on its terms, may impede a merger, tender offer or other transaction; (ii) staggered terms for members of the Board of Directors which may affect the ability of the holders of Listed Shares to change control of the Company; (iii) apply restrictions on certain business combinations involving Interested Parties which may deter potential purchasers who seek control of the Company; (iv) apply control share acquisition restrictions which may make it more difficult or costly for another party to acquire and exercise control of the Company or to remove the existing management of the Company; (v) apply Shareholder Rights Plan provisions which may have certain anti-takeover effects; and (vi) require a Termination Fee payable to the Manager, in the event the Manager is terminated in connection with a change in control, which will make it more costly to acquire control of the Company and may discourage third parties from seeking control of the Company. See "DESCRIPTION OF LISTED SHARES--Restricting Changes in Control and Business Combination Provisions" and "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER--Amounts Payable by the Company."

         General Risks Related to Investments in Real Estate. Real property investments are subject to varying degrees of risk. Values of commercial and industrial properties are affected by changes in the general economic climate, local conditions such as an oversupply of space or reduction in demand for real estate in the area and competition from other available commercial and industrial space. Real estate values are also affected by such factors as government regulations and changes in zoning or tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws. The yields available on equity investments in commercial and industrial real estate of the kind that will be owned by the Company depend in part upon the amount of net income generated from the property. Upon the termination of a tenant lease, the Company may not be able to re-lease the property at comparable rents. If the property is leased at a lower rent, the income of the Company will be reduced.

         Risk of Leverage. Many of the Company's properties are subject to limited recourse debt, and the Company has recourse debt outstanding. The Board of Directors may authorize additional borrowing by the Company. The Company may become more highly leveraged and, thereby, increase its debt service, which may adversely affect the Company's ability to make distributions to holders of Listed Shares and increase the Company's risk of default on its obligations.

         If the Company incurs substantial debt, it will be subject to the following risks: (i) the Company could lose its interests in Properties given as collateral for secured borrowing if the required principal and interest payments are not made when due; (ii) the Company's cash flow from operations may not be sufficient to retire these obligations upon their maturity, making it necessary for the Company to raise additional debt and/or equity for the Company or dispose of some of the Company's assets to retire the obligations; and (iii) the Company's ability to borrow additional funds (except for the purpose of refinancing existing indebtedness) may be restricted.

         Rent Income Dependent Upon Creditworthiness of Tenants. Substantially all of the Properties are single tenant properties. The financial failure of a tenant could result in the termination of its lease with the Company which, in turn, might cause a reduction of the cash flow of the Company and/or decrease the value of the Property leased to such tenant. If a tenant defaults on its lease payments to the Company, the Company would lose not only the net cash flow from such tenant, but also might use cash generated from other Properties to meet expenses, including the mortgage payments, if any, on such Property in order to maintain ownership and prevent a foreclosure. If a lease is terminated, there can be no assurance that the Company will be able to re-lease the Property for the same amount of rent previously received or will be able to sell the Property without incurring a loss. The Company could also experience delays in enforcing its rights against tenants.

         In addition, the Company may enter into or acquire net leases with tenants for properties that are specially suited to the particular needs of a tenant as is the case with certain of the Properties. Such a property may require renovations or lease payment concessions in order to re-lease it to another tenant upon the expiration or termination of the current lease. The Company may also have difficulty selling a special purpose property to a party other than the tenant for which the property was designed.

         The financial failure of a tenant could cause the tenant to become the subject of bankruptcy proceedings. Under bankruptcy law, a tenant has the option of continuing or terminating an unexpired lease. If the tenant continues its lease with the Company, the tenant must cure all defaults under the lease and provide the Company with adequate assurance of its future performance under the lease. If the tenant terminates the lease, the Company's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the termination plus the greater of one year's lease payments or 15 percent of the remaining lease payments payable under the lease (but not to exceed three years' lease payments).

         Although the Company believes that each of its net lease transactions is a "true lease" for purposes of bankruptcy law, depending on the terms of the lease transaction, including the length of the lease and terms providing for the repurchase of a property by the tenant, it is possible that a bankruptcy court could re-characterize a net lease transaction as a secured lending transaction. If a transaction were recharacterized as a secured lending transaction, the Company would not be treated as the owner of the property and could lose certain rights as the owner in the bankruptcy proceeding.

         Losses From Uninsured Liabilities or Casualty. The Company requires tenants to maintain liability and casualty insurance of the kind that is customarily obtained for similar properties. However, certain disaster-type insurance (covering events of a catastrophic nature, such as earthquakes) may not be available or may only be available at rates that, in the opinion of the Company, are prohibitive. In the event that an uninsured disaster occurs or a tenant does not maintain the required insurance and a loss occurs, the Company could suffer a loss of the capital invested in, as well as anticipated profits from, the damaged or destroyed Property. If the loss involves a liability claim, the loss may extend to the other assets of the Company.

         Losses From Casualty and Condemnation related Lease Terminations. The Company's leases may permit the tenant to terminate its lease in the event of a substantial casualty or a taking by eminent domain of a substantial portion of a Property. Should these events occur, the Company generally will be compensated by insurance proceeds in the case of insured casualties or a condemnation award in the case of a taking by eminent domain. There can be no assurance that any such insurance proceeds or condemnation award will equal the value of the Property or the Company's investment in the Property. Any such lease termination could adversely affect the Company's income and cash flow.

         Risks of Joint Ventures. The Company may participate in joint ventures. See "BUSINESS AND PROPERTIES." An investment by the Company in a joint venture which owns properties, rather than a direct investment in such properties, may involve certain risks, including the possibility that the Company's joint venture partner may become bankrupt, may have economic or business interests or goals which are inconsistent with the business interests or goals of the Company or may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives. Actions by the Company's joint venture partner might, among other things, result in subjecting property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement, exposing the Company to liabilities of the joint venture in excess of its proportionate share of such liabilities or having other adverse consequences for the Company. In a case where the joint venturers each own a 50 percent interest in a venture, they may not be able to agree on matters relating to the properties owned by the venture. Although each joint venturer may have a right of first refusal to purchase the other venturer's interest in a property if a sale is desired, the joint venturer may not have sufficient resources to exercise its right of first refusal.

         The Company may from time to time participate jointly with publicly-registered investment programs or other entities sponsored by the Manager or one of its Affiliates in investments as tenants-in-common or in some other joint venture arrangement. The risks of such joint ownership may be similar to those mentioned above for joint ventures and, in the case of a tenancy-in-common, each co-tenant normally has the right, if an unresolvable dispute arises, to seek partition of the property, which partition might decrease the value of each portion of the divided property. The Company or the Manager may also experience difficulty in enforcing the rights of the Company in a joint venture with an Affiliate due to the fiduciary obligation the Manager or the Board may owe to the other partner in such joint venture.

         Competition with Affiliates May Reduce Available Properties, Tenants and Purchasers of Properties. The CPA(R) REITs have investment policies similar to those of the Company. The CPA(R) REITs, therefore, may be in competition with the Company for properties, purchasers and sellers of properties, tenants and financing. Affiliates of the General Partners and the Manager may sponsor additional REITs or other investment entities, public and/or private or may provide acquisition or management services to third parties, some of which may have the same investment objectives and may be in a position to acquire properties in competition with the Company.

         In the event that a potential investment might be suitable for the Company and an Affiliate, the decision as to which entity will make the investment will be made by the Investment Committee. The Investment Committee also serves as the investment committee of the CPA(R) REITs. The Investment Committee of the Manager will review the investment portfolios of each entity and other factors such as cash flow, the effect of the acquisition on the diversification of each entity's portfolio, the length of the term of the lease, renewal options, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment, the length of time such funds have been available for investment and the various ways in which the potential investment can be structured. Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular property determined to be suitable for the Company and an Affiliate in order to achieve diversification of each entity's portfolio. In any joint ownership, the investment by each entity will be on substantially the same economic terms and conditions, and each investment entity may have a right of first refusal to purchase the interest of the other, if a sale of that interest is contemplated. To the extent that a particular property might be determined to be suitable for more than one investment entity, the investment will be made by the most appropriate investment entity after consideration of the factors identified above.

         Growth of Company Dependent on Borrowing Capacity and Ability to Raise Capital. The Company's ability to acquire additional properties and make other investments will be subject to the availability of suitable investments and the Company's ability to obtain debt and/or equity capital to make such investments. The Company could be delayed or prevented from structuring transactions and acquiring desirable properties by an inability to obtain capital, either because the financial or other terms of the available financing are unacceptable or because debt or equity financing is unavailable on any terms.

         Possible Environmental Liabilities. Under various federal, state and local environmental laws, ordinances and regulations, a current or former owner of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property or may be held liable to governmental entities or to third parties for property or natural resource damage and for investigation, clean up and other costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contamination, and the liability under such laws has been interpreted to be joint and several, unless the harm is capable of apportionment and there is a reasonable basis for allocation of responsibility. The Company's leases generally provide that the tenant is responsible for compliance with applicable laws and regulations. This contractual arrangement does not eliminate the Company's statutory liability or preclude claims against the Company by governmental authorities or persons who are not parties to such arrangement. Contractual arrangements in the Company's leases may provide a basis for the Company to recover from the tenant damages or costs for which the Company has been found liable. The cost of an investigation and clean-up of site contamination can be substantial, and the fact that the property is or has been contaminated, even if remediated, may adversely affect the value of the property and the owner's ability to sell or lease the property or to borrow using the property as collateral. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs that it incurs in connection with the contamination, and certain state laws provide that such lien has priority over all other encumbrances on the property or that a lien can be imposed on any other property owned by the liable party. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from the environmental contamination emanating from the site.

         Other federal, state and local laws, regulations and ordinances govern the removal or encapsulation of asbestos-containing material when such material is either in poor condition or in the event of building remodeling, renovation or demolition. Still other federal, state and local laws, regulations and ordinances may require the removal or upgrade of underground storage tanks that are out of service or are out of compliance. In addition, federal, state and local laws, regulations and ordinances may impose prohibitions, limitations and operational standards on, or require permits, licenses or approvals in connection with, the discharge of wastewater and other water pollutants, the emission of air pollutants, the operation of air or water pollution equipment, the generation, storage, transportation, disposal and management of materials classified as hazardous or nonhazardous waste, the use of electrical equipment containing polychlorinated biphenyls, the storage or release of toxic or hazardous chemicals and workplace health and safety. Noncompliance with environmental or health and safety requirements may also result in the need to cease or alter operations at a Property which could affect the financial health of a tenant and its ability to make lease payments. Furthermore, if there is a violation of such a requirement in connection with the tenant's operations, it is possible that the Company, as the owner of the Property, could be held accountable by governmental authorities for such violation and could be required to correct the violation. See "BUSINESS AND PROPERTIES--Environmental Matters" for a discussion of certain environmental matters relating to the Properties and the measures the Company currently undertakes by means of prepurchase site assessments, financial assurances and indemnification provisions and other protective lease terms to address potential liabilities.

         It was not customary business practice to obtain environmental audits in connection with the acquisition of the Properties prior to 1988, and therefore, no environmental audits were obtained by CPA(R):1-7 at the time their properties were acquired. Phase I audits were performed for the properties and by CPA(R):1-6 in 1994. Based upon the results of the Phase I investigations conducted in 1993 and 1994 on the CPA(R):1-6 Properties, Phase II investigations were recommended for 30 Properties. Phase II investigations have been or are in the process of being performed on 21 of the 30 Properties. Of the remaining nine Properties, the particular CPA(R) Partnership determined not to proceed with a Phase II investigation on five Properties and the tenants would not permit a Phase II investigation on the remaining four.

         Environmental audits were conducted on many of the properties acquired by CPA(R):8 and CPA(R):9 at the time they were acquired. There may, however, be environmental problems that may have developed since the properties were acquired or since environmental testing was performed.

         Limitation of Director Liability. The Delaware Limited Liability Company Act (the "LLCA"), as well as the Organizational Documents, limit the liability of Directors and officers to Shareholders. In addition, the Organizational Documents generally provide for (i) greater indemnification of Directors and officers than is available to the General Partners under the

Partnership Agreements and (ii) the ability to relieve Directors and officers of certain monetary liabilities not available to the General Partners under the Partnership Agreements. See "FIDUCIARY RESPONSIBILITY AND
INDEMNIFICATION--Limitation on Liability of Directors and Officers of the Company."

         Other Potential Tax Risks. A potential investor should consider the tax consequences of owning Listed Shares which include, among others, the following:
(i) the possibility that taxable income or gain allocable to a holder of Listed Shares will exceed the cash distributed by the Company to the holder of Listed Shares, resulting in tax payments being required from individual assets of a holder of Listed Shares; (ii) the possibility that the IRS will not give effect to the allocation of profits and losses provided by the Operating Agreement or the Subsidiary Partnerships' Partnership Agreements and reallocate profits and losses so as to cause a holder of Listed Shares or Subsidiary Partnership Units' taxable income or loss to be different from that reported by the Company or the Subsidiary Partnership; (iii) the possibility that the IRS will disallow as current deductions certain payments made for management and other services in connection with the Company's or Subsidiary Partnerships' Properties, especially where such payments are made to the Manager, the General Partner or its Affiliates, and, thereby, increase the Company's taxable income or decrease the Company's tax loss; (iv) the possibility that the IRS will challenge the allocations of acquisition costs of real property between land and depreciable improvements, the characterization and purpose of various payments made to sellers of properties or Affiliates of the Manager or the General Partner or the legal characterization of the Company's or Subsidiary Partnerships' interest in a Property and, thereby, increase the Company's taxable income or decrease the Company's tax loss; (v) the possibility that the "at risk" rules could limit the deductibility of Company losses, if any; (vi) the possibility that an audit of the Company's or a Subsidiary Partnership's information return may result in an audit of an individual tax return; (vii) the possibility that an IRA or a qualified pension or profit-sharing plan (including a Keogh) or stock bonus plan which invests in Listed Shares may receive "unrelated business taxable income" and could become subject to federal income tax. See "INCOME TAX CONSEQUENCES" for further details with respect to the above and other possible tax consequences of the ownership of Shares.

         Holders of Listed Shares should be aware that federal income taxation rules are constantly under review by the IRS, resulting in revised interpretations of established concepts. The IRS pays close attention to the proper application of tax laws to partnerships. The present federal income tax treatment of an investment in the Company may be modified by legislative or judicial action at any time, and any such action may adversely affect investments and commitments previously made.

         The Operating Agreement may be modified from time to time by the Manager, without the consent of the holders of Listed Shares, in order to achieve compliance with certain changes in federal income tax regulations and legislation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of Listed Shares.

         Tax Risks of Trading of Listed Shares. Since the Listed Shares are traded on an established securities market, the Company will be treated as a publicly traded partnership as defined in the Code. See "INCOME TAX CONSEQUENCES--Classification as `Partnerships'." As a publicly traded partnership, net passive income from the Company allocable to the holders of Listed Shares will probably be treated as portfolio income, except that passive activity losses from the Company may offset such income. See "INCOME TAX CONSEQUENCES--Passive Activity Loss Limitations." Additionally, if less than 90 percent of its gross income consists of, among other things, interest, dividends, real property rents and gain from the sale or exchange of real property, the Company will be treated as a corporation for federal income tax purposes. It is anticipated that the Company will not be treated as a corporation for federal income tax purposes.

         Risk of Investment in Real Property Located Outside the United States. The Company may invest in property located outside the United States. Such investments may be affected by factors peculiar to the laws of the jurisdiction in which such property is located, including but not limited to, land use and zoning laws, environmental laws, laws relating to the foreign ownership of property and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within such country to the person's or corporation's country of origin. These laws may expose the Company to risks that are different from and in addition to those commonly found in the United States. In addition, such foreign investments could be subject to the risks of adverse market conditions due to changes in national or local economic conditions, currency fluctuation, changes in interest rates and in the availability, cost and terms of mortgage funds resulting from varying national economic policies, changes in real estate and other tax rates and other operating expenses in particular countries and changing governmental rules and policies.

         Dependence on Key Personnel. The Company is dependent on the efforts of the executive officers of the Manager and the members of the Investment Committee. While the Company believes that the Manager could find replacements for its executive officers and Investment Committee members from either within or outside the Company, the loss of their services could have a temporary adverse affect on the operations of the Company.

         Competition for Investments. The Company faces competition to purchase net leased properties or provide alternative sources of real estate financing to businesses from insurance companies, commercial banks, credit companies, pension funds, private individuals, investment companies, REITs and other real estate finance companies. There can be no assurance that the Company will find suitable net leased properties in the future.

         Status of the Company under ERISA. The Company has received an opinion of counsel to the effect that based on certain assumptions concerning the public ownership and transferability of the Listed Shares, the Listed Shares should be "publicly-offered securities" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that, consequently, the assets of the Company should not be deemed "plan assets" of an ERISA plan, individual retirement account or other non-ERISA plan that invests in the Listed Shares. If the Company's assets were deemed to be plan assets of any such plan, then, among other consequences, certain persons exercising discretion as to the Company's assets would be fiduciaries under ERISA, transactions involving the Company undertaken at their direction or pursuant to their advice might violate ERISA, and certain transactions that the Company might enter into in the ordinary course of its business might constitute "prohibited transactions" under ERISA and the Code.

         If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15 percent of the amount involved and authorizes the IRS to impose an additional 100 percent excise tax if the prohibited transaction is not "corrected." Such taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, certain persons subject to ERISA, exercising discretion as to the Company's assets who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or breach and to make good to the plan any losses incurred by the plan as a result of such transaction or breach. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA or his beneficiary would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.


                                   THE COMPANY

         The Company was formed as a Delaware limited liability company under the laws of the State of Delaware on October 15, 1996. On January 1, 1998, the Company completed its merger with the nine CPA(R) Partnerships and now is the General Partner and owner of substantially all of the limited partner interests in those partnerships. The Company is expected to be treated as a partnership for tax purposes. See "INCOME TAX CONSEQUENCES--Classification as `Partnerships'." As of January 1, 1998, the Company, through its subsidiaries, owned 198 properties in 37 states. The Company's principal executive offices are located at 50 Rockefeller Plaza, New York, New York 10020.

         The Company's objective is to increase shareholder value and its Funds from Operations through prudent management of its real estate assets and opportunistic investments. The Company intends to capitalize on its status as a publicly-traded real estate investment company to access capital at a lower cost and to take immediate advantage of the significant opportunities to make net lease and other investments at attractive returns. The Company expects to evaluate a number of different opportunities and to pursue the most attractive based upon its analysis of the risk/return tradeoffs.

         The Company is a dynamic, growth-oriented organization which intends to acquire additional net leased properties and make additional opportunistic investments utilizing the core competencies of the Company's management (which include in-depth credit analysis, asset valuation and creative structuring). The Company also intends to optimize its existing portfolio through the expansion of existing properties and strategic property sales. As a perpetual life, growth-oriented company, the Company will continue to own Properties as long as it believes ownership helps attain the Company's objectives. See "BUSINESS AND PROPERTIES."

         The Manager provides both strategic and day-to-day management for the Company, including research, investment analysis, acquisition and development services, asset management, capital funding services, disposition of assets and administrative services. The Manager has dedicated senior executives in each area of its organization so that the Company functions as a fully integrated operating company.

         The Board of Directors monitors the performance of the Manager. The Board consists of ten members, including five directors who are not employees of the Company or the Manager. Initially, the Directors were appointed by the Manager and thereafter will be elected by holders of Listed Shares. For the background of the individuals responsible for the management of the Company and a more detailed description of the responsibilities of the Manager, please see the "MANAGEMENT" section of this Prospectus. For more information on fees payable to the Manager or its Affiliates, please see the "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNER AND MANAGER" section of this Prospectus.


                                 USE OF PROCEEDS

         This Prospectus relates to the Company's Listed Shares which may be offered and issued by the Company from time to time in the acquisition of real estate or other investments. Other than any real estate or other interests acquired, there will be no proceeds to the Company from the issuance or sale of any of the Shares offered hereby. The Company will bear all expenses of the offering.


                      MARKET FOR REGISTRANT'S LISTED SHARES

         The Listed Shares are traded on the New York Stock Exchange under the symbol "CDC". Trading of Listed Shares began on January 21, 1998. The following table presents the high and low sales prices for the period reflected. On April 15, 1998, the high and low sales prices were $20.25 and $20.56, respectively.

                                                  Low                      High
                                                  ---                      ----
January 21 - June 10, 1998                      $20.13                    $22.94


                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company on a consolidated pro forma basis for the Company and on a combined historical basis in thousands as of December 31, 1997.

                                                                                Pro Forma
                                                      Combined                Consolidated
Mortgage notes payable                           $         182,718         $          182,718
Notes payable to affiliate                                     200                        200
Notes payable                                               24,709                     24,709
Partners' capital                                          300,888                    505,423
                                                 -----------------         ------------------
     Total capitalization                        $         523,420         $          725,858
                                                 =================         ==================


                     SELECTED COMBINED FINANCIAL INFORMATION

         The following table sets forth selected combined operating and balance sheet information on a combined historical basis, for the CPA(R) Partnerships. The following information should be read in conjunction with the financial statements and notes thereto for the Company included elsewhere herein. The combined historical operating and balance sheet information of the CPA(R) Partnerships as of December 31, 1995, 1996, and 1997, and for the years ended December 31, 1994, 1995, 1996, and 1997 have been derived from the historical Combined Financial Statements audited by Coopers & Lybrand L.L.P., independent accountants. The combined historical operating information for the year ended December 31, 1993 and the historical balance sheet information as of December 31, 1993 and 1994, have been derived from the unaudited combined financial statements of the Company.

(in thousands)

OPERATING DATA                                        1993           1994           1995          1996         1997
                                                      ----           ----           ----          ----         ----

Revenues                                            $109,027       $109,137      $107,946       $102,731      $ 98,347
Income before extraordinary items                     33,790         38,456        49,363         45,547        40,561
Distributions                                         50,638         35,589        57,216         34,173        43,620
Cash provided by operating activities                 45,673         45,131        63,276         50,983        49,904
Cash provided by (used in) investing
    activities                                        21,051         37,136        24,327         19,545          (863)
Cash used in financing activities                    (66,071)       (70,045)     (105,578)       (69,686)      (59,008)

BALANCE SHEET DATA

Real estate, net (1)                                 345,199        330,671       301,505        271,660       240,498
Investment in direct financing leases                260,663        244,746       218,922        215,310       216,761
Total assets                                         679,284        659,047       582,324        544,728       523,420
Mortgages and notes payable                          358,768        325,886       274,737        227,548       207,627
Long-term obligations (2)                            322,539        284,291       233,300        187,414       150,907

(1) Real estate leased to others accounted for under the operating method and operating real estate, net of accumulated depreciation.

(2)      Represents mortgage and note obligations due after more than one year.

                             ACQUISITION OF KEYSTONE

Description of Acquisition

         The Company has acquired all of the stock of Keystone Capital Company, Inc. ("Keystone"), a privately held Washington corporation, in exchange for 710,000 Shares. Additional Shares may also be issued as described below. The sole asset of Keystone is a property (the "Eagle Hardware Property") in Bellevue, Washington, net leased to Eagle Hardware & Garden, Inc. ("Eagle Hardware") a company whose stock and debentures are traded in the over-the-counter market on the NASDAQ National Market System. The property includes approximately 8.4 acres of land improved with a 154,880 square foot retail store operated as an Eagle Hardware & Garden store. The Eagle Hardware Property is suitable and adequate for the operation of a retail store. The cost of the improvements on the Eagle Hardware Property will be depreciated for tax purposes over a 40-year period on a straight-line basis.


Description of the Lease

         General

         The Eagle Hardware Property is subject to a net lease (the "Eagle Lease") with Eagle Hardware pursuant to which Eagle Hardware is responsible for all expenses of occupancy of the Eagle Hardware Property including the payment of all taxes, insurance premiums, maintenance and repair costs. Eagle Hardware is obligated to maintain the Eagle Hardware Property in good repair and condition. In the opinion of management of the Company, the Eagle Hardware Property is adequately covered by insurance.

         Term

         The term of the Eagle Lease runs through August, 2017. The Eagle Lease includes no renewal terms.

         Rent

         The Eagle Lease requires Eagle Hardware to pay annual basic rent of $1,057,665. The rent is payable monthly and is subject to adjustment at the end of each lease year in an amount corresponding to the percentage increase in the Seattle Urban Consumer Price Index.

         In addition, Eagle Hardware is required to pay additional rent in an amount equal to 1.5% of the amount by which gross sales at the Eagle Hardware Property exceed the levels described below in the corresponding lease year.

             Sales Level
            (in millions)                         Lease Year Ended
                 $26                                 8/99 - 8/01
                  27                                 8/02 - 8/04
                  28                                 8/05 - 8/07
                  29                                 8/08 - 8/10
                  30                                 8/11 - 8/17


For the lease years ending in September, 1995, 1996 and 1997, Eagle Hardware paid additional rent of $254,185, $217,775 and $295,300 respectively.

Additional Consideration

         The Company has agreed to pay to the shareholders of Keystone additional consideration in the form of additional Shares. If Eagle Hardware's cumulative sales during any consecutive four quarters equals or exceeds the amounts specified below, the Company will issue the following additional Shares:

        Sales (millions)                       Additional Shares
                $50                                 17,500
               52.5                                 11,250
                 55                                 11,250
               57.5                                 10,000
                                                    ------
                                                    50,000


The issuance of the additional Shares is cumulative and in no event shall the Company issue more than 50,000 additional Shares.


Description of Eagle Hardware

         Eagle Hardware considers itself to be a leading operator of customer-friendly home improvement centers in the western United States. Eagle Hardware has 32 stores with approximately 4.1 million square feet of selling space.

         Financial statements of Eagle Hardware are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Eagle Hardware over the last three years:

                                        52 WEEKS ENDED                52 WEEKS ENDED               52 WEEKS ENDED
                                       JANUARY 26, 1996              JANUARY 31, 1997             JANUARY 30, 1998
                                       ----------------              ----------------             ----------------

RESULTS OF  OPERATIONS  DATA
(IN THOUSANDS)

Net Sales                                 $615,674                       $760,963                     $971,488
Gross Margin                               165,809                        211,580                      273,352
Net Income                                  11,335                         21,737                       29,916


BALANCE SHEET DATA (IN THOUSANDS)

Working Capital                             55,391                        143,351                      172,605
Total Assets                               366,567                        519,385                      601,655
Total Debt                                 136,042                        108,416                      145,836
Shareholders' Equity                       155,601                        304,843                      336,537



                               RECENT DEVELOPMENTS

America West Property

         On February 18, 1998, the Company and an unaffiliated limited liability company, AWHQ LLC, with 80% and 20% interests, respectively, as tenants-in-common, acquired land in Tempe, Arizona upon which a nine-story 225,000 square foot office building with an attached parking garage is to be constructed pursuant to construction agency and net lease agreements with American West Holdings Corporation ("America West"). Total acquisition and project costs are estimated to be approximately $37,000,000. America West has the obligation for any costs in excess of such amount necessary to complete the project.

         During the construction period, America West will pay monthly rent based on the weighted average amount advanced for project costs. The lease provides for an initial term of 15 years with two five-year renewal terms commencing May 1, 1999. Annual rent will initially be equal to total project costs multiplied by 9.2%. Rent increases are scheduled for May 2003 and every five-years thereafter, on a formula indexed to increases in the Consumer Price Index ("CPI"), with each increase capped at 11.77%.

         The lease provides America West with purchase options to purchase the property at the end of the tenth lease year of the initial term and the end of the initial term at an option price equal to the greater of fair market value as affected and encumbered by the lease or the Company's and AWHQ LLC's project costs for the property.

Federal Express Property

         On March 17, 1998, the Company acquired approximately 46 acres of land in Collierville, Tennessee upon which four office buildings totaling up to 400,000 square feet are being constructed. At the end of the construction period, the buildings will be occupied by Federal Express Corporation ("Federal Express") pursuant to a master net lease.

         In connection with the acquisition of the land, the Company entered into a lease agreement with FEEC II, L.P. ("FEEC") which in turn is the sublessor to Federal Express. The lease between the Company and FEEC provides for a development period term ending on the earlier of the completion of the project or November 30, 1999 followed by twenty-year initial term.

         The FEEC lease grants the Company an exclusive option to acquire FEEC's leasehold estate in the Federal Express net lease, as lessor, with such option exercisable at any time after the end of the development period. The option price will be based on a formula indexed to Federal Express' annual rent under its lease with FEEC less all amounts previously advanced by the Company to FEEC for project costs. The Company expects that the total cost will not exceed $77,000,000. The Company intends to exercise its option at the earliest practicable date and at such time will assume the Federal Express lease.

         Federal Express' initial annual rent will be based on the actual costs necessary to complete the build-to-suit project with such rent capped at $6,628,000. Rent increases are scheduled annually and are indexed to increases in the CPI with annual increases limited to 1.7%. The Federal Express lease provides for an initial term of 20 years with two ten-year renewal terms at the option of the lessee.

Acquisition of seven Properties located in Texas, leased to various Tenants

         General

                  On June 15, 1998, Carey Diversified LLC (the "Company"), through a limited partnership wholly owned by the Company (the "Subsidiary"), intends to purchase from J. Andrew Billipp and entities owned or controlled by said J. Andrew Billipp ("Sellers") (a) an office, warehouse, research and development facility containing approximately 91,800 square feet rentable area and located at 505 Forge River Road, Webster, Texas and at 17155 Feather Craft Lane, Webster, Texas (the "Bay Terrace I Facility"), (b) an office, research and technical facility containing approximately 108,578 square feet rentable area and located at 555 Forge River Road, Webster, Texas (the "Bay Terrace II Facility") and (c) a retail center containing approximately 29,785 square feet rentable area and located at 2422 Bay Area Boulevard in Houston, Texas (the "Sears/Bike Barn Facility"), (d) an office and service center facility containing approximately 49,640 square feet rentable area and located at 500 Century Plaza Drive, Houston, Texas (the "Century V Facility"), (e) office and warehouse facilities containing approximately 57,445 square feet rentable area in two buildings located at 611 Lockhaven Drive and 621 Lockhaven Drive, Houston, Texas (the "Lockhaven Facility"), (f) a 2 acre parcel of land adjacent to the Lockhaven Facility (the "Woodham Facility") and (g) a warehouse facility containing approximately 10,960 square feet rentable area and located at 16834 Titan Drive, Houston, Texas (the "Titan Facility", and together with the Bay Terrace I Facility, the Bay Terrace II Facility, the Sear Bike Barn Facility, the Century V Facility, the Lockhaven Facility and the Woodham Facility, collectively the

"Billipp Facilities"). The Billipp Facilities are suitable and adequate for their intended use. The cost of the Billipp Facilities will be depreciated over a _______- year period on a ________ basis.

                  Concurrently with the acquisition of the Billipp Facilities by the Subsidiary, Sellers shall assign to the Subsidiary all their rights, title and interests in the sixteen (16) leases (the "Billipp Leases") with Caleb Brett U.S.A., Inc., United Space Alliance, Lockheed Martin Corp. (2 leases), Johnson Engineering Corporation, Sears Roebuck and Co., Bike Barn Inc., Adpex, Inc., Chrysler Corporation, Adaptive Controls (2 leases), Work Ready, Inc., The Terminix International Company, L.P., Continental Airlines, Inc. and Honeywell, Inc. (2 leases), as tenants (the "Billipp Tenants"), for the Billipp Facilities. Material terms of the Billipp Leases are described below.

Purchase Terms

                  The cost to the Company of acquiring the Billipp Facilities, including the Acquisition Fee payable to an Affiliate of the Advisor, is $24,750,000, which amount is less than the leased fee Appraised Value of the Billipp Facilities. An Acquisition Fee of $750,000 will be paid to W. P. Carey & Co., Inc., an Affiliate of the Advisor. The purchase price will be paid with cash (approximately $6,888,000), 62,475 CD Shares, valued at $1,311,966 and assumption of approximately $15,109,000.


Description of the Billipp Leases

         General

                  The leases encumbering the Bay Terrace I Facility, the Bay Terrace II Facility, the Sears Bike Barn Facility and the Woodham Facility (collectively the "Net Lease Facilities") are net leases. The tenants of the Net Lease Facilities will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Net Lease Facilities, except for the Company's debt service and income taxes.

                  The leases encumbering the Century V Facility, the Titan Facility and the Lockhaven Facility are not net leases. Except for the Company's debt service and income taxes, the tenants under these leases will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the respective facility with an expense stop which is calculated per square foot of rentable area.

         In the opinion of the management of the Company, the Billipp Facilities will be adequately covered by insurance.

         Term

     The original terms of the Billipp Leases range between three and ten years with expiration dates between March 30, 1999 and September 30, 2006.

         Rent

                  The current aggregate monthly base rent for the Billipp Facilities is $220,080.83, payable monthly in advance.


Description of Financing

                  Upon the completion of the transaction, the Company will assume debt in the aggregate amount of approximately $15,109,000 at interest rates between 7.75% per annum and 10.5% per annum, approximately $4,818,000 of which will be paid off at, or shortly after the closing.


Credit Agreement

         On March 26, 1998, the Company obtained a line of credit of $150,000,000 pursuant to a revolving credit agreement with The Chase Manhattan Bank. The revolving credit agreement has a term of three years.

         Advances from the line of credit must be for at least $3,000,000 and in multiples of $500,000 for any single advance. Advances made will bear interest at an annual rate of either (i) the one, two, three or six-month LIBOR Rate, as defined, plus a spread which ranges from 0.6% to 1.45% depending on leverage or corporate credit rating or (ii) the greater of the bank's Prime Rate and the Federal Funds Effective Rate, plus .50%, plus a spread ranging from 0% to .125% depending upon the Company's leverage. In addition, the Company will pay a fee
(a) ranging between 0.15% and 0.20% per annum of the unused portion of the credit facility, depending on the Company's leverage, if no minimum credit rating for the Company is in effect or (b) equal to .15% of the total commitment amount, if the Company has obtained a certain minimum credit rating.

         The revolving credit agreement has financial covenants that require the Company to (i) maintain minimum equity value of $400,000,000 plus 85% of amounts received by the Company as proceeds from the issuance of equity interests and
(ii) meet or exceed certain operating and coverage ratios. Such operating and coverage ratios include, but are not limited to, (a) ratios of earnings before interest, taxes, depreciation and amortization to fixed charges for interest and
(b) ratios of net operating income, as defined, to interest expense.

         The Company has drawn $55,000,000 from the line of credit to pay off existing debt.


Redemption of Subsidiary Partnership Units

         In April 1998, the Board of Directors of the Company approved a plan to redeem the outstanding Subsidiary Partnership Units. The Subsidiary Partnership Units will be redeemed as soon as practicable after June 30, 1998. Holders of Subsidiary Partnership Units will receive cash in an amount equal to the value of their Subsidiary Partnership Units. The redemption price of the Subsidiary Partnership Units will be based on the appraised value of the real estate owned by each of the Subsidiary Partnerships as of June 30, 1998. The redemption plan is consistent with the terms of the Subsidiary Partnership Units and will result in the termination of all the Subsidiary Partnership Unitholders interests in the Company and the Subsidiary Partnership.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

         Carey Diversified LLC ("Carey Diversified" or the "Company") which commenced public trading on the New York Stock Exchange on January 21, 1998 was organized to combine and continue the business of the nine Corporate Property Associates real estate limited partnerships. The Partnerships own and manage a diverse portfolio of real properties, generally leased to corporate tenants pursuant to long-term net leases. With the Consolidation of the nine CPA(R) Partnerships into Carey Diversified, effective January 1, 1998, the Company will use the corporate finance, asset valuation and structuring capabilities of its management team to expand the existing net lease Partnership portfolio and to use such expertise, as appropriate, to engage in new lines of business.

         From 1979 through 1991, the CPA(R) Partnerships raised approximately $400 million of equity through public offerings of Limited Partnership Units. Each CPA(R) Partnership was structured so that holders of limited partnership units anticipated a return of their investment over the finite life of the Partnership with a disposition strategy that included the sale of assets and liquidation of the Partnership. Accordingly, each CPA(R) Partnership was structured so that there would be no additional raising of equity after the initial offering, nor, after a defined period, reinvestment of sales proceeds in new properties.

         This structure restricted the ability of a CPA(R) Partnership to increase its asset base after the investment of offering proceeds was completed. As a Partnership disposed of a property, its asset base and income from continuing operations would decrease. Further, the stated objective of a Partnership was to use its cash flow to pay distributions at an increasing rate rather than for reinvestment. In contrast, the Company is an infinite life entity that has the ability to raise additional equity capital either through public stock or debt offerings or by exchanging shares in the Company to acquire properties. Management will have greater flexibility in evaluating whether shareholder value will better benefit from the reinvestment of a portion of its cash flow in acquiring properties or in increasing its rate of distributions. The historical results of operations described below may not reflect future operating results because the flexibility to pursue strategies to increase the Company's asset base was not possible under the constraints of the finite life and static structure of the CPA(R) Partnerships.

         Limited Partners in the CPA(R) Partnerships that elected to receive Listed Shares in the Company in exchange for Limited Partnership Units were issued 23,225,967 Listed Shares on the effective date. The listing of the Listed Shares on the New York Stock Exchange provides the holders thereof with liquidity. The allocation of Listed Shares was based on Total Exchange Value as determined pursuant to an independent valuation.

RESULTS OF OPERATIONS

         Net income for the year ended December 31, 1997 decreased by $4,734,000 as compared with net income for the year ended December 31, 1996. The decrease was due to increases in general and administrative and property expenses, property writedowns, a decrease in earnings from the Company's hotel operations and a decrease in gains on asset dispositions. The effect of these items was partially offset by an increase in other income and decreases in interest expense and depreciation. Lease revenues (rental income and interest income from direct financing leases) were substantially unchanged.

         The increase in general and administrative costs was primarily the result of administrative costs incurred in connection with the evaluation of Partnership liquidity alternatives and the structuring of the Consolidation. The increase in property expenses reflected (i) higher management fees, determined in accordance with the Agreement of Partnership of each CPA(R) Partnership, (ii) increased legal fees as a result of the CPA(R) Partnerships seeking to preserve its interests in both existing bankruptcy claims against former and current lessees and disputes with current lessees, (iii) leasing commissions paid to brokers in the remarketing of properties, (iv) operating costs for those properties that are not subject to net leases and (v) charges incurred in connection with evaluating reserves for uncollected rent. The increase in property writedowns reflected the writedown of a property held for sale pursuant to the exercise of a purchase option to an amount equal to the estimated proceeds to be received on sale and the evaluation of the fair value on two other properties during the year. A full year's lease revenues from leases with Sports & Recreation, Inc. and Excel Communications, Inc., an increase by the United States Postal Service for space leased at the property in Bloomingdale, Illinois from 34% to 52% of such leasable space, the benefit from the 1996 lease modification and extension agreement with Hughes Markets, inc. and several rent increases, generally based on formulas indexed to increases in the Consumer Price Index, offset the reduction in lease revenues resulting from the sale of properties in 1996 and the expiration of the Advanced System Applications lease at the Bloomingdale property.

         The decrease in earnings from hotel operations resulted from the disposition of two hotel properties in 1996 as earnings for the three remaining hotels operated by the Company and located in Alpena, Petoskey and Livonia, Michigan increased in 1997. For the three remaining hotels, operating earnings increased by more than $400,000, or approximately 12%, as a result of a 3.5% increase in revenues with no change in operating expenses. The increase in revenues reflect moderate increases in both overall occupancy and average room rates. Other income included $2,467,000, received as distributions in bankruptcy claims from former tenants and equity income of $2,076,000 including $1,472,000 from the Company's equity interest in the operating partnership of American General Hospitality Corporation, a publicly traded real estate investment trust specializing in hotel properties. The decrease in interest expense was the result of decreasing mortgage balances resulting from both prepayments and scheduled amortizing payments of mortgage principal. The decrease in depreciation was due to the disposition of properties in both 1997 and 1996.

         Net income for the year ended December 31, 1996 decreased by $7,275,000 as compared with the year ended December 31, 1995, Several nonrecurring items, however, are reflected in the results for 1995 including $3,207,000 of extraordinary gains from the extinguishments of mortgage debt and a gain of $11,499,000 on the settlement of a dispute with The Leslie Fay Company. Excluding extraordinary items and other gains for the comparable years, income (including the effect of minority interest) would have reflected an increase in earnings of $7,173,000 for 1996. The increase in income, as adjusted, was the result of lower interest, depreciation and general and administrative expenses, and a higher level of property writedowns in 1995 as compared with 1996 and was partially offset by lower hotel earnings. Lease revenues decreased by approximately 2%, primarily due to the sale of properties.

         The decrease in interest expense was due to the prepayment of several mortgages in both 1995 and 1996 and the continuing amortization of the Company's mortgage debt. The decrease in depreciation reflected the effect of property sales, while the decrease in general and administrative expenses was due to costs incurred in 1995 for state taxes and nonrecurring costs related to the relocation of the CPA(R) Partnerships' offices. The property writedown in 1996 related to the hotel in Rapid City, South Dakota and establishing its fair value at an amount equal to its anticipated sales price. Hotel earnings decreased by $1,058,000 reflecting the exchange of the Kenner, Louisiana Holiday Inn New Orleans Airport for units in the operating partnership of American General Hospitality in July 1996 and the sale of the Rapid City Holiday Inn in October 1996. Hotel earnings at the three remaining hotels increased with such increases ranging from 7% to 13%.

         The Company exchanged its ownership interests in the Kenner hotel for 960,672 units of the American General Hospitality operating partnership. Management's expectation was that the exchange would eliminate the uncertainty and fluctuation in cash flow related to operating a single hotel by a CPA(R) Partnership as the operating partnership owns a diversified portfolio of hotel properties and continues to acquire properties. The Company has the right to exchange its units on a one-for-one basis for shares of American General Hospitality common stock. While conversion of units to shares would be taxable to holders of Listed Shares, the shares would be freely transferable on conversion. The quoted market value of a share of common stock at December 31, 1997 was $26 3/4 resulting in an aggregate value as of that date of approximately $25,700,000, if converted.

         Gains realized in 1996 included a gain of $4,408,000 on the sale of a warehouse property in Hodgkins, Illinois leased to GATX Logistics, Inc., as well as the sale of the Rapid City hotel. Management sold the Rapid City property, after concluding that the cost of upgrading the hotel to meet the core modernization plan of Holiday Inn and retain the Holiday Inn affiliation would not provide an adequate return on the additional investment. Revenues and profitability of the Rapid City operation were expected to decrease from any change in hotel chain affiliations.

         Lease revenues of the Company are expected to decrease in 1998 as a result of the expiration of a lease in June 1997 with Advanced System Applications, the termination of the Gould, Inc. lease in November 1997 granted in exchange for a settlement payment by Gould and the expiration of a lease with Hughes, in April 1998. While revenue from these lessees represented approximately 12% of 1997 lease revenues, both the Hughes and Advanced System Applications lease had been renegotiated in prior years at rents substantially in excess of market rates. The Hughes lease provided for a final rental payment of $3,500,000 which the Company had initially anticipated as being needed for retrofitting the special purpose property and remarketing costs. Because the Company has entered into a lease with Copeland Beverage Group for that property which will go into effect when Hughes Markets vacates, the Company will not need to use the final payment from Hughes as initially anticipated. In addition, the annual rent from the Copeland Beverage lease will approximate the rents received from Hughes prior to the two-year extension term. Advanced System Applications renegotiated its lease in 1994 in order to allow it to complete its lease obligation in 1997 rather than 2003. The rents paid during this abbreviated term were intended to provide the Company with a significant proportion of the rents that would have been due over the remainder of the original term. A portion of the increased rents were used to amortize fully the loan on the Bloomingdale property so that the carrying costs of the property do not include any debt service obligations. The Company is remarketing the remaining leasable space. Although the Gould lease was originally scheduled to expire in August 1999, the Company permitted an early termination in consideration for a lump sum payment approximately of $1,830,000, received in January 1998, representing approximately 80% of remaining rents for what would have been the remaining lease term. Lockheed Martin Corporation has entered into a lease for a portion of the vacated space. While it will be a challenge to fully replace the rents from Hughes, Advanced System Applications and Gould, these transactions reflected agreements that were negotiated for increased rents and/or lump sum settlement amounts. Since January 1, 1998, the Company has entered into net leases with America West Holdings Corporation for a new corporate headquarters in Tempe, Arizona and Federal Express Corporation for an office building complex in Collierville, Tennessee. When these build-to-suit projects are completed, they are expected to provide annual rents of up to $10,000,000. As described in the overview, the use of resources to build the asset base is a direct result of the Consolidation. Several lessees have purchase options that are exercisable over the next several years. The Company will now have the option of investing the proceeds from any such sales in new properties.

         In connection with the Consolidation, the operations of the Livonia, Michigan hotel and related license and franchise agreements have been transferred to an affiliate, Livho, Inc. in 1998. Based on Management's analysis, retaining direct control of the Livonia hotel could have adverse tax consequences for holders of Listed Shares under the qualification regulations for publicly-traded partnerships. The lease with Livho will initially provide annual rent of $2,348,000.

         The expense structure of the Company may be expected to change as a result of the Consolidation. There were certain costs in maintaining nine publicly-registered real estate limited partnerships that mitigated against any benefit that could be achieved from economies of scale. Such benefits are more likely to be available to the Company in the future. Certain of these efficiencies will not be realized until the interests of the Subsidiary Partnership Unitholders in the CPA(R) Partnerships are liquidated.

         Because of the long-term nature of the Company's net leases, inflation and changing prices should not unfavorably affect the Company's revenues and net income or have an impact on the continuing operations of the Company's properties. The Company's net leases have rent increases based on the Consumer Price Index and may have caps on such CPI increases, or sales overrides, which should increase operating revenues in the future. The moderate increases in the CPI over the past several years will affect the rate of such future rent increases. Management believes that hotel operations will not be significantly impacted by changing prices. In addition, Management believes that reasonable increases in hotel operating costs may be partially or entirely offset by increases in room rates.

LIQUIDITY AND CAPITAL RESOURCES

         The CPA(R) Partnerships' portfolio of properties was acquired with funds from the offering of each Partnership and with financing provided by limited recourse mortgage debt. Cash flow from operations was used to pay scheduled principal payment obligations on the mortgage debt and to fund quarterly distribution to partners, generally at an increasing rate each quarter. Net proceeds from the sale of assets and lump sums received from disputes or bankruptcy claims were used, after reviewing the adequacy of cash reserves, to pay off high rate mortgage debt or to fund special distributions to partners.

         While the Company will initially distribute a significant portion of its cash flow to shareholders, Management will have the ability to evaluate whether a greater return may be realized by reinvesting any available excess cash flow, rather than increasing the rate of distributions. The Company will have more flexibility in structuring its debt as well. The Company may use non-amortizing and unsecured debt to lower debt service levels. On March 26, 1998, the Company entered into a three year revolving credit agreement which provides the Company with a line of credit of $150,000,000. The Company initially expects to use the funds available under the line of credit to fund acquisitions and build-to-suit projects and to pay off higher interest and/or maturing debt. The use of unsecured financing will require the Company to meet financial covenant requirements. Such requirements generally include maintaining defined net worth levels and operating cash flow and interest coverage ratios.

         The Company expects to meet its short-term liquidity requirements, including general and administrative and property expenses, scheduled principal payment installment obligations and distribution objectives from cash generated from operations and from existing cash balances. The CPA(R) Partnerships maintained working capital reserves in order to fund their nonrecurring needs, including capital improvements and maturing debt. The CPA(R) Partnerships cash balance at December 31, 1997 was $18,586,000. Such cash balance may decrease in the future as the Company might have the opportunity to use lines of credit to supplement cash flow from operations to fund short-term liquidity and working capital reserve needs. Since March 26,

1998, the Company has used $55,000,000 from its newly acquired line of credit to satisfy outstanding mortgage and note payable principal balances on higher interest debt.

         The Company's cash balance decreased by $9,967,000 primarily as a result of paying the CPA(R) Partnerships' distributions of $9,730,000 in December 1997, that were intended to adjust the net assets of each CPA(R) Partnership to conform with the estimate of Total Exchange Value, as specified in the Consent Solicitation Statement/Prospectus. Without such distribution, cash balances would have been unchanged from the prior year. Cash flow from operations of $49,559,000 was sufficient to fund payment of four quarterly distributions in January, April, July and October 1997, totaling $33,890,000, scheduled principal installments of $8,166,000, debt prepayments of $6,699,000 and a portion of additional capital costs, primarily at the hotel properties of $1,955,000. Other mortgage prepayments of $12,700,000 were paid off by acquiring new limited recourse mortgage financing on the same properties. Mortgages were refinanced based on the opportunity to lower interest rates, and, therefore, debt service requirements.

         The Company expects to have the opportunity to raise additional equity capital through public offerings of shares or the issuance of shares in exchange for properties. The Company is also adopting a dividend reinvestment and share purchase plan which may allow the Company to raise additional capital at little or no cost.

         The Company's management company has responsibility for maintaining the Company's books and records. An affiliate of the management company services the computer systems used in maintaining such books and records. In its preliminary assessment of Year 2000 issues, the affiliate believes that such issues will not have a material effect on the Company's operations, however such assessment has not been completed. The Company relies on its bank and transfer agent for certain computer-related services and has initiated discussions to determine whether they are addressing Year 2000 issues that might affect the Company.

         In June 1997, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in full set general purpose financial statements. SFAS No. 131 establishes accounting standards for the way that public business enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 130 and SFAS No. 131 are required to be adopted in 1998. The Company is currently evaluating the impact, if any, of SFAS No. 130 and SFAS 131.


                             BUSINESS AND PROPERTIES

         The Company (or their representatives) from time to time may make or may have made certain forward-looking statements, whether orally or in writing, including, without limitation, statements in this Prospectus and otherwise, regarding the business plan of the Company, estimates of future cash flows of the Company, the types of investments to be made by the Company and hypothetical distribution and returns to Unitholders. Such statements are qualified in their entirety by reference to, and are accompanied by, the factors disclosed under the heading "RISK FACTORS." Such factors could cause actual results to differ materially from those projected in such forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

THE COMPANY'S BUSINESS

         The Company's objective is to increase shareholder value and its Funds from Operations through prudent management of its real estate assets and opportunistic investments. The Company intends to capitalize on its status as a publicly-traded real estate investment company to take immediate advantage of the significant opportunities to make net lease and other investments at attractive returns. The Company expects to evaluate a number of different opportunities in a variety of property types and geographic locations and to pursue the most attractive based upon its analysis of the risk/return tradeoffs.

         The Company presently intends to:

- Seek additional investment and other opportunities that leverage core management skills (which include in-depth credit analysis, asset valuation and sophisticated structuring techniques);

- optimize the current portfolio of properties through expansion of existing properties, timely dispositions and favorable lease modifications;

- utilize its enhanced size and access to capital to refinance existing debt; and

-        increase the Company's access to capital.

         The Company is a perpetual life, growth-oriented company and, therefore, will continue to own properties as long as it believes ownership helps attain the Company's objectives. The Board of Directors will have the ability to change investment financing, distribution and other policies of the Company without the consent of the Shareholders.

MANAGEMENT OF THE COMPANY

         The Manager provides both strategic and day-to-day management for the Company, including research, investment analysis, acquisition and development services, asset management, capital funding services, disposition of assets and administrative services. The Manager has dedicated senior executives in each area of its organization so that the Company will function as a fully integrated operating company.

ACQUISITION STRATEGIES

         The Manager has a well-developed process with established procedures and systems for acquiring net leased property. As a result of its reputation and experience in the industry and the contacts maintained by its professionals, the Manager has a presence in the net lease market that has provided it with the opportunity to invest in a significant number of transactions on an ongoing basis. The Company seeks to utilize the Manager's presence in the net lease market to acquire additional properties in transactions with both new and current tenants. In evaluating opportunities for the Company, the Manager carefully examines the credit, management and other attributes of the tenant and the importance of the property under consideration to the tenant's operations. Careful credit analysis is a crucial aspect of every transaction. The Company believes that the Manager has one of the most extensive underwriting processes in the industry and has an experienced staff of professionals involved with underwriting transactions. The Manager seeks to identify those prospective tenants whose creditworthiness is likely to improve over time. The Company believes that the experience of its management in structuring sale-leaseback transactions to meet the needs of a prospective tenant enables the Manager to obtain a higher return for a given level of risk than would typically be available by purchasing a property subject to an existing lease.

         The Manager's strategy in structuring its net lease investments for the Company is to:

         (i) combine the stability and security of long-term lease payments, including rent increases, with the appreciation potential inherent in the ownership of real estate;

         (ii)     enhance current returns by utilizing varied lease structures;

         (iii) reduce credit risk by diversifying its investments by tenant, type of facility, geographic location and tenant industry; and

         (iv) increase potential returns by obtaining equity enhancements from the tenant when possible, such as warrants to purchase tenant common stock.

FINANCING STRATEGIES

         Consistent with its investment policies, the Company intends to use leverage when available on favorable terms. The Company plans to have in place a credit facility, which it intends to use primarily to acquire additional properties and refinance existing debt. The Manager will continually seek opportunities and consider alternative financing techniques to refinance debt, reduce interest expense or improve its capital structure.

TRANSACTION ORIGINATION

         In analyzing potential acquisitions, the Manager reviews and structures many aspects of a transaction, including the tenant, the real estate and the lease, to determine whether a potential acquisition can be structured to satisfy the Company's acquisition criteria. The aspects of a transaction which are reviewed and structured by the Manager include the following:

         - Tenant Evaluation. The Manager subjects each potential tenant to an extensive evaluation of its credit, management, position within its industry, operating history and profitability. The Manager seeks tenants it believes will have stable or improving credit. By leasing properties to such tenants, the Company can generally charge rent that is higher than the rent charged to tenants with recognized credit and, thereby, enhance its current return from such properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant's credit does improve, the value of the Company's properties leased to such tenants will likely increase (if all other factors affecting value remain unchanged). The Manager may also seek to enhance the likelihood of a tenant's lease obligations being satisfied, such as through a letter of credit or a guaranty of lease obligations from the tenant's corporate parent. Such credit enhancement provides the Company with additional financial security.

         - Leases with Increasing Rents. The Manager seeks to include clauses in the Company's leases that provide for increases in rent over the term of the leases. These increases are generally tied to increases in certain indices such as the consumer price index, in the case of retail stores participation in gross sales above a stated level, mandated rental increases on specific dates and by other methods. The Company seeks to avoid entering into leases that provide for contractual reductions in rents during their primary term.

         - Properties Important to Tenant Operations. The Manager, on behalf of the Company, generally seeks to acquire properties with operations that are essential or important to the ongoing operations of the tenant. The Company believes that such properties provide better protection in the event that a tenant files for bankruptcy, because leases on properties essential or important to the operations of a bankrupt tenant are less likely to be rejected and, thereby, terminated by a bankrupt tenant. The Manager also seeks to assess the income, cash flow and profitability of the business conducted at the property, so that, if the tenant is unable to operate its business, the Company can either continue operating the business conducted at the property or re-lease the property to another entity in the industry which can operate the property profitably.

         - Lease Provisions that Enhance and Protect Value. When appropriate, the Manager attempts to include provisions in the Company's leases that require the Company's consent to certain tenant activity or require the tenant to satisfy certain operating tests. These provisions include, for example, operational and financial covenants of the tenant, prohibitions on a change in control of the tenant and indemnification from the tenant against environmental and other contingent liabilities. Including these provisions in its leases enables the Company to protect its investment from changes in the operating and financial characteristics of a tenant that may impact its ability to satisfy its obligations to the Company or could reduce the value of the Company's Properties.

         - Diversification. The Manager attempts to diversify the Company's portfolio of properties to avoid dependence on any one particular tenant, type of facility, geographic location and tenant industry. By diversifying its portfolio, the Company reduces the adverse effect on the Company of a single underperforming investment or a downturn in any particular industry.

         The Manager employs a variety of other strategies and practices in connection with the Company's acquisitions. These strategies include attempting to obtain equity enhancements in connection with transactions. Typically, such equity enhancements involve warrants to purchase stock of the tenant to which the property is leased or the stock of the parent of the tenant. In certain instances, the Company grants to the tenant a right to purchase the property leased by the tenant, but generally the option purchase price will be not less than the fair market value of the property. The Manager's practices include performing evaluations of the physical condition of properties and performing environmental surveys in an attempt to determine potential environmental liabilities associated with a property prior to its acquisition.

ACQUISITION AND UNDERWRITING PROCESS

         The Manager's Acquisition and Asset Management Department has the primary responsibility for the origination and negotiation of acquisitions of properties. Members of this Department will identify potential acquisitions and conduct negotiations with sellers and tenants. Members of the Acquisition and Asset Management Department generally structure the terms of any financing the Company may use to acquire a property.

         As a transaction is structured, it is evaluated by the Chairman of the Investment Committee with respect to the potential tenant's credit, business prospects, position within its industry and other characteristics important to the long-term value of the property and the capability of the tenant to meet its lease obligations. Before a property is acquired, the transaction is reviewed by the Investment Committee to ensure that it satisfies the Company's investment criteria. Aspects of the transaction that are typically reviewed by the Investment Committee include the expected financial returns, the creditworthiness of the tenant, the real estate characteristics and the lease terms.

         The Investment Committee is not directly involved in originating or negotiating potential acquisitions, but instead functions as a separate and final step in the acquisition process. The Manager places special emphasis on having experienced individuals serve on its Investment Committee and does not invest in a transaction unless it is approved by the Investment Committee.

         The Company believes that the Investment Committee review process gives it a unique, competitive advantage over other unaffiliated net lease companies because of the substantial experience and perspective that the Investment Committee has in evaluating the blend of corporate credit, real estate and lease terms that combine to make an acceptable risk.

         The following people serve on the Investment Committee:

         - George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) Programs for over 16 years.

         - Frank J. Hoenemeyer, Vice Chairman, was formerly Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America. As Chief Investment Officer, Mr. Hoenemeyer was responsible for all of Prudential's investments, including stocks, bonds, private placements, real estate and mortgages.

         - Lawrence R. Klein is Benjamin Franklin Professor of Economics Emeritus at the University of Pennsylvania and its Wharton School. Dr. Klein has been awarded the Alfred Nobel Memorial Prize in Economic Sciences and currently advises various governments and government agencies.

         The Company invests in properties subject to Triple Net Leases (i.e., leases in which the tenant is responsible for real estate taxes and assessments, repairs and maintenance, insurance and other expenses relating to the property and has the duty to restore in case of casualty). However, the Company may, in its discretion, acquire properties subject to leases under which it has more responsibilities than would normally be the case under a Triple Net Lease and may make other investments.

ASSET MANAGEMENT

         The Company believes that effective management of net lease assets is essential to maintain and enhance property values. Important aspects of asset management include restructuring transactions to meet the evolving needs of current tenants, re-leasing properties, refinancing debt, selling properties and knowledge of the bankruptcy process. The Company believes that the Manager's knowledgeable and experienced professionals are well qualified in these areas of asset management.

         The Manager monitors, on an ongoing basis, compliance by tenants with their lease obligations and other factors that could affect the financial performance of any of its Properties. Such monitoring includes receiving assurances that each tenant has paid real estate taxes, assessments and other expenses relating to the Properties it occupies and confirming that appropriate insurance coverage is being maintained by the tenant. The Manager reviews financial statements of its tenants and undertakes regular physical inspections of the condition and maintenance of its Properties. Additionally, the Manager periodically analyzes each tenant's financial condition, the industry in which each tenant operates and each tenant's relative strength in its industry.

PROPERTIES

         As of January 1, 1998, the Company, through its subsidiaries, owned 198 Properties, 191 of which are currently net leased. The following table provides certain information with respect to the Properties.

                                                                                                Property                Property
Lessee                                                      Lease Guarantor                     Location                Type

Santee Dairies, Inc. (2)                                    Hughes Markets                      Los Angeles, CA              1
Dr Pepper Bottling Company of Texas
                                                            Dr Pepper Holdings, Inc.            Irving, TX                   2
                                                                                                Houston, TX                  2

Detroit Diesel Corporation
                                                                                                Detroit, MI                  1
Barnstead Thermolyne Corporation
Ormco Corporation                                           Sybron International Corp.          Dubuque, IA                  1
Erie Scientific Company                                                                         Glendora, CA                 3
Nalge Company                                                                                   Portsmouth, NH               1
Kerr Corporation                                                                                Rochester, NY                1
                                                                                                Romulus, MI                  1

Gibson Greetings, Inc.
                                                                                                Cincinnati, OH               1
                                                                                                Berea, KY                    2

Stoody Deloro Stellite, Inc.
                                                                                                Industry, CA                 1
                                                                                                Goshen, IN                   1

AmerSig Southeast, Inc.
AS Memphis, Inc.                                            Quebecor Printing Inc.              Doraville, GA                1
                                                                                                Olive Branch, MS             1

Furon Company
                                                                                                New Haven, CT                1
                                                                                                Mickleton, NJ                1
                                                                                                Aurora, OH                   1
                                                                                                Mantua, OH                   1
                                                                                                Bristol, RI                  1
                                                                                                Aurora, OH                   1
                                                                                                                             1

Pre Finish Metals Incorporated
                                                            Material Sciences Corporation       Walbridge, OH                1

AutoZone, Inc.
                                                            Fleming Companies, Inc.             31 Locations:                4
                                                                                                NC, TX, AL, GA,
AutoZone, Inc.                                                                                  IL, LA, MO
                                                                                                13 Locations:                4
                                                                                                FL, LA, MO,
AutoZone, Inc.                                                                                  NC, TN
                                                                                                11 Locations:                4
                                                                                                FL, GA, NM,
                                                                                                SC, TX
Orbital Sciences Corporation
                                                                                                Chandler, AZ                 1
The Gap, Inc.
                                                                                                Erlanger, KY                 2
                                                                                                Erlander, KY                 2

Simplicity Manufacturing, Inc.
                                                                                                Port Washington, WI          1
                                                                                                Port Washington, WI          1

AP Parts Manufacturing
                                                            AP Parts International Inc.         Toledo, OH                   1
                                                                                                Pinconning, MI               1





Lessee                                            Square          Annual      Increase      Lease        Maximum        % of
                                                  Footage         Rent         Factor     Expiration      Term        Revenues
Santee Dairies, Inc. (2)                          390,000      $5,783,992      Stated       Apr-98       Oct-98        7.61%
Dr Pepper Bottling Company of Texas               459,497
                                                  262,450
                                                 --------
                                                  721,947      $3,998,000       CPI         Jun-14       Jun-14        5.26%

Detroit Diesel Corporation                      2,730,750      $3,658,059       PPI         Jun-10       Jun-30        4.81%
Barnstead Thermolyne Corporation                  144,300        $452,956       CPI         Dec-13       Dec-38
Ormco Corporation                                  25,000        $369,186       CPI         Dec-13       Dec-38
Erie Scientific Company                            95,000        $537,058       CPI         Dec-13       Dec-38
Nalge Company                                     221,600        $985,378       CPI         Dec-13       Dec-38
Kerr Corporation                                  220,000        $966,504       CPI         Dec-13       Dec-38
                                                ---------      ---------
Gibson Greetings, Inc.                            705,900      $3,311,082                                              4.36%

                                                  593,340
                                                  601,500
                                                 --------      ----------
Stoody Deloro Stellite, Inc.                    1,194,840      $3,100,000      Stated       Nov-13       Nov-23        4.08%

                                                  325,800      $2,234,190       CPI         Feb-10       Feb-35
                                                   54,270        $500,212       CPI         Feb 10       Feb-35
                                                ---------      ----------
AmerSig Southeast, Inc.                           380,070      $2,734,402                                              3.60%
AS Memphis, Inc.
                                                  432,559      $1,522,498       CPI         Dec-9        Dec-34
                                                  270,500        $980,643       CPI         Jun-8        Jun-33
                                                ---------      ----------
Furon Company                                     703,059      $2,503,141                                              3.29%

                                                  110,389
                                                   86,175
                                                  147,848
                                                  150,544
                                                  105,642
                                                   26,692
                                                ---------      ----------
                                                  627,290      $2,416,049       PPI         Jul-7        Jul-37        3.18%
Pre Finish Metals Incorporated

                                                  313,704      $2,263,395       CPI         Jun-3        Jun-28        2.98%
AutoZone, Inc.

                                                  185,990        $540,815      % Sales       Jan-11       Jan-26
AutoZone, Inc.                                                   $844,164      % Sales       Feb-11       Feb-26

                                                   70,425        $311,686      % Sales       Aug-12       Aug-37
AutoZone, Inc.

                                                   59,400        $529,760      % Sales       Aug-13       Aug-38

Orbital Sciences Corporation                      315,815       $2,226,425                                              2.93%

The Gap, Inc.                                     280,000       $2,153,739      CPI         Sep-9        Sep-29        2.83%

                                                  391,000       $1,225,994      CPI         Feb-3        Feb-43
                                                  362,750         $927,568      CPI         Feb-3        Feb-43
                                                ---------       ----------
Simplicity Manufacturing, Inc.                    753,750       $2,153,562                                              2.83%

                                                  414,236
                                                    5,440
                                                 --------       ----------
AP Parts Manufacturing                            419,676       $1,996,712      CPI         Mar-3        Mar-13        2.63%

                                                1,160,000
                                                  220,588
                                                ---------       ----------
                                                1,380,588       $1,836,534       CPI         Dec-7        Dec-22        2.42%


                                                                                                       Property         Property
                          Lessee                                      Lease Guarantor                  Location           Type
NVR, Inc.
                                                                         NVR L.P.                    Thurmont, MD          1
                                                                                                    Farmington, NY         1
                                                                                                    Pittsburgh, PA         3
                                                                                                    Pittsburgh, PA         3

Unisource Worldwide, Inc.
                                                                                                     Commerce, CA          2
                                                                                                     Anchorage, AK         2

Cleo Inc.
                                                                   CSS Industries, Inc.               Memphis, TN          1

Peerless Chain Company
                                                                                                      Winona, MN           1
Information Resources, Inc.
    (33.33% ownership)                                                                                Chicago, IL          3
                                                                                                      Chicago, IL          3

Red Bank Distribution, Inc.
                                                                                                    Cincinnati, OH         2
Brodart Co.
                                                                                                   Williamsport, PA        3
                                                                                                   Williamsport, PA        3

Gould, Inc.
Ohmeda Medical Devices Division Inc. (Sublessee)                                                      Oxnard, CA           3

Datcon Instrument Company
High Voltage Engineering Corp.                                                                       Lancaster, PA         1
    (Lessee for Sterling/Guarantor for Lancaster)                                                    Sterling, MA          1

Seven Up Bottling Co. of St. Louis, Inc.
                                                                         KSG, Inc.                   St. Louis, MO         3
United States Postal Service
                                                                                                    Bloomington, IL        3
Duff-Norton Company, Inc.
                                                                 Yale International, Inc.          Forrest City, AR        1

Armel, Inc.
                                                                  Kinney Shoe Corporation         Ft. Lauderdale, FL       2

DeVlieg-Bullard, Inc.
                                                                                                    McMinnville, TN        1
                                                                                                    Frankenmuth, MI        1

General Electric Company
                                                                                                  King of Prussia, PA      3
Wal-Mart Stores, Inc.
                                                                                                   West Mifflin, PA        4
Anthony's Manufacturing Company, Inc.
                                                                                                   San Fernando, CA        1
                                                                                                   San Fernando, CA        1
                                                                                                   San Fernando, CA        1
                                                                                                   San Fernando, CA        1

Hotel Corporation of America
Holiday Inn Franchisee                                                                                Topeka, KS           5

Varo Inc.
                                                                   IMO Industries, Inc.               Garland, TX          1
United Stationers Supply Co.
                                                                  United Stationers, Inc.           New Orleans, LA        2
                                                                                                      Memphis, TN          2
                                                                                                    San Antonio, TX        2





Agency Management Services, Inc.
                                                               Continental Casualty Company       College Station, TX      3
Winn-Dixie Montgomery, Inc.
                                                                  Winn-Dixie Stores, Inc.           Montgomery, AL         4
                                                                                                    Panama City, FL        4
                                                                                                       Leeds, AL           4
                                                                                                    Bay Minette, AL        4
                                                                                                      Brewton, AL          4

AT&T Corp.
                                                                                                     Bridgeton, MO         3

                                                       Square         Annual      Increase    Lease         Maximum       % of
                          Lessee                       Footage        Rent         Factor   Expiration       Term       Revenues
NVR, Inc.
                                                       150,468      $729,114        CPI       Mar-14        Mar-39
                                                        29,273
                                                        42,000      $938,046        CPI       Mar-14        Mar-18
                                                        36,000
                                                      --------     ----------
                                                       257,741     $1,667,160                                            2.19%
Unisource Worldwide, Inc.
                                                       411,579     $1,292,800      Stated     Apr-10        Apr-30
                                                        44,712       $312,700      Stated     Dec-9         Dec-29
                                                      --------     ----------
                                                       456,291     $1,605,500                                            2.11%

Cleo Inc.                                            1,006,566     $1,500,000       CPI       Dec-5         Dec-15       1.97%

Peerless Chain Company
                                                       357,760     $1,463,425       CPI       Jun-11       Jun-26        1.93%
Information Resources, Inc.
    (33.33% ownership)                                 159,600
                                                        92,400
                                                     ---------
                                                       252,000     $1,457,788       CPI       Oct-10       Oct-15        1.92%
Red Bank Distribution, Inc.
                                                       589,150     $1,400,567       CPI       Jul-15       Jul-35       1.84%
Brodart Co.
                                                       309,030
                                                       212,201
                                                     ---------
                                                       521,231     $1,344,764       CPI       Jun-8        Jun-28        1.77%
Gould, Inc.
Ohmeda Medical Devices Division Inc. (Sublessee)       142,796     $1,215,000      Stated     Nov-99       Nov 19        1.60%

Datcon Instrument Company
High Voltage Engineering Corp.                          70,712       $600,262       CPI       Nov-13        Nov-38
    (Lessee for Sterling/Guarantor for Lancaster)       70,000       $578,757       CPI       Nov-13        Nov-38
                                                     ---------     ----------
                                                       140,712     $1,179,019                                            1.55%
Seven Up Bottling Co. of St. Louis, Inc.
                                                       148,100     $1,132,310       CPI       Mar-13        Mar-37       1.49%
United States Postal Service
                                                       116,000     $1,089,982      Stated     1-Apr         Apr-30       1.43%
Duff-Norton Company, Inc.
                                                       265,000     $1,020,717       CPI       Dec-12        Dec-32       1.34%

Armel, Inc.
                                                        80,540      $964,941        CPI       Sep-1         Sep-16       1.27%

DeVlieg-Bullard, Inc.
                                                       276,991
                                                       132,400
                                                     ---------     ---------
                                                       409,391      $953,803        CPI       Apr-6         Apr-26       1.26%
General Electric Company
                                                        88,578      $934,186       Market     Jul-98        Jul-8        1.23%
Wal-Mart Stores, Inc.
                                                       118,125      $891,129        CPI       Jan-7         Jan-37       1.17%
Anthony's Manufacturing Company, Inc.
                                                        95,420
                                                         7,220
                                                        40,285
                                                        39,920
                                                     ---------
                                                       182,845      $876,000        CPI       May-7         May-12       1.15%
Hotel Corporation of America
Holiday Inn Franchisee                                 117,590      $833,457       Stated     Sep-3         Sep-3        1.10%

Varo Inc.
                                                       150,203      $822,750       Stated     Sep-2         Sep-7       1.08%
United Stationers Supply Co.
                                                        59,000
                                                        75,000
                                                        63,321
                                                     ---------
                                                       197,321      $812,500        CPI       Mar-10        Mar-30      1.07%




Agency Management Services, Inc.
                                                        98,552      $771,666       Stated     Oct-98       Oct-4       1.02%
Winn-Dixie Montgomery, Inc.
                                                        32,690      $191,534      % Sales     Mar 8         Mar-38
                                                        34,710      $170,399      % Sales     Mar-8         Mar-38
                                                        25,600      $144,713      % Sales     Mar-4         Mar-34
                                                        34,887      $128,472      % Sales     Jun-7         Jun-37
                                                        30,625      $134,500      % Sales     Oct-10        Oct-30
                                                    ----------      --------
                                                       158,512      $769,618                                             1.01%
AT&T Corp.
                                                        55,810      $794,764       Stated     Nov-1         Nov-11       1.05%




                                                                                                       Property           Property
                          Lessee                                      Lease Guarantor                  Location             Type

General Cinema Corp. of Minnesota
General Cinema Corp. of Michigan                                  Harcourt General, Inc.            Burnsville, MN           4
                                                                                                      Canton, MI             4

Western Union FSI
                                                                                                     Bridgeton, MO           3
Exide Electronics Corporation
                                                               Exide Electronics Group, Inc.          Raleigh, NC            3

Family Dollar Services, Inc.
                                                                                                     Salisbury, NC           2
Swiss-M-Tex, L.P.
                                                                                                  Travelers Rest, SC         1
                                                                                                      Liberty, SC            1

Motorola, Inc.
                                                                                                      Urbana, IL             3
EXCEL Teleservices, Inc.
                                                                EXCEL Communications, Inc.             Reno, NV              3

Penn Virginia Resources Corporation
Pennsylvania Crusher Corporation                                 Penn Virginia Corporation        Cuyahoga Falls, OH         1
     (Joint Tenants)                                                                                 Broomall, PA            3
                                                                                                     Duffield, VA            3

Titan Corporation
    (18.54% ownership)                                                                               San Diego, CA           3

Wozniak Industries, Inc.
                                                                                                   Schiller Park, IL         1
Childtime Childcare, Inc.
    (33.93% ownership)                                                                               12 Locations:           6
                                                                                                     AZ, CA, MI,TX
Yale Security Inc.
                                                                                                      Lemont, IL             1
CSK Auto, Inc.
                                                                                                      Denver, CO             4
                                                                                                     Glendale, AZ            4
                                                                                                  Apache Junction, AZ        4
                                                                                                    Casa Grande, AZ          4
                                                                                                    Scottsdale, AZ           4
                                                                                                       Mesa, AZ              4

B&G Contract Packaging, Inc.
                                                                                                     Maumelle, AR            1



Lockheed Martin Corporation
                                                                                                    Glen Burnie, MD          2
Jumbo Sports, Inc.
                                                                                                    Moorestown, NJ           3
Broomfield Tech Center Corporation
                                                                                                    Broomfield, CO           3
                                                                                                    Broomfield, CO           3

Payless ShoeSource, Inc.  (8 Stores)
                                                                                                      Fontana, CA            4
                                                                                                      Rialto, CA             4
                                                                                                   Reynoldsburg, OH          4
                                                                                                     Tallmadge, OH           4
                                                                                                     Anderson, IN            4
                                                                                                  Cuyahoga Falls, OH         4
                                                                                                      Marion, OH             4
The Southland Corporation  (1 Store)                                                                  Fremont, OH            4
Chief Auto Parts, Inc.  (3 Stores)                                                                    Merced, CA             4
                                                                                                    Sacramento, CA           4
                                                                                                     Stockton, CA            4
The Kobacker Company (Obligor for all 12 Stores)                                                    Sacramento, CA           4

Petrocon Engineering, Inc.
     (One Lease applies to three portions of Facility.)                                              Beaumont, TX            3



Federal Express Corporation
                                                                                                  Corpus Christi, TX         2
                                                                                                  College Station, TX        2

NYNEX
                                                                                                      Milton, VT             3
Penberthy, Inc.
                                                                PCC Flow Technologies, Inc.        Prophetstown, IL          1
Allied Plywood Corporation
                                                                                                     Manassas, VA            1
Rochester Button Company
                                                                                                   South Boston, VA          1




                                                          Square       Annual      Increase       Lease        Maximum      % of
                          Lessee                          Footage      Rent         Factor      Expiration      Term      Revenues

General Cinema Corp. of Minnesota
General Cinema Corp. of Michigan                          31,837     $467,500      % Sales        Jul-6        Jul-31
                                                          29,818     $233,750      % Sales        Jul-5        Jul-30
                                                         -------     --------
                                                          61,655     $701,250                                              0.92%
Western Union FSI
                                                          78,080     $656,882       Stated        Nov-1        Nov-11      0.86%
Exide Electronics Corporation
                                                          27,770     $572,130        CPI          Apr-97       Apr-98      0.74%

Family Dollar Services, Inc.
                                                         311,182     $561,600        CPI          Dec-00       Dec-20      0.74%
Swiss-M-Tex, L.P.
                                                         178,693
                                                          16,500
                                                        --------
                                                         195,193     $546,095        CPI          Aug-7        Aug-31      0.74%
Motorola, Inc.
                                                          46,350     $540,000       Stated        Dec-00       Dec-20      0.71%
EXCEL Teleservices, Inc.
                                                          53,158     $532,800       Stated        Dec-00       Dec-20      0.70%

Penn Virginia Resources Corporation
Pennsylvania Crusher Corporation                          80,445
     (Joint Tenants)                                      22,810
                                                          12,804
                                                         --------
                                                          116,059    $498,750       Market        Aug-99       Aug-34      0.66%
Titan Corporation
    (18.54% ownership)                                    166,403    $485,084        CPI          Jul-7        Jul-31      0.64%

Wozniak Industries, Inc.
                                                          84,197     $452,400       Stated        Dec-3        Dec-23      0.60%
Childtime Childcare, Inc.
    (33.93% ownership)                                    83,694     $413,638        CPI          Jan-16       Jan-41      0.54%

Yale Security Inc.
                                                          130,000    $399,000       Stated        Apr-11       Apr-11      0.53%
CSK Auto, Inc.
                                                           8,129      $51,709        CPI          Jan-8        Jan-38
                                                           3,406      $58,564        CPI          Jan-2        Jan-22
                                                           5,055      $43,316        CPI          Jan-2        Jan-22
                                                          11,588      $56,695        CPI          Jan-2        Jan-22
                                                           8,000     $118,586        CPI          Jan-2        Jan-22
                                                           3,401      $59,955        CPI          Jan-2        Jan-22
                                                        --------     --------
                                                          39,579     $388,825                                              0.51%
B&G Contract Packaging, Inc.
                                                          80,000     $168,000       Stated        Dec-97        Dec-3      0.22%
                                                          80,000     $162,000
                                                          160,000    $330,000

Lockheed Martin Corporation
                                                          45,804     $310,000       Stated        Apr-1        Apr-21      0.41%
Jumbo Sports, Inc.
                                                          74,066     $308,750       Stated        Jun-12       Jun-42      0.41%
Broomfield Tech Center Corporation
                                                          60,660     $180,081        None         Dec-1        Dec-1       0.39%
                                                          40,440     $120,054        None         May-2        May-2
                                                        ---------    --------
                                                          101,100    $300,135                                              0.24%
Payless ShoeSource, Inc.  (8 Stores)
                                                           4,500     $183,146        None         Dec-6        Dec-36
                                                           4,500
                                                           3,840
                                                           4,000
                                                           4,500
                                                           3,792
                                                           3,900
The Southland Corporation  (1 Store)                       4,000
Chief Auto Parts, Inc.  (3 Stores)                         4,500      $20,370        None         Dec-6        Dec-36
                                                           4,400      $63,798        None         Dec-6        Dec-36
                                                           4,500
The Kobacker Company (Obligor for all 12 Stores)           4,400
                                                        --------     --------
                                                          50,832     $267,314                                              0.35%
Petrocon Engineering, Inc.
     (One Lease applies to three portions of Facility.)   48,700     $118,800       Stated        Dec-98       Dec-00
                                                                     $103,740        None         Jun-97       Jun-1
                                                                      $43,200        None         Nov-97       Nov-1
                                                                     --------
                                                                     $265,740                                              0.35%
Federal Express Corporation
                                                          30,212     $189,986       Market        May-99        May-9
                                                          12,080      $56,700       Market        Feb-99        Feb-9
                                                                     --------
                                                                     $246,686                                              0.32%
NYNEX
                                                          30,624     $215,600       Stated        Feb-3       Feb-13       0.28%
Penberthy, Inc.
                                                          161,878    $209,507        CPI          Apr-6       Apr-26       0.28%
Allied Plywood Corporation
                                                          60,446     $185,000       Stated        Mar-3       Mar-3        0.24%
Rochester Button Company
                                                          43,387


                                                                                                       Property          Property
                          Lessee                                      Lease Guarantor                  Location            Type
                                                                                                     Kenbridge, VA           1

Sunds Defibrator Woodhandling, Inc.
                                                                                                     Carthage, NY            1
                                                                                                                             2
Pepsi-Cola Metropolitan Bottling Company, Inc.
Service Corporation International (sublease)                                                          Houston, TX            2
Popular Stores, Inc.
                                                                                                    Scottsdale, AZ           4
Stair Pans of America, Inc.
                                                                                                  Fredericksburg, VA         1
Imo Tech Industries, Inc.
                                                                                                      Elyria, OH             1
Cent Stores, Inc.
                                                                                                       Mesa, AZ              4
Family Bargain Center
                                                                                                     Colville, WA            4
The Crafters Mall, Inc.
                                                                                                     Glendale, AZ            4
Kinko's, Inc.
                                                                                                      Canton, OH             4
Capin Mercantile Corporation
                                                                                                    Silver City, NM          4
Building 7 Corporation
                                                                                                  Apache Junction, AZ        4
Moise L. Wexler, Scott Wexler
                                                                                                    New Orleans, LA          4
Scallon's Carpet Castle, Inc.
                                                                                                    Casa Grande, AZ          4
Arthur L. Jones
                                                                                                    Greensboro, NC           4
Petoskey Holiday Inn                                                                                 Petoskey, MI            5

Alpena Holiday Inn
                                                                                                      Alpena, MI             5
Livonia Holiday Inn
                                                                                                      Livonia, MI            3
Vacant
                                                                                                     Columbus, SC            1
Vacant
                                                                                                      Sumter, SC             1
Vacant
                                                                                                      Garland, TX            1
Vacant
                                                                                                        Canton               4

                                                           Square     Annual   Increase       Lease            Maximum       % of
                                                           Footage    Rent      Factor      Expiration          Term       Revenues
                                                            38,000
                                                            ------
                                                            81,387   $180,000     None         Dec-16            Dec-36       0.24%
Sunds Defibrator Woodhandling, Inc.
                                                            76,000   $144,239     CPI          Aug-5             Jul-7       0.19%


Pepsi-Cola Metropolitan Bottling Company, Inc.
Service Corporation International (sublease)                17,725    $97,568    Stated        Oct-4             Oct-4       0.13%
Popular Stores, Inc.
                                                            11,800    $95,810   % Sales        Jul-00            Jul-10      0.13%
Stair Pans of America, Inc.
                                                            45,821    $89,810    Stated        Jul-98            Jul-98      0.12%
Imo Tech Industries, Inc.
                                                            183,000   $60,000     None         Apr-98            Apr-3       0.08%
Cent Stores, Inc.
                                                            11,039    $54,000    Stated        Jan-13            Jan-13      0.07%
Family Bargain Center
                                                            15,300    $49,255     CPI          Jan-00            Jan-15      0.06%
The Crafters Mall, Inc.
                                                            11,760    $47,964     None        Quarterly                      0.06%
                                                                                               Renewals
Kinko's, Inc.
                                                             1,700    $47,067   % Sales        Aug-00            Aug-10      0.06%
Capin Mercantile Corporation
                                                            11,280    $36,660     None         May-00            May-5       0.05%
Building 7 Corporation
                                                             9,945    $23,100     CPI          Jun-1             Jun-6       0.03%
Moise L. Wexler, Scott Wexler
                                                             1,641    $19,692   % Sales        Oct-5             Oct-15      0.03%
Scallon's Carpet Castle, Inc.
                                                             3,134    $17,710    Stated        Dec-3             Dec-3       0.02%
Arthur L. Jones
                                                             1,700    $10,725     CPI          Apr-99            Apr-1       0.01%
Petoskey Holiday Inn
                                                            83,462
Alpena Holiday Inn
                                                            96,333
Livonia Holiday Inn
                                                           158,000
Vacant
                                                           168,600
Vacant
                                                            87,000
Vacant
                                                            52,241
Vacant
                                                             4,800


                                                        Total Revenue                 $75,996,924             100.03%



(1)  Property types are coded as follows: 1 - Industrial/Manufacturing;
     2 - Distribution/Warehouse; 3 - Office/Research; 4 - Retail; 5 - Hotel; 6 - Day Care Center.

(2) A lease has been entered into with Copeland Beverage Group Inc. which will commence when the lease with Santee Dairies expires. The lease with Copeland provides for an annual rent of $1,800,000 with increase based on the CPI and is for a term of 9 years.

     (A) Simplicity has exercised its option to purchase the property. The said is expected to be completed by no later than April 1998.

                  (B) A suite has been brought to enforce Red Bank's obligations under this lease. Red Bank is not currently paying the equity portion of the rent due under the lease.

         Three Properties owned by the CPA(R) Partnerships, through a subsidiary, are Holiday Inn hotels two of which are not leased. All of these Holiday Inn hotels (the "Hotels") are licensed to operate as Holiday Inns. The following table provides certain information with respect to the Hotels that are not leased.

                                                   Number             Square
            Name             Location             of Rooms             Feet
            ----             --------             --------             ----

Petoskey Holiday Inn         Petoskey, MI             142              83,452
Livonia Holiday Inn          Livonia, MI              226             158,000
Alpena Holiday Inn           Alpena, MI               148              96,333


         The Operating results of the Alpena and Petoskey Hotels for the three years ended December 31, 1995, 1996 and 1997 are as follows:


                                             Years Ended December 31,
                                                   (in thousands)
                                  -------------------------------------------
                                  1995             1996                 1997
                                  ----             ----                 ----

Revenues                         $25,077            $21,929            $14,523
Management fees*                    (594)              (547)              (368)
Other operating expenses         (17,443)           (15,400)           (10,380)
                                --------           --------           --------
     Operating income             $7,040             $5,982             $3,775


*Paid to unaffiliated third parties.

         The hotel located in Livonia, Michigan is leased to Livho, Inc. ("Livho"), a corporation wholly owned by Francis J. Carey. Livho will own the Holiday Inn license and the other licenses necessary for the operation of the hotel. Livho rents the hotel from CD for a base rent of $2,348,000 for 1998.

DESCRIPTION OF MOST SIGNIFICANT TENANTS

         The following is a brief description of the tenants which will pay the most rent to the Company on an annual basis.

         Santee Dairies, Inc., the largest processor of milk products in the West, processes 235,000 to 260,000 gallons of milk per day. Owned by Hughes Markets, Inc. and Stake Brothers Markets, the company also processes, bottles and distributes yogurt, sour cream, ice cream, cottage cheese and fruit juices. The highlights of Santee's 1996 fiscal year include net sales of $194 million, total assets of approximately $66 million and a net worth of $26 million. Hughes, the guarantor of the Santee lease, operates a chain of 51 supermarkets in the Southern California area, wholly owns a real estate holding company and owns 50 percent of Santee. The highlights of Hughes' fiscal year ending March 1997 included net sales of approximately $1.0 billion, total assets of approximately $279 million and a net worth of approximately $160 million.

         Dr Pepper Bottling Company of Texas is the largest independent franchise bottler of Dr Pepper brand products, accounting for approximately 13 percent of the total domestic volume of such products. One of the largest independent soft drink bottlers in the United States, the Company bottles the following products: Dr Pepper, Seven-Up, Canada Dry, Sunkist soft drinks, A&W Root Beer, A&W Cream Soda, Squirt and Countrytime lemonade. For the 1996 fiscal year, its net sales totaled over $390 million and its assets totaled over $237 million.

         Detroit Diesel is a leading designer and producer of heavy-duty diesel engines and a broad range of new replacement and re-manufactured parts and components. The company's markets include on-highway vehicles (truck, bus and coach), construction, industrial, power generation, military and marine. For the year ending December 31, 1996, Detroit Diesel's net revenues totaled $1,963 million; its total assets were $1,113 million; its long-term debt was $93 million; and its stockholders' equity was $321 million.

         Sybron International Corporation is the parent company of four operating subsidiaries which hold leadership product positions in laboratory and professional orthodontic and dental markets in the United States and abroad. The Sybron companies have become market leaders by developing, manufacturing and marketing an expanding array of value-added products which meet their customers' needs. The highlights of Sybron's fiscal year ending September 30, 1996 included total assets of over $975 million and a net worth of over $283 million.

         Gibson Greetings, Inc. designs, manufactures and sells greeting cards, gift-wrapping paper, stationery, candles, calendars and related gift items. Most of the greeting cards are designed and printed at the Cincinnati location and then sent to the Berea facility for shipment to retail stores. In mid-November 1995, the company sold Cleo, Inc., its wholly-owned gift wrap subsidiary, to CSS Industries, Inc., but continues to produce gift wrapping accessories. In 1996, Gibson's net sales totaled $390 million; its assets totaled $425 million; its long-term debt totaled $41 million; and its net worth totaled $256 million.

         Started by Charles Stoody in 1921, Stoody Deloro Stellite, Inc. is the global leader in the application, design and manufacturing of consumable welding products, products that protect equipment and parts from wear and erosion. SDS's coatings for metals and formed products are significant due to abrasion, impact, heat and corrosive environments in industries such as construction, mining, agriculture, chemical, military and transportation. The company is a profitable division of Thermadyne Holdings Corporation which manufactures and sells worldwide a broad range of welding apparatus, commercial and industrial maintenance equipment and coatings. Thermadyne operates facilities in the U.S., Canada, England, Germany, Italy, Japan,

Singapore, Mexico and Malaysia. For the 1996 fiscal year, Thermadyne had net sales of $440 million and total assets of $353 million.

         Furon designs and manufactures highly engineered products composed of high performance polymer materials. The company's parts and components are used primarily by original equipment manufacturers who reach a broad spectrum of markets: hydrocarbon processing, utilities, pulp and paper, automotive, truck, beverage equipment, food processing, semiconductors, electronic assembly and medical devices and equipment. Most of the components are designed to meet the particular specifications of each customer. For the fiscal year ended February 5, 1997, Furon's net sales totaled over $390 million; its assets totaled over $344 million; and its stockholders' equity totaled over $61 million.

         Quebecor Printing Inc. is the largest commercial printer in the United States, Canada and Europe. Based in Canada, the Company has over 23,000 employees and operates approximately 100 printing facilities in the U.S., Canada, France, the U.K., Spain, Mexico and India. For the 1996 fiscal year, Quebecor Printing Inc. had revenues of over $3.1 billion and total assets of over $2.9 billion.

         Material Sciences Corporation is a technology based manufacturer of continuously processed specialty coated materials and services. The company is a market leader in its four principal product groups: laminates and composites, metalizing and coating, coil coating and electrogalvanizing. For its fiscal year ending February 28, 1997, the company's net sales totaled over $236 million; its assets totaled over $202 million; and its stockholders' equity totaled over $121 million.

         AutoZone, Inc. currently operates 1,423 auto-part stores in 27 states, primarily in the Sunbelt and Midwest regions. The "Do-It-Yourself" stores sell replacement parts (from spark plugs to complete engines), entire lines of accessories and motor oils for domestic and foreign cars, vans and light trucks.

         Orbital Sciences Corporation designs, manufactures and operates a broad range of space-related products and services, including small and medium-sized satellites and personal navigation equipment. The company is the world's leading provider of small launch vehicles, including the Pegasus and Taurus vehicles.

         The Gap, Inc. is one of the largest specialty and private-label clothing retailers in the United States. Over the past ten years, the company has enjoyed significant growth through trade names including Gap, GapKids, Baby Gap, Banana Republic and Old Navy. As of March 1996, The Gap, Inc. operated 1,701 stores including some outside of the U.S. For the fiscal year ended February 1997, the company's sales increased 20 percent to $5.3 billion.

MORTGAGE DEBT

         The Company presently has debt of approximately $219 million, excluding the debt of unconsolidated joint ventures. Approximately $194 million of such debt is limited recourse mortgage debt secured by mortgages on 108 properties. Substantially all of the mortgage debt is fixed rate and self-amortizing, and the weighted annual interest rate on the mortgage debt is 8.9 percent. The following table provides certain information with respect to the Company's debt, including its proportionate share of the debt of unconsolidated joint ventures:

                                                               As of
                                            Number         December 31,       Interest        Maturity
Tenant/Guarantor Name                     Properties           1997             Rate            Date
---------------------                     ----------           ----             ----            ----
Broomfield Tech Center Corporation              2       $     2,173,949        9.00%            9/11
Varo Inc.                                       1             2,080,176       10.00%           10/02
The Gap, Inc.                                   1             6,003,499        7.25%            5/99
Unisource Worldwide, Inc.                       1             6,527,118        7.24%            2/10
Pre Finish Metals Incorporated                  1               910,435     Floating            7/98
Simplicity Manufacturing, Inc.                  2             4,471,529       10.52%            7/98
Brodart Co.                                     1             3,054,518        7.60%            1/04
Alpena Holiday Inn                              1             7,150,000          (1)             (1)
Petoskey Holiday Inn                            1             7,150,000          (1)             (1)
Motorola, Inc.                                  1             2,051,702       10.50%        10/96(2)
AutoZone, Inc.                                 32             8,618,075        9.51%            8/98
General Cinema Corp. of
  Minnesota, Inc.                               1             1,895,864        8.50%            7/06
Armel, Inc.                                     1                11,058     Floating            1/98
AP Parts Manufacturing Company                  2             5,397,705        7.63%            2/01
Wal-Mart Stores, Inc.                           1             3,351,280        8.25%            8/03
Livonia Holiday Inn                             1             7,446,222     Floating           11/97
Sybron Acquisition Company                      5            14,018,604       11.25%            1/99
NVR                                             2             6,700,000        7.50%           12/02
Topeka Holiday Inn                              1             8,414,629        6.75%           10/06
                                                                               7.75%            9/03
High Voltage Engineering Corp.                  2             4,165,253        6.05%           12/98
General Electric Company                        1             3,307,693       10.50%            5/98
United Stationers Supply Co.                    3             2,307,669        7.56%           12/99
Dr. Pepper Bottling Company of Texas            2            15,360,466       11.85%            7/99
Orbital Sciences Corporation                    1             8,494,188       10.00%            9/20
AmerSig Southeast, Inc.                         1             6,154,031     Floating            5/01
AS Memphis, Inc.                                1             3,856,956     Floating            5/01
Furon Company                                   6            12,558,672        8.42%            7/12
Detroit Diesel Corporation                      1            22,658,392        7.16%            6/10
Red Bank Distribution, Inc.                     1             5,161,768       10.00%            8/10
                                                                            Floating
Information Resources, Inc.                     2             7,449,554       10.70%           10/00
Childtime Childcare, Inc.                      12             1,266,933        9.55%           12/06
Titan Corporation                               1             1,918,777        9.75%            7/03
Unsecured recourse debt                        --            24,708,981     Floating
                                                        ---------------

                                                    108       $     216,795,696
                                                              =================


(1) Loan encumbers properties leased to Payless ShoeSource, Inc., The Southland Corporation and Chief Auto Parts, Inc.

(2) Series of bonds maturing between September 1998 and September 2015 with interest rates ranging from 6.60 percent to 9.00 percent.

(3)      Lender continues to accept monthly payments.

(4)      This obligation was fully satisfied after June 30, 1997.


ENVIRONMENTAL MATTERS

         The Company will generally undertake a third party Phase I investigation of potential environmental risks when evaluating an acquisition. A "Phase I investigation" is an investigation for the presence or likely presence of hazardous substances or petroleum products under conditions which indicate an existing release, a post release or a material threat of a release. A Phase I investigation does not typically include any sampling. The Company may acquire a property with environmental contamination, subject to a determination of the level of risk and potential cost of remediation. The Company generally will require property sellers to fully indemnify it against any environmental problem or condition existing as of the date of purchase. In some instances, the Company will be the assignee of or successor to the buyer's indemnification rights. Additionally, the Company will generally structure its leases to require the tenant to assume all responsibility for environmental compliance or environmental remediation and to provide that non-compliance with environmental laws be deemed a lease default. In certain instances, the Company may also require a cash reserve, a letter of credit or a guarantee from the tenant, the parent company or a third party to assure funding of remediation. The value of these protections depend upon the financial strength of the entity providing the protection. Where warranted, further assessments are performed by third-party environmental consulting and engineering firms.

         Phase I investigations were performed by the CPA(R) Partnerships on all CPA(R):1-6 Properties between July 1993 and February 1994. Except as specified in the following sentence, a Phase I investigation or its substantial equivalent was conducted on all CPA(R):8-9 Properties around the time of acquisition of such properties. The CPA(R) Partnerships did not undertake investigations at Tandem Holdings (St. Louis, MO); Winn-Dixie (Bay Minette and Brewton, AL); M-Tex (Traveler's Rest and Liberty, SC); Northern Automotive Corporation (Mesa, Glendale, Apache Junction and Casa Grande, AZ and Denver, CO); Family Bargain Center (Colville, WA); Capin Mercantile Corporation (Silver City, NM) and the 25 AutoZone stores in Florida, Georgia, Louisiana, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas.

         Based upon the results of the Phase I investigations conducted in 1993 and 1994 on the CPA(R):1-6 Properties, Phase II investigations were recommended for 30 properties. Phase II investigations have been or are in the process of being performed on 21 of the 30 properties. On five of the properties the particular CPA(R) Partnership determined not to proceed with a Phase II investigation and on four of the properties the tenants would not permit a Phase II investigation.

The issues for which Phase II investigations were recommended with respect to each of the nine properties are: (a) PicWay Shoes, Cleveland, OH (records review to determine the existence of any underground storage tanks ("UST") due to former use of property as gas station), (b) Waterbed Outlet, Merced, CA (records review to determine existence of any USTs due to former use of property as gas station), (c) Santee Dairies, Los Angeles, CA (geophysical survey to locate potential USTs), (d) Arley Merchandise, Sumter, SC (tightness test on existing
UST), (e) Stoody Deloro, Goshen, IN (subsurface investigation to determine if any release from abandoned UST), (f) Industrial General, Belleville, OH (removal and closure of inactive UST), (g) Industrial General, Bald Knob, AR (soil testing for potential contamination), (h) Industrial General, Newburyport, MA (testing of concrete underground leaching pit) and (i) Industrial General, Forrest City, AR (general housekeeping and regulatory compliance issues). The Company believes that if any remediation is indicated as a result of Phase II investigations, the cost of any material remediation would be born by the lessees pursuant to the terms of the existing leases.

COMPETITION

         The Company faces competition from insurance companies, commercial banks, credit companies, pension funds, private individuals, investment companies, REITs and other real estate finance companies. The Company also faces competition from institutions or investors that provide or arrange for other types of financing through private or public offerings of equity or debt and from traditional bank financings. The Company believes that its 20 years of continuous market presence through the CPA(R) Partnerships, the experience of its management and its ability to underwrite credit and asset-based investment opportunities allow it to compete effectively.

EMPLOYEES

         The Company has one employee. The Manager has over 60 officers, employees and directors who will be involved in the operations of the Company.

INSURANCE

         Under their leases, the Company's tenants will generally be responsible for providing adequate insurance on the properties leased. The Company believes the Properties are covered by adequate fire, flood and property insurance provided by reputable companies. However, some of the Properties are not covered by disaster-type insurance with respect to certain hazards (such as earthquakes) for which coverage is not available or available only at rates which, in the opinion of the Company, are prohibitive.

LEGAL PROCEEDINGS

         The Company is not a party to any material legal proceedings.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The individuals who serve as Directors and executive officers of the Company are listed below.

        Name                                                   Office
        ----                                                   ------
Francis J. Carey                            Chairman of the Board, Chief Executive Officer and   Director
Gordon F. DuGan                             President, Chief Acquisitions Officer and Director
Steven M. Berzin                            Vice Chairman, Chief Legal Officer and Director
Donald E. Nickelson                         Chairman of the Audit Committee and Director
William P. Carey                            Chairman of the Executive Committee and Director
Eberhard Faber, IV                          Director
Barclay G. Jones III                        Director
Dr. Lawrence R. Klein                       Director
Charles C. Townsend Jr.                     Director
Reginald Winssinger                         Director
Claude Fernandez                            Executive Vice President--Financial Operations
John J. Park                                Executive Vice President, Chief Financial Officer
                                            and Treasurer
H. Augustus Carey                           Senior Vice President and Secretary
Edward V. LaPuma                            First Vice President--Acquisitions
Samantha K. Garbus                          Vice President--Asset Management
Susan C. Hyde                               Vice President--Shareholder Services
Robert C. Kehoe                             Vice President--Accounting

         The following is a biographical summary of the experience of the Directors and executive officers of the Company:

         Francis J. Carey, age 72, was elected in 1997 as Chairman, Chief Executive Officer and a Director of the Company, at which time he resigned his positions as a Director of CPA(R):10, CIP(TM) and CPA(R):12. He served as President of W.P. Carey & Co. from 1987 to 1997 and as a Director from its founding in 1973 until 1997. Prior to 1987, he was senior partner in Philadelphia, head of the real estate department nationally and a member of the executive committee of the Pittsburgh-based firm of Reed Smith Shaw & McClay LLP, counsel for W.P. Carey & Co. and the Company. He served as a member of the executive committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982, and is former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. Mr. Carey served as a member of the Board of Overseers of the School of Arts and Sciences at the University of Pennsylvania from 1983 to 1990. He has also served as a member of the Board of Trustees and executive committee of the Investment Program Association since 1990 and on the Business Advisory Council of the Business Council for the United Nations since 1994. He holds A.B. and J.D. degrees from the University of Pennsylvania and completed executive programs in corporate finance and accounting at Stanford University Graduate School of Business and the Wharton School of the University of Pennsylvania. Mr. Carey is the father of H. Augustus Carey and the brother of William P. Carey.

         Gordon F. DuGan, age 31, was elected Executive Vice President and a Managing Director of W.P. Carey & Co. in June 1997. Mr. DuGan rejoined W.P. Carey & Co. as Deputy Head of Acquisitions in February 1997. Mr. DuGan was until September 1995 a Senior Vice President in the Acquisitions Department of W.P. Carey & Co. Mr. DuGan jointed W.P. Carey & Co. as Assistant to the Chairman in May 1988, after graduating from the Wharton School at the University of Pennsylvania where he concentrated in Finance. From October 1995 until February 1997, Mr. DuGan was Chief Financial Officer of Superconducting Core Technologies, Inc., a Colorado-based wireless communications equipment manufacturer.

         Steven M. Berzin, age 47, was elected Executive Vice President, Chief Financial Officer, Chief Legal Officer and a Managing Director of W.P. Carey & Co. in July 1997. From 1993 to 1997, Mr. Berzin was Vice President--Business Development of General Electric Capital Corporation in the office of the Executive Vice President and, more recently, in the office of the President, where he was responsible for business development activities and acquisitions. From 1985 to 1992, Mr. Berzin held various positions with Financial Guaranty Insurance Company, the last two being Managing Director, Corporate Development, and Senior Vice President and Chief Financial Officer. Mr. Berzin was associated with the law firm of Cravath, Swaine & Moore from 1978 to 1985 and from 1976 to 1977, he served as law clerk to the Honorable Anthony M. Kennedy, then a United States Circuit Judge. Mr. Berzin received a B.A. and M.A. in Applied Mathematics from Harvard University, a B.A. in Jurisprudence and an M.A. from Oxford University and a J.D. from Harvard Law School.

         Donald E. Nickelson, age 65, was elected to the Board of Directors of the Company in 1998 and serves as Chairman of the Board and a Director of Greenfield Industries, Inc. and a Director of Allied Healthcare Products, Inc. Mr. Nickelson is Vice-Chairman and a Director of the Harbor Group, a leverage buy-out firm. He is also a Director of Sugen Corporation and D.T.I. Industries, Inc. and a Trustee of Mainstay Mutual Fund Group. From 1986 to 1988, Mr. Nickelson was President of PaineWebber Incorporated; from 1988 to 1990, he was President of the PaineWebber Group; and, from 1980 to 1993 a Director. Prior to 1986, Mr. Nickelson served in various capacities with affiliates of PaineWebber Incorporated and its predecessor firm. From 1988 to 1989, Mr. Nickelson was a Director of a diverse group of corporations in the manufacturing, service and retail sectors, including Wyndham Baking Co., Inc., Hoover Group, Inc., Peebles, Inc. and Motor Wheel Corporation. He is a former Chairman of National Car Rentals, Inc. Mr. Nickelson is also a former Director of the Chicago Board Options Exchange and is the former Chairman of the Pacific Stock Exchange.

         William P. Carey, age 67, Chairman, President and Chief Executive Officer of W.P. Carey & Co., has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W.P. Carey & Co., in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb Rhoades & Co. (now Lehman Brothers), head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the

Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School of Finance, Mr. Carey is a Governor of the National Association of Real Estate Investment Trusts (NAREIT) and a Trustee of The Johns Hopkins University and of other educational and philanthropic institutions. He has served for many years on the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence R. Klein the Economics Research Institute at the University. Mr. Carey also serves as Chairman of the Board and Chief Executive Officer of CPA(R):10, CIP(TM), CPA(R):12 and CPA(R):14. Mr. Carey is the brother of Francis J. Carey and the uncle of H. Augustus Carey.

         Eberhard Faber, IV, age 61, was elected to the Board of Directors of the Company in 1998 and is currently a Director of PNC Bank, N.A., Chairman of the Board and Director of the newspaper Citizens Voice, a Director of Ertley's Motorworld, Inc., Vice-Chairman of the Board of Kings College and a Director of Geisinger Wyoming Valley Hospital. Mr. Faber served as Chairman and Chief Executive officer of Eberhard Faber, Inc., from 1973 to 1987. Mr. Faber also served as the Director of the Philadelphia Federal Reserve Bank, including service as the Chairman of its Budget and Operations Committee from 1980 to 1986. Mr. Faber has served on the boards of several companies, including First Eastern Bank from 1980 to 1993.

         Barclay G. Jones III, age 37, was elected to the Board of Directors of the Company in 1998 and is Vice Chairman and a Managing Director of W.P. Carey & Co. Mr. Jones joined W.P. Carey & Co. as Assistant to the President in July 1982, after his graduation from the Wharton School of the University of Pennsylvania where he majored in Finance and Economics. Mr. Jones has served as a Director of W.P. Carey & Co. since April 1992 and as a Director of the Wharton School Club of New York. Mr. Jones is a director of CIP(TM) and CPA(R):14.

         Dr. Lawrence R. Klein, age 77, was elected to the Board of Directors of the Company in 1998 and is Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley and the Massachusetts Institute of Technology and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences, as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined W.P. Carey & Co. in 1984 as Chairman of the Economic Policy Committee and as a Director.

         Charles C. Townsend, Jr., age 70, was elected to the Board of Directors of the Company in 1998 and currently is an Advisory Director of Morgan Stanley & Co., having held such position since 1979. Mr. Townsend was a Partner and a Managing Director of Morgan Stanley & Co. from 1963 to 1978 and served as Chairman of Morgan Stanley Realty Corporation from 1977 to 1982. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. Mr. Townsend serves as Director of CIP(TM), CPA(R):12 and CPA(R):14

         Reginald Winssinger, age 55, was elected to the Board of Directors of the Company in 1998 and is currently Chairman of the Board and Director of Horizon Real Estate Group, Inc.

Mr. Winssinger has managed portfolios of diversified real estate assets exceeding $500 million throughout the United States for more than 20 years. Mr. Winssinger is active in the planning and development of major land parcels and has developed 20 commercial properties. Mr. Winssinger is a native of Belgium with more than 25 years of real estate practice, including 10 years based in Brussels, overseeing appraisals, construction and management. Mr. Winssinger holds a B.S. in Geography from the University of California at Berkeley and received a degree in Appraisal and Survey in Belgium. Mr. Winssinger presently serves as Honorary Belgium Consul to the State of Arizona, a position he has held since 1991.

         Claude Fernandez, age 45, is a Managing Director, Executive Vice President and Chief Administrative Officer of W.P. Carey & Co. Mr. Fernandez joined W.P. Carey & Co. as Assistant Controller in March 1983, was elected Controller in July 1983, a Vice President in April 1986, a First Vice President in April 1987, a Senior Vice President in April 1989 and Executive Vice President in April 1991. Prior to joining W.P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received a B.S. in Accounting from New York University in 1975 and an M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

         John J. Park, age 33, is a Senior Vice President, Treasurer and a Managing Director of W.P. Carey & Co. Mr. Park became a First Vice President of W.P. Carey & Co. in April 1993 and a Senior Vice President in October 1995. Mr. Park joined W.P. Carey & Co. as an Investment Analyst in December 1987 and became a Vice President in July 1991. Mr. Park received B.S. in Chemistry from Massachusetts Institute of Technology in 1986 and an M.B.A. in Finance from the Stern School of New York University in 1991.

         H. Augustus Carey, age 40, is a Senior Vice President and a Managing Director at W.P. Carey & Co. He returned to W.P. Carey & Co. as a Vice President in August 1988 and was elected a First Vice President in April 1992. Mr. Carey previously worked for W.P. Carey & Co. from 1979 to 1981 as Assistant to the President. From 1984 to 1987, Mr. Carey served as a loan officer in the North American Department of Kleinwort Benson Limited in London, England. He received his A.B. in Asian Studies from Amherst College in 1979 and a M.Phil. in Management Studies from Oxford University in 1984. He is the son of Francis J. Carey and the nephew of William P. Carey.

         Edward V. LaPuma, age 25, is a First Vice President - Acquisitions for W.P. Carey & Co. Mr. LaPuma joined W.P. Carey & Co. as an Assistant to the Chairman in July 1995, became a Vice President in April 1997 and a First Vice President in April 1998. A graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School.

         Samantha K. Garbus, age 30, is a Vice President and a Director of Property Management of W.P. Carey & Co. Ms. Garbus became a Second Vice President of W.P. Carey & Co. in April 1995 and a Vice President in April 1997. Ms. Garbus joined W.P. Carey & Co. as a Property

Management Associate in January 1992. Ms. Garbus received a B.A. in History from Brown University in 1990 and an M.B.A. from the Stern School of New York University in January 1997.

         Susan C. Hyde, age 29, is a Vice President and a Director of Investor Relations of W.P. Carey & Co. Ms. Hyde joined W.P. Carey & Co. in 1990, became a Second Vice President in April 1995 and a Vice President in April 1997. Ms. Hyde graduated from Villanova University in 1990 where she received a B.S. in Business Administration with a concentration in marketing and a B.A. in English.

         Robert C. Kehoe, age 37, a Vice President of W.P. Carey & Co., joined W.P. Carey & Co. as a Senior Accountant in 1987. Mr. Kehoe became a Second Vice President of W.P. Carey & Co. in April 1992 and a Vice President in July 1997. Prior to joining W.P. Carey & Co., Mr. Kehoe was associated with Deloitte Haskins & Sells for three years and was Manager of Financial Controls at CBS Educational and Professional Publishing for two years. Mr. Kehoe received his B.S. in Accounting from Manhattan College in 1982 and his M.B.A. from Pace University in 1993.

DIRECTORS AND PRINCIPAL OFFICERS OF THE MANAGER

         The Directors and principal officers of the Manager who will have responsibility for providing services to the Company are as follows:

            Name                                              Office
            ----                                              ------
William P. Carey                            Chairman of the Board and Director
Barclay G. Jones III                        President and Director
Frank J. Hoenemeyer                         Vice Chairman of the Investment Committee and Director
Dr. Lawrence R. Klein                       Chairman of the Economic Policy Committee and Director
George E. Stoddard                          Chairman of the Investment Committee and Director
Steven M. Berzin                            Executive Vice President, Chief Financial Officer,
                                            Chief Legal Officer and Director
Gordon F. DuGan                             Executive Vice President
Claude Fernandez                            Executive Vice President
H. Augustus Carey                           Senior Vice President and Secretary
Anthony S. Mohl                             Senior Vice President--Property Management
John J. Park                                Senior Vice President and Treasurer
Michael D. Roberts                          Senior Vice President and Controller
Gordon J. Whiting                           Senior Vice President--Acquisitions


         Information regarding Messrs. W. P. Carey, Jones, Klein, Berzin, DuGan, Fernandez, Park and H.A. Carey is set forth under "Management--Directors and Principal Officers of the Company."

         George E. Stoddard, age 81, was until 1979 Officer-in-Charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable") with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard also serves as Managing Director of W.P. Carey & Co.

         Frank J. Hoenemeyer, age 78, is the former Vice Chairman and Chief Investment Officer of the Prudential Insurance Company of America, where he was responsible for Prudential's real estate and securities portfolio. Mr. Hoenemeyer graduated with a B.S. in Economics from Xavier University, Cincinnati, Ohio and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Hoenemeyer serves on the Boards of American International Group and Mitsui Trust Bank (U.S.A.) and is formerly a director of Corporate Property Investors, a private real estate investment trust. He has also been active in community affairs and at present is chairman of the Turrell Fund and a trustee and chairman of the Finance Committee of the Robert Wood Johnson Foundation.

         Anthony S. Mohl, age 36, is a Senior Vice President of W.P. Carey & Co. Mr. Mohl joined W.P. Carey & Co. as Assistant to the President in September 1987 after receiving an M.B.A. from the Columbia University Graduate School of Business and became a Second Vice President in January 1990. Mr. Mohl was employed as an analyst in the strategic planning group of Kurt Salmon Associates after receiving a B.A. in History from Wesleyan University.

         Michael D. Roberts, age 46, a Senior Vice President and the Controller of W.P. Carey & Co., joined W.P. Carey & Co. in April 1989 as a Second Vice President and Assistant Controller, was named a Vice President and the Controller in October 1989, a First Vice President in July 1990 and a Senior Vice President in April 1998. From August 1980 to February 1983 and from September 1983 to April 1989, he was employed by Coopers & Lybrand, LLP and held the position of Audit Manager at the time of his departure. A Certified Public Accountant, Mr. Roberts received a B.A. in Sociology from Brandeis University and an M.B.A. from Northeastern University.

         Gordon J. Whiting, age 32, is a Senior Vice President of W.P. Carey & Co. Mr. Whiting became a First Vice President of W.P. Carey & Co. in April 1997, a Vice President in October 1995 and a Senior Vice President in April 1998. Prior to joining W.P. Carey & Co. as a Second Vice President in September 1994, after Mr. Whiting received an M.B.A. from the Columbia University Graduate School of Business where he concentrated in finance. Mr. Whiting founded an import/export Company based in Hong Kong after receiving a B.S. in Business Management and Marketing from Cornell University.

TERMS OF DIRECTORS OF THE COMPANY

         Pursuant to the Organizational Documents, the Board of Directors of the Company is divided into three classes serving staggered three-year terms. The terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. The term of Messrs. Berzin, DuGan and Winssinger will expire in 1998; the term of Messrs. F. Carey, Faber and Jones will expire in 1999; and the term of Messrs. W. Carey, Klein, Townsend and Nickelson will expire in 2000. Directors for each class will be chosen for a three-year term upon the expiration of the current class' term beginning in 1998. The staggered terms for Directors may affect the holder of Listed Shares ability to change control of the Company, even if a change of control were in the interests of the Shareholders. An individual who has been elected to fill a vacancy will hold office only for the unexpired term of the Director being replaced.

         The Organizational Documents provide that the number of Directors of the Company will be fixed by the Board of Directors, but must consist of not fewer than five nor more than 15 members. One class of Directors will be elected annually by the affirmative vote of the holders of at least a majority of the Listed Shares present at a meeting at which a quorum is present. Directors can be removed from office only by the affirmative vote of the holders of at least a majority of the Listed Shares. In addition, any vacancy (other than a vacancy created by an increase in the number of Directors) may be filled, at any regular meeting or at any special meeting of the Directors called for that purpose, by the affirmative vote of a majority of the remaining Directors, though less than a quorum. A vacancy created by an increase in the number of Directors shall be filled by a majority of the entire Board of Directors. Accordingly, the Board of Directors could temporarily prevent any holder of Listed Shares from enlarging the Board of Directors and filling the new Directorships with such holders' own nominees.

         The Board of Directors expects to hold meetings at least quarterly and may take action on behalf of the Company by unanimous written consent without a meeting. Directors may participate in meetings by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY

         Executive Committee. The Executive Committee may authorize the execution of contracts and agreements, including those related to the borrowing of money by the Company. The Executive Committee will exercise, during intervals between meetings of the Board of Directors and subject to certain limitations, all of the powers of the full Board of Directors and will monitor and advise the Board of Directors on strategic business planning for the Company.

         Audit Committee. The Audit Committee has been established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. Messrs. Nickelson (Chairman), Winssinger and Faber serve on the Audit Committee.

COMPENSATION OF THE BOARD OF DIRECTORS

         The Company intends to pay its Directors who are not officers of the Company fees for their services as Directors. Such Directors will receive annual compensation of $35,000. Initially, compensation will be paid in the form of restricted Listed Shares. This compensation may be changed by the Board of Directors. Officers or employees of the Company or Manager who are Directors will not be paid any director fees.

EXECUTIVE COMPENSATION

         The Company was organized as a Delaware limited liability company in October 1996. The following table sets forth the base compensation to be awarded to Francis J. Carey, the Company's Chief Executive Officer during 1998.

SUMMARY COMPENSATION TABLE

                                                                  Long Term
                                           Annual               Compensation
                                          Salary(1)          Awards & Options(2)
                                          ---------          -------------------
Francis J. Carey                          $250,000                 121,000
Chairman & Chief Executive Officer


(1)      Amount specified does not include bonuses that may be paid.

(2) On January 1, 1998, Mr. Carey received options to purchase 38,500 Listed Shares at $20 per share and a grant of 7,500 Listed Shares as part of his annual compensation. The transferability of the Listed Shares will be restricted. Mr. Carey also received a one-time grant of options to purchase 75,000 Listed Shares at $20 per Listed Share.

                       OPTION GRANT IN FISCAL YEAR 1998(1)

                                              Percent                                                 Potential
                                                of                                                Realizable Value
                                               Total                                              at Assumed Annual
                                              Options                                               Rate of Share
                                            Granted to        Exercise                           Price Appreciation
                            Options        Employers in       Price per       Expiration           for Option Term
                          Granted(1)        Fiscal Year         Share            Date           5%                10%
                          ----------        -----------         -----            ----           --                ---

Francis J. Carey            113,500            100%              $20           01/01/08     $1,427,591        $3,617,795

* Expiration Date will be 10 years from the date of grant, which will be the date the Consolidation is completed.

(1) The options will become exercisable for one-third of the covered shares on each of the first, second and third anniversary of the date of grant.

1997 LISTED SHARE INCENTIVE PLAN

         The Board of Directors have adopted and the initial shareholders of the Company have approved the 1997 Plan for the purpose of attracting and retaining executive officers, Directors and employees. The 1997 Plan will be administered by the Compensation Committee of the Board of Directors or its delegate. The Compensation Committee may not delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate.

         Officers and other employees of the Company and its Affiliates generally will be eligible to participate in the 1997 Plan. The Administrator selects the individuals who will participate in the 1997 Plan ("Participants").

         The 1997 Plan authorizes the issuance of up to 700,000 Listed Shares. The Plan provides for the grant of (i) share options which may or may not qualify as incentive stock options under Section 422 of the Code, (ii) performance shares, (iii) dividend equivalent rights ("DERs"), issued alone or in tandem with options, and (iv) restricted shares, which are contingent upon the attainment of performance goals or subject to vesting requirements or other restrictions. The Administrator shall prescribe the conditions which must occur for restricted shares or performance shares to vest and incentive awards to be earned.

         In connection with the grant of options under the 1997 Plan, the Administrator will determine the option exercise period and any vesting requirements. The initial options granted under the Plan will have 10-year terms and will become exercisable for one-third of the covered shares (disregarding fractional shares, if any) on the first and second anniversaries of the date of grant and, for the balance of the shares, on the third anniversary of the date of grant subject to acceleration of vesting upon a change in control of the Company (as defined in the 1997 Plan). An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A Participant will have no rights as a shareholder with respect to Listed Shares subject to his or her option until the option is exercised. If a Participant is terminated due to dishonesty or similar reasons, all unexercised options, whether vested or unvested, will be forfeited. Any Listed Shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the 1997 Plan. The exercise price of options granted under the 1997 Plan may not be less than the fair market value of the Listed Shares on the date of grant. Payment of the exercise price of an option granted under the 1997 Plan may be made in cash, cash equivalents acceptable to the Compensation Committee or, if permitted by the option agreement, by exchanging Common Shares having a fair market value equal to the option exercise price.

         On January 1, 1998, options for 113,500 Listed Shares and 7,500 restricted Listed Shares were granted to the sole employee of the Company. The options have an exercise price equal to $20 per Listed Share.

         No option, DER, restricted Listed Shares or performance shares may be granted under the 1997 Plan after December 31, 2006. The Board may amend or terminate the 1997 Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially (i) increases the number of shares that may be issued under the 1997 Plan (other than an adjustment or automatic increase described above), (ii) changes the eligibility requirements or

(iii) increases the benefits that may be provided under the 1997 Plan. No amendment will affect a Participant's outstanding award without the Participant's consent.

INCENTIVE COMPENSATION

         The Company may award incentive compensation to employees of the Company and its subsidiaries, including incentive awards under the 1997 Plan that may be earned on the attainment of performance objectives stated with respect to criteria described above or other performance-related criteria. The Compensation Committee may, in its discretion, approve bonuses to executive officers and certain other officers and key employees based on criteria which may include achievement of certain performance objectives.

THE NON-EMPLOYEE DIRECTOR PLAN

         The Board of Directors have adopted, and the initial Shareholders have approved, the Non-Employee Directors' Plan to provide incentives to attract and retain Independent Directors.

         The Directors' Plan provides for the grant of options and the award of Listed Shares to each eligible Director of the Company. No Director who is an employee of the Company or an employee of the Manager is eligible to participate in the Non-Employee Directors' Plan. The Non-Employee Directors' Plan authorizes the issuance of up to 300,000 Listed Shares.

         Pursuant to the Director's Plan, each Independent Director who was a member of the Board of Directors on the first day of trading of the Listed Shares was granted an option to purchase 4,000 Listed Shares at an exercise price of $20 per Listed Share and 1,250 Listed Shares. The exercise price of options granted under the Directors' Plan may be paid in cash, acceptable cash equivalents, Listed Shares or a combination thereof. Options issued under the Directors' Plan are exercisable for ten years from the date of grant.

         The option granted under the Directors' Plan shall become exercisable for 1,333 Listed Shares on each of the first and second anniversaries of the date of grant and for 1,334 Listed Shares on the third anniversary of the date of grant provided that the Director is a member of the Board of Directors on such anniversary date. To the extent an option has become exercisable under the Directors' Plan, it may be exercised whether or not the Director is a member of the Board on the date or dates of exercise. An option may be exercised for any number of whole shares less than the full number of which the option could be exercised. A Director will have no rights as a Shareholder with respect to Listed Shares subject to his option, until the option is exercised.

         In subsequent annual periods, each Independent Director may also receive quarterly an award of options to purchase Listed Shares or Restricted Listed Shares. Awards will be made on each April 1, July 1, October 1 and January 1 (each date, a "Quarterly Award Date") during the term of the Directors' Plan. Each Independent Director may receive, on each Quarterly Award Date on which he is a member of the Board of Directors, the number of options to purchase Listed Shares or restricted Listed Shares having a fair market value on that date that as nearly as possible equals, but does not exceed $6,250. Restrictions on the exercisability of the options shall lapse or vest over a three year period. The transfer of Listed Shares granted to Directors may be restricted, and the restriction will lapse as specified at the time of the grant.

         The terms of outstanding options, the number of Listed Shares for which options will thereafter be awarded and the number of Listed Shares to be awarded on a Quarterly Award Date shall be subject to adjustment in the event of a share dividend, share split, combination, reclassification, recapitalization or other similar event.

         The Directors' Plan provides that the Board of Directors may amend or terminate the Directors' Plan, but the Directors' Plan may not be amended more than once every six months, other than to comply with changes in the Code, ERISA or the rules thereunder. An amendment will not become effective without shareholder approval if the amendment materially changes the eligibility requirements or increases the benefits that may be provided under the Directors' Plan. No options for Listed Shares may be granted, and no Listed Shares may be awarded under the Directors' Plan after December 31, 2006.

THE MANAGER

         Carey Management LLC, the Manager, will serve as the manager of the Company. The Manager is a limited liability company and its members are W.P. Carey & Co., CCP, Seventh Carey and Eighth Carey. The Company has entered into a management agreement with the Manager (the "Management Agreement") pursuant to which the Manager will manage the Company's day-to-day affairs. This will include the purchase and disposition of Company investments and the management of the Properties. The Manager and its Affiliates will receive certain fees and compensation pursuant to the Management Agreement. See "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER."

SHAREHOLDINGS

         As of March 28, 1998, the Manager owned 705,339 Listed Shares, which constitutes approximately 2.76 percent of the outstanding Listed Shares as of such date. Furthermore, any resale of the 705,339 Listed Shares that the Manager will own and the resale of any Shares which may be acquired by Affiliates of the Company are subject to the provisions of Rule 144 promulgated under the Securities Act, which limits the number of Shares that may be sold at any one time and the manner of such resale. There is no limitation on the ability of the Manager or its Affiliates to resell any Shares they may acquire in the future.

         In addition, the Manager has received Warrants to purchase 2,284,800 Listed Shares at $21 per Listed Share and 725,930 Listed Shares at $23 per Listed Share.

MANAGEMENT DECISIONS

         The primary responsibility for the selection of Company investments and the negotiation for such investments will reside in Francis J. Carey, Chairman and Chief Executive Officer of the

Company and Steven M. Berzin, William P. Carey, Gordon F. DuGan, Barclay G. Jones III and George E. Stoddard, all of whom are officers or Directors of the Manager. Each potential Company investment will be submitted for review to the Investment Committee. George E. Stoddard, Chairman, Frank J. Hoenemeyer and Lawrence R. Klein currently serve as members of the Investment Committee. The Board of Directors of the Manager has empowered the Investment Committee to authorize and approve Company investments on behalf of the Manager. However, the Board of Directors of the Manager retains ultimate authority to authorize and approve Company investments on behalf of the Manager and may make such investments on behalf of the Company without the approval of, and irrespective of any adverse recommendation by, the Investment Committee or any other Person, except the Board of Directors of the Company.

LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS OF THE COMPANY

         Pursuant to the Organizational Documents, no Directors or officers of the Company will be liable, responsible or accountable in damages or otherwise to the Company or any of the Shareholders for any act or omission performed or omitted by such Director or officer, except in the case of fraudulent or illegal conduct of such person.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         According to the Organizational Documents, all Directors and officers of the Company are entitled to indemnification from the Company. See "FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION--Indemnification of Directors and Officers of the Company."

MANAGEMENT SERVICES PROVIDED BY MANAGER

         The Manager provides both strategic and day-to-day management for the Company, including acquisition services, research, investment analysis, asset management, capital funding services, disposition of assets and administrative services. The Manager will also provide office and other facilities for the Company's needs. Through the Manager and its Affiliates, the Company will function as a fully integrated operating company.

         The Board has authorized the Manager to make investments in any property on behalf of the Company. Certain types of transactions, however, require the prior approval of the Board and a majority of the Independent Directors, including the following: (i) the allocation of interests in investments made through joint venture arrangements with Affiliates of the Manager that are public companies, (ii) the terms of any investment made with the Manager or any affiliate of the Manager that is not a public company, (iii) transactions that present issues which involve conflicts of interest for the Manager (other than conflicts involving the payment of fees or the reimbursement of expenses or joint investments) and (iv) the lease of assets to the Manager, any Director or an Affiliate of the Manager.

         The Company will reimburse the Manager for all of the costs that it incurs in connection with the services it provides to the Company, including, but not limited to (i) the cost of goods and services used by the Company and obtained from entities not affiliated with the Manager, including brokerage fees paid in connection with the purchase and sale of securities, (ii) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel are used in transactions for which the Manager receives a separate transactional fee), (iii) rent, depreciation, leasehold improvement costs, utilities or other administrative items and (iv) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties.

         The term of the Management Agreement ends on December 31, 1998 and thereafter will be automatically renewed for successive one-year periods, unless either party shall give the other party notice of non-renewal not less than 60 days before the end of any such period. Additionally, the Management Agreement may be terminated (i) immediately by the Company for "Cause" or upon the bankruptcy of the Manager or a material breach of the Management Agreement by the Manager or (ii) immediately with "Good Reason" by the Manager. "Good Reason" is defined in the Management Agreement to mean either (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under the Management Agreement or (ii) any material breach of the Management Agreement of any nature whatsoever by the Company. "Cause" is defined in the Management Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Manager or a breach of the Management Agreement by the Manager.

         Following the termination of the Management Agreement by the Company, the Manager shall be entitled to receive payment of any earned, but unpaid, compensation and expense reimbursements accrued as of such date and an incentive fee based on the appraised value of the properties owned by the CPA(R) Partnership. If the Management Agreement is terminated in connection with a Change of Control of the Company by the Company for any reason other than Cause or by the Manager for Good Reason, the Manager also shall be entitled to the payment of the Termination Fee. The Manager shall be entitled to receive all accrued, but unpaid, compensation and expense reimbursements and the Termination Fee in cash within 30 days of the effective date of the termination.

         The Manager and its Affiliates expect to engage in other business ventures, and, as such, their resources will not be dedicated exclusively to the business of the Company. However, pursuant to the Management Agreement, the Manager must devote sufficient resources to the administration of the Company to discharge its obligations. The Management Agreement is not assignable or transferable by either party without the consent of the other party, except that the Manager may assign the Management Agreement to an Affiliate that has a net worth of $3,000,000 or more or for whom the Manager agrees to guarantee its obligations to the Company, and either the Manager or the Company may assign or transfer the Management Agreement to a successor entity.

         The Manager or its Affiliates will be paid certain fees in connection with services provided to the Company. In the event the Management Agreement is not renewed by the Company or is terminated without Cause by the Company or with Good Reason by the Manager, the Manager will be paid all accrued and unpaid fees and expense reimbursements and, in certain circumstances, will also be paid a Termination Fee. The Company will not reimburse the Manager or its Affiliates for services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee. See "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER."


                  FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

         The Directors and officers of the Company, in exercising the powers and responsibilities of managing the Company, owe the Company and its Shareholders a duty of care and a duty of loyalty. However, under the so-called "business judgment rule," which could apply by analogy to the Directors and officers of the Company, the Directors and officers of the Company may not be liable for errors in judgment or other acts or omissions made in good faith which are done in a manner they believe to be in the best interests of the Company and are performed with the care that an ordinarily prudent person in a like position will use under similar circumstances. In the event any legal action were brought against the Directors or officers of the Company, they may be able to assert defenses based on the business judgment rule.

         According to the Organizational Documents, all Directors and officers of the Company are entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorney's fees incurred by such person in connection therewith) due to any act or omission made by him, except in the case of fraudulent or illegal conduct of such person, provided that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor) and no Shareholder shall have any personal liability on account thereof. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Director or officer acted fraudulently or illegally.

         The indemnification provided by the Organizational Documents is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors or otherwise and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the indemnification provisions contained in the Organizational Documents will not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal or modification.

         The Company has entered into indemnification agreements with each of its Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by Delaware law and advance to the Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements and cover officers and Directors under the Company's Directors and officers liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Organizational Documents, it provides greater assurance to officers and Directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the Shareholders to eliminate the rights that it provides.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling the Company pursuant to any provisions described in this Consent Solicitation/Prospectus, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DIRECTORS AND OFFICERS INSURANCE

         According to the Organizational Documents, the Company may, if the Directors of the Company deem it appropriate in their sole discretion, obtain insurance for the benefit of the Company's Directors and officers, relating to the liability of such persons. The Directors and officers liability insurance would insure (i) the officers and Directors of the Company from any claim arising out of an alleged wrongful act by such persons while acting as Directors and officers of the Company and (ii) the Company to the extent that it has indemnified the Directors and officers for such loss.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Shares as of April 28, 1998 by (i) each of the Directors; (ii) the Chief Executive Officer of the Company; and (iii) all Directors and executive officers of the Company as a group. The business address of the individuals listed is 50 Rockefeller Plaza, New York, NY 10020.

                                            AMOUNT OF SHARES         PERCENTAGE
                  NAME                   BENEFICIALLY OWNED (1)       OF CLASS
                  ----                   ----------------------       --------

 Francis J. Carey                                15,368                  *

 Steven M. Berzin (2)                            28,113                  *

 Gordon F. DuGan (3)                              5,300                  *

 William P. Carey (4)                           797,928                 3.28

 Eberhard Faber, IV (5)                           7,013                  *

 Barclay G. Jones, III (6)                       31,344                  *

 Lawrence R. Klein                                2,026                  *

 Donald E. Nickelson (7)                          8,821                  *

 Charles C. Townsend                              3,026                  *

 Reginald Winssinger                              2,026                  *

 All Executive Officers and Directors           928,810                 3.82
 as a Group (14 persons)

* Less than one percent.

(1) Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as noted, and except for any community property interests owned by spouses, the listed individuals have sole investment power and sole voting power as to all Shares which they are identified as being the beneficial owners.

(2) 17,500 of these Shares are held pursuant to a compensation arrangement with Carey Management LLC (the "Manager") and are subject to the restrictions connected therewith.

(3) 5,000 of these Shares are held pursuant to a compensation arrangement with the Manager and are subject to the restrictions connected therewith.

(4) Includes 610,363 Shares held by Carey Management LLC which Mr. Carey is deemed to be the beneficial owner of as a result of his indirect ownership of Carey Management LLC through W.P. Carey & Co., Inc., Carey Corporate Property, Inc., Seventh Carey Corporate Property, Inc., Eighth Carey Corporate Property, Inc. and Ninth Carey Corporate Property, Inc., the shareholders of Carey Management LLC. Also includes 66,300 Shares held by W.P. Carey & Co., Inc., 17,171 Shares held by Carey Corporate Property, Inc., 5,539 Shares held by Seventh Carey Corporate Property, Inc., 6,955 Shares held by Eighth Carey Corporate Property, Inc., and 5,263 Shares held by Ninth Carey Corporate Property, Inc. for which Mr. Carey is deemed to be the beneficial owner. See "Certain Transactions." Officers of Carey Management LLC who are not officers of the Company own an additional 23,000 Shares.

(5) Includes 3,175 Shares held by trusts of which Mr. Faber is a trustee and a beneficiary.

(6) 12,500 of these Shares are held pursuant to a compensation arrangement with the Manager and are subject to the restrictions connected therewith.

(7)      Includes 388 Shares held by Mr. Nickelson's wife.

                          DESCRIPTION OF LISTED SHARES

         The following summary of certain provisions of the Organizational Documents does not purport to be complete. Reference is made to the full text of the Organizational Documents for their entire terms.

         The Company will pay distributions to holders of the Listed Shares when declared by its Board of Directors out of funds legally available therefor. While the initial policy of the Company will be to make quarterly distributions to the holders of Listed Shares, the level and timing of distributions will depend on, among other things, the cash flow and earnings of the Company, its financial condition, debt covenants, reinvestment policies and such other factors as the Board of Directors deems relevant. Distributions to the holders of Listed Shares may be subject to preferences on distributions on securities which may be issued by the Company in the future. The Company does not intend to distribute to the holders of Listed Shares net cash receipts from sales or refinancings of assets, but, instead, to retain such funds to make new investments or for other purposes, taking into account the income tax impact, if any, of reinvesting such proceeds rather than distributing them. These policies are within the discretion of the Board of Directors and may be changed from time to time. It is expected that the Board of Directors, in setting the level of the distributions to the holders of Listed Shares, will take into account, among other things, the Company's financial performance, need of funds for working capital reserves, capital improvements, tax consequences to holders of Listed Shares and new investment opportunities. See "DISTRIBUTION POLICY."

         The Listed Shares are not redeemable, except pursuant to certain anti-takeover provisions adopted by the Company. See "Restricting Changes in Control and Business Combination Provisions."

         Upon the liquidation of the Company, the holders of Listed Shares will be entitled to share ratably in any assets remaining after satisfaction of obligations to creditors, payment of expenses and any liquidation preferences on any Shares that may then be outstanding. Therefore, holders of Listed Shares will be entitled to a distribution based proportionately on their ownership of the Company.

         Any matter submitted to the holders of Listed Shares generally requires the affirmative vote of holders of a majority of the Listed Shares for approval. There are no cumulative voting rights with respect to the election of Directors. Listed Shareholders have voting rights with respect to (i) the election and removal of Directors, (ii) the sale or disposition of all or substantially all of the assets of the Company at any one time (other than sales or dispositions, the proceeds of which are needed to redeem the Partnership Shares), (iii) the merger or consolidation of the Company (where the Company is not the surviving entity), (iv) the dissolution of the Company and (v) certain anti-takeover provisions. The holders of Listed Shares will be entitled to one vote for each Listed Share owned. Any action that may be taken at a meeting may be taken by written consent in lieu of a meeting executed by holders of Shares sufficient to authorize such action at a meeting. At any meeting, a holder of Listed Shares may vote in person, by written proxy or by a signed writing directing the manner in which his vote should be cast. Proxies are revocable at the pleasure of the holder of Listed Shares executing it.

         No holders of any Listed Shares have any preemptive rights or any rights to convert their Listed Shares into any other securities of the Company. Since a public market for the Listed Shares is a condition to the consummation of the Consolidation, the Company has applied for listing of the Listed Shares on the NYSE.

RESTRICTING CHANGES IN CONTROL AND BUSINESS COMBINATION PROVISIONS

         Certain provisions of the Organizational Documents and the Shareholder Rights Plan could make more difficult a change of control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and management and in the policies formulated by the Board of Directors and to discourage an unsolicited takeover of the Company, if the Board of Directors determines that such takeover is not in the best interests of the Company and its Shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Company or remove incumbent management, even if some or a majority of Shareholders deemed such an attempt to be in their best interests.

         Additional Classes and Series of Shares. The Organizational Documents of the Company authorize the Board of Directors (subject to certain restrictions) to provide for the issuance of Shares in other classes or series, to establish the number of Shares in each class or series and to fix the preference, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such class or series. The Company believes that the ability of the Board of Directors to issue one or more classes or series will provide the Company with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Listed Shares and Partnership Shares, will be available for issuance without further action by the Company's Shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could issue a class or series that could, depending on the terms of such class or series, impede a merger, tender offer or other transaction that some or a majority of the Shareholders might believe to be in their best interests or in which the Shareholders might receive a premium for their Shares over the then current market price of such Shares.

         Staggered Board of Directors. Pursuant to the Organizational Documents, the Board of Directors of the Company is divided into three classes, serving staggered three-year terms. See "MANAGEMENT." The terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Directors for each class will be chosen for a three-year term upon the expiration of the current class's term, beginning in 1998. The staggered terms for Directors may affect the Company's Shareholders' ability to change control of the Company even if a change of control were in the interests of the Shareholders. An individual who has been elected to fill a vacancy will hold office only for the unexpired term of the Director he is replacing.

         Number of Directors; Removal; Filling Vacancies. The Organizational Documents provide that the number of Directors of the Company will be fixed by the Board of Directors, but must consist of not fewer than five nor more than 15 Directors. After consummation of the Consolidation, the Board will consist of 11 Directors. One class of Directors will be elected annually by the affirmative vote of the holders of at least a majority of the then-outstanding Listed Shares present at a meeting at which a quorum is present. Directors can be removed from office only by the affirmative vote of the holders of at least a majority of the then-outstanding Listed Shares. In addition, any vacancy (other than a vacancy created by an increase in the number of Directors) may be filled, at any regular meeting or at any special meeting of the Directors called for that purpose, by the affirmative vote of a majority of the remaining Directors, though less than a quorum. A vacancy created by an increase in the number of Directors shall be filled by a majority of the entire Board of Directors.

         Business Combination Provisions. The Organizational Documents of the Company contain certain business combination provisions (the "Business Combination Provisions"). The Business Combination Provisions, in general, provide that the transactions described in paragraphs (i) through (vi) below (each, a "Business Combination") involving an Interested Party (as defined below) are not permitted earlier than five years following the most recent date on which an Interested Party became an Interested Party (the "Five-Year Tolling Period"), unless either (A) the Business Combination or the transaction which resulted in the Interested Party becoming an Interested Party is approved by the Board of Directors prior to the most recent date on which the Interested Party became an Interested Party (the "Determination Date") or (B) on or subsequent to the Determination Date, but before the expiration of the Five-Year Tolling Period, the transaction is approved by two-thirds of the Board of Directors and two-thirds in interest of the Listed Shareholders other than the Interested Party.

         In addition, the Business Combination Provisions provide that, following the Five-Year Tolling Period, unless the Business Combination was approved by the Board of Directors prior to the Determination Date, or the minimum price criteria and procedural requirements described in paragraphs (a) and (b) below have been met (collectively, the "Fair Price and Procedural Requirements"), a Business Combination is permitted only if the Business Combination is recommended to the Shareholders by the Board of Directors and then approved by (i) 80 percent in interest of the Listed Shareholders and (ii) two-thirds in interest of the Listed Shareholders other than the Interested Party (the voting requirements of clauses (i) and (ii) to be referred to herein as the "Special Approval Vote").

         An "Interested Party" is defined as any person (other than (a) the Company, (b) any subsidiary of the Company, (c) the General Partners, and (d) the Original Shareholders and (e) any affiliate or associate of any person in
(c) or (d) above) that (i) is the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Shares, (ii) is an affiliate or associate of the Company and within two years prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the then outstanding Shares or (iii) is an affiliate or associate of any person described in clauses (i) or (ii) above.

         A "Business Combination" includes the following transactions:

         (i) Unless the merger, consolidation or exchange of interests does not alter the contractual rights of the Shares as expressly set forth in the Company Organizational Documents or change or convert in whole or in part the outstanding Shares, any merger, consolidation or exchange of interests of the Company or any subsidiary with (a) any Interested Party or (b) any other entity (whether or not itself an Interested Party) which is, or after the merger, consolidation or exchange of interests will be, an affiliate of an Interested Party that was an Interested Party prior to the transaction;

         (ii) Any sale, lease, transfer or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any 12-month period to any Interested Party or any affiliate of any Interested Party (other than the Company or any of its subsidiaries) of any assets of the Company or any subsidiary having, measured as of the time the transaction or transactions are approved by the Board of Directors of the Company, an aggregate book value as of the end of the Company's most recently ended fiscal quarter of 10 percent or more of the total market value of the outstanding Shares or of its net worth as of the end of its most recently ended fiscal quarter;

         (iii) The issuance or transfer by the Company or any subsidiary, in one transaction or a series of transactions, of any of the Shares or any equity securities of a subsidiary which have an aggregate market value of 5 percent or more of the total market value of the outstanding Shares to any Interested Party or any affiliate of any Interested Party (other than the Company or any of its subsidiaries) except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all Shareholders or any other method affording substantially proportionate treatment to the Shareholders;

         (iv) The adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Interested Party or any affiliate of any Interested Party;

         (v) Any reclassification of securities or recapitalization of the Company, or any merger, consolidation or exchange of Shares with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent or more of the total number of outstanding Shares, the proportionate amount of the outstanding Shares or the outstanding number of any class of equity securities of any subsidiary which is directly or indirectly owned by any Interested Party or any affiliate of any Interested Party; or

         (vi) The receipt by any Interested Party or any affiliate of any Interested Party (other than the Company or any of its subsidiaries) of the benefit, directly or indirectly (except proportionately as a Shareholder), of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by the Company or any of its subsidiaries.

(a) Minimum Price Criteria. A Business Combination proposed by an Interested Party after the expiration of the Five-Year Tolling Period must obtain the Special Approval Vote unless the Interested Party complies with the Fair Price and Procedural Requirements or the Board of Directors approves the Business Combination or the transaction in which the Interested Party became an Interested Party prior to the Determination Date.

         The Fair Price and Procedural Requirements provide that, in a Business Combination involving cash or other consideration being paid to the Shareholders, the consideration will be required to be either in cash or in the same form as the Interested Party paid in acquiring the largest number of Shares that it has acquired in any one transaction or series of related transactions, except to the extent that the Shareholders otherwise elect in connection with their approval of the proposed transaction. In addition, the transaction constituting the Business Combination must provide for payment of consideration per Share at least equal to the highest of the following: (i) the highest per Share price paid by the Interested Party for any of the Shares of the same class or series acquired by it (A) within the five-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (B) within the five-year period immediately before the Determination Date, (ii) the highest preferential amount per Share to which the holders of the Shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company,
(iii) the fair market value per Share of the same class or series on the Announcement Date or the Determination Date, whichever is higher or (iv) the price per Share equal to the fair market value per Share on the Announcement Date or on the Determination Date, whichever is higher, multiplied by a fraction equal to (A) the highest per Share price paid by the Interested Party for any of the Shares of the same class or series acquired by it within the five-year period immediately prior to the Announcement Date over (B) the fair market value per Share of the same class or series on the first day in such five-year period on which the Interested Party acquired any of the Shares.

         For purposes of the Fair Price and Procedural Requirements, the fair market value of the Shares on the Announcement Date or the Determination Date will be the highest closing sale price during the 30-day period immediately preceding the date in question of a Share of the same class or series on the composite tape for NYSE-listed stocks, or, if Shares of the same class or series are not quoted on the composite tape, on the NYSE, or, if the Shares of the same class or series are not listed on the NYSE, on the principal United States securities exchange registered under the Exchange Act on which the Shares of the same class or series are listed, or, if the Shares of the same class or series are not listed on any such exchange, the highest closing bid quotation with respect to a Share of the same class or series during the 30-day period preceding the date in question on the NASD automated quotation system or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a Share of the same class or series as determined by the Board of Directors in good faith.

(b) Procedural Requirements. The Fair Price and Procedural Requirements also provide that, in order to avoid the Special Approval Vote, after an Interested Party becomes an Interested Party, it will have to comply with certain procedural requirements, as well as the minimum price requirements, unless the Business Combination is approved by the Board of Directors prior to the Determination Date.

         Under the Fair Price and Procedural Requirements, the Special Approval Vote applies after the expiration of the Five Year Tolling Period (unless the Board of Directors approves the Business Combination prior to the Determination
Date) if the Company, after the Interested Party has proposed a Business Combination and after the Determination Date but prior to consummation of such Business Combination, (A) fails to pay in a timely manner the full amount of any distributions on any preferred Shares (including any Partnership Shares) then outstanding, (B) fails to increase the annual rate of distributions made with respect to any Shares to reflect any recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding Shares or
(C) reduces the annual rate of distributions paid on any class or series of Shares that are not preferred. The provisions of clauses (A), (B) and (C) do not apply if no Interested Party or an affiliate or associate of an Interested Party voted as a member of the Board of Directors in a manner inconsistent with clauses (A), (B) and (C) and the Interested Party, within 10 days after any act or failure to act inconsistent with such items, notifies the Board of Directors that the Interested Party disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act. This provision is designed to prevent an Interested Party who controls the necessary voting power from attempting to depress the market price of the Shares prior to consummating a Business Combination by reducing distributions thereon and thereby reducing the consideration required to be paid pursuant to the minimum price criteria.

         The Special Approval Vote also applies to a proposed Business Combination after the expiration of the Five Year Tolling Period (unless the Board of Directors approves the Business Combination prior to the Determination
Date) if the Interested Party acquired any additional Shares (except as part of the transaction in which it became an Interested Party or by virtue of proportionate Share splits or distributions) in any transaction subsequent to the time it proposes a Business Combination. This provision is intended to prevent an Interested Party from purchasing additional Shares at prices that are lower than those set by the minimum price criteria after it proposes a Business Combination.

         The Interested Party will be required to meet the Fair Price and Procedural Requirements with respect to each class or series of Shares, whether or not the Interested Party owned Shares of that class or series prior to proposing the Business Combination. If the Fair Price and Procedural Requirements are not met with respect to each class or series of Shares, the Special Approval Vote will be applicable unless the Business Combination was approved by the Board of Directors prior to the Determination Date. In addition, if the transaction is not of a type which involves the receipt of any cash, securities or other consideration by Shareholders generally, such as a sale of assets or an issuance of Company interests to an Interested Party, the minimum price criteria discussed in paragraph (a) above could not be met and the Special Approval Vote will be applicable unless the transaction is approved by the Board of Directors prior to the Determination Date.

         Advantages and Disadvantages of the Business Combination Provisions. The Business Combination Provisions are designed to prevent certain of the potential inequities of Business Combinations that involve two or more steps. In the first instance, in order to complete a Business Combination within the Five-Year Tolling Period, the Interested Party must either (i) obtain the approval by the Board of Directors prior to the Determination Date or (ii) obtain the approval of two-thirds of the Board of Directors and two-thirds in interest of the Shareholders (excluding the vote of the Interested Party). The effect of these provisions is to place a veto power over certain transactions in the hands of the Board of Directors and Shareholders, other than the Interested Party.

         In the second instance, after the expiration of the Five-Year Tolling Period, the Interested Party must either assure itself of obtaining the affirmative votes of at least (i) 80 percent in interest of all Shareholders and
(ii) two-thirds in interest of the Shareholders (excluding the vote of the Interested Party) prior to the vote on the Business Combination, or be prepared to meet the Fair Price and Procedural Requirements. The Fair Price and Procedural Requirements are designed to protect those Shareholders who have not tendered or otherwise sold their Shares to a third party who is attempting to acquire control, by helping to assure that at least the same price and form of consideration is paid to such Shareholders in a Business Combination as were paid to Shareholders in the initial step of the acquisition. In the absence of these provisions, an Interested Party who acquires control of the Company could subsequently, by virtue of such control, force minority Shareholders to sell or exchange their Shares at a price that may not reflect any premium the Interested Party may have paid in order to acquire its interest. Such a price could be lower than the price paid by the Interested Party in acquiring control and could also be in a less desirable form of consideration (e.g., equity or debt securities of the Interested Party instead of cash).

         In many situations, the Fair Price and Procedural Requirements will require that an Interested Party pay Shareholders a higher price for their Shares and/or structure the transaction differently from what would be the case without the provision. Accordingly, the Board of Directors believes that, to the extent a Business Combination is involved as part of a plan to acquire control of the Company, the Business Combination Provisions may increase the likelihood that an Interested Party will negotiate directly with the Board of Directors. The Board of Directors believes that it is in a better position than individual Shareholders of the Company to negotiate effectively on behalf of all Shareholders, in that the Board of Directors is likely to be more knowledgeable than most individual Shareholders in assessing the business and prospects of the Company. Therefore, the Board of Directors is of the view that negotiations between the Board of Directors and an Interested Party will increase the likelihood that Shareholders in general will receive a higher price for their Shares than otherwise might be obtained.

         Although some substantial acquisitions of equity securities are made without the objective of effecting a subsequent Business Combination, in many cases a purchaser acquiring control desires to have the option to consummate such a Business Combination. Assuming that to be the case, the Business Combination Provisions will tend to deter a potential purchaser whose objective is to seek control of the Company at a relatively low price, since acquiring the remaining equity interest will not be assured unless the applicable voting requirements were met, the Fair Price and Procedural Requirements were satisfied or the Board of Directors were to approve the transaction prior to the Determination Date. The Business Combination Provisions also should help to deter the accumulation of large blocks of the Shares, which the Board of Directors believes to be potentially disruptive to the stability of the Company and which could precipitate a change of control of the Company on terms unfavorable to other Shareholders.

         Tender offers or other non-open market acquisitions of equity securities usually are made at prices above their prevailing market price. In addition, acquisitions of equity securities by persons attempting to acquire control through market purchases may cause the market price of the securities to reach levels that are higher than might otherwise be the case. The presence of the Business Combination Provisions may deter such purchases, particularly those of less than all of the Shares, and may, therefore, deprive the Company's Shareholders of an opportunity to sell their Shares at a temporarily higher market price. Because of the Special Approval Vote for approval of any subsequent Business Combination and the possibility of having to pay a price to other Shareholders in such a Business Combination that is not less than the price paid for its initial holdings, the Business Combination Provisions may make it more costly for a third party to acquire control of the Company. It should be noted that the Business Combination Provisions will not necessarily deter persons who might be willing to seek control by acquiring a substantial portion of the Shares when they have no intention of acquiring the remaining Shares.

         In certain cases, the Fair Price and Procedural Requirements' minimum price provisions, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, an Interested Party may be unable, as a practical matter, to comply with all of the procedural requirements. In these circumstances, unless an Interested Party were assured of obtaining the required number of affirmative votes from the other Shareholders, it will be forced either to negotiate with the Board of Directors and offer terms acceptable to the Board of Directors or to abandon such proposed Business Combination.

         Amendments to Business Combination Provisions. The Organizational Documents provide that the Business Combination Provisions may be amended or repealed only by a vote of 80 percent in interest of all Listed Shareholders, voting together as a single class, excluding Shares held by any Interested Party or any affiliate of an Interested Party.

         Control Share Acquisition Provisions. The Organizational Documents also contain control Share acquisition provisions (the "Control Share Acquisition Provisions"). The Control Share Acquisition Provisions, in general, provide that any person or entity that acquires one-fifth or more of the outstanding Shares of any class or series acquires voting rights with respect to the acquired Shares only to the extent approved by the affirmative vote of two-thirds in interest of the Listed Shareholders, but excluding any votes cast with respect to Shares in respect of which the acquirer is entitled to exercise or direct the exercise of the voting power.

         The Control Share Acquisition Provisions provide that a person or entity acquires Control Shares whenever it acquires Shares that, but for the operation of the Control Share Acquisition

Provisions, will bring its voting power within any of the following ranges: (i) one-fifth to one-third, (ii) one-third to a majority or (iii) a majority or more. A "Control Share Acquisition" generally means the acquisition of Shares that will entitle the acquiring person immediately after the acquisition to exercise or direct the exercise of the voting power of Shares within one of these ranges of voting power. Excepted from the definition of Control Share Acquisition is an acquisition of Shares from any person whose previous acquisition of Shares was pursuant to the laws of descent or distribution or the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the Control Share Acquisition Provisions or a merger, consolidation or exchange of interests if the Company is a party thereto. Subject to certain exceptions, a Control Share Acquisition does not include the acquisition of Shares in good faith and not for the purpose of circumventing the Control Share Acquisition Provisions by or from any person whose voting rights have previously been authorized by the Listed Shareholders in compliance with the Control Share Acquisition Provisions or any person whose previous acquisition of the Shares will have constituted a Control Share Acquisition but for the exclusions in the preceding sentence. In addition, a Control Share Acquisition does not include the acquisition of Shares by (a) any subsidiary of the Company, (b) the General Partners and the Original Shareholders and (c) any affiliate or associate of any person in (b) above.

         Voting Rights of Control Shares. Under the Control Share Acquisition Provisions, a person or entity that acquires Control Shares pursuant to a Control Share Acquisition acquires voting rights with respect to those control Shares only to the extent approved by the affirmative vote of two-thirds in interest of the Listed Shareholders, but excluding any votes cast with respect to Shares in respect of which the acquirer is entitled to exercise or direct the exercise of the voting power.

         The acquirer may require the Company to hold a meeting of the Listed Shareholders for the purpose of considering the status of its voting rights by complying with the requirements of the Organizational Documents. The acquirer must deliver to the Company an acquiring person statement, which must set forth, among other things, the terms of the proposed acquisition and representations that the proposed Control Share Acquisition, if consummated, will not be contrary to law, and that the acquirer has the financial capacity to make such acquisition. If the acquirer so requests at the time of delivery of the acquiring person statement and gives a written undertaking to pay the expenses of a meeting, the Board of Directors is generally required to call and hold, within 50 days after receipt of the acquiring person statement and undertaking, a meeting of the Listed Shareholders to consider the voting rights to be accorded the Shares to be acquired in the Control Share Acquisition. In connection with calling the meeting, the Company must send a notice to the Listed Shareholders which includes or is accompanied by both the acquiring person statement and a statement by the Board of Directors setting forth its position or recommendation or stating that it is taking no position or making no recommendation with respect to the issue of voting rights to be accorded the Shares acquired in the Control Share Acquisition.

         Redemption of Control Shares. If an acquiring person statement has been delivered on or before the tenth day after the Control Share Acquisition and the Listed Shareholders do not vote to approve voting rights to the Control Shares, the Company may redeem the Control Shares from the acquirer at any time during the 60-day period commencing on the day of a meeting at which the voting rights of the Control Shares were considered and not approved. If the acquirer fails to deliver an acquiring person statement on or before the tenth day after the Control Share Acquisition, the Company may redeem the Control Shares (except Control Shares for which voting rights have been approved) at any time during the period commencing on the 11th day after the Control Share Acquisition and ending 60 days after the acquiring person statement has been delivered. Any redemption of Control Shares shall be at the fair value of the Control Shares as of the date of the last acquisition of Control Shares by the acquirer or, if a meeting is held to consider the voting rights of the Control Shares, as of the date of the meeting.

         Advantages and Disadvantages of the Control Share Acquisition Provisions. The Control Share Acquisition Provisions will permit the Listed Shareholders to review, on a collective basis, the merits of a proposed acquisition of control of the Company without the time pressure and coercive atmosphere often present with tender offers and other non-negotiated transactions. Although a change of control may in certain circumstances be beneficial to security holders, the Control Share Acquisition Provisions are intended to provide the Listed Shareholders with the continued ability to make a reasoned, thoughtful decision on proposed acquisitions of significant voting power. It also may enhance the Company's bargaining power with a potential acquirer.

         The Control Share Acquisition Provisions also may make it more difficult or costly for another party to acquire and exercise control of the Company. To the extent that it has the effect of discouraging a future takeover attempt, it could prevent Shareholders from realizing any premium over the prevailing market price that might be involved in any such transaction. The Control Share Acquisition Provisions also may discourage gradual market purchases by an acquirer, thereby depriving some Listed Shareholders of an opportunity to sell their Shares at a temporarily higher market price, though the provisions of the Control Share Acquisition Provisions may force an acquirer to pay a higher price for control and Shareholders will thereby benefit. Finally, to the extent that the Control Share Acquisition Provisions enable the Company to resist a takeover or a change of control or removal of the Board of Directors, it could make it more difficult to remove the existing management of the Company, even if such removal will be beneficial to the Shareholders.

         Amendments to Control Share Acquisition Provisions. The Organizational Documents provide that the Control Share Acquisition Provisions may be amended or repealed only by a vote of 80 percent in interest of all Listed Shareholders, excluding any votes cast with respect to Control Shares held by an acquirer.

         Shareholder Rights Plan. The Company intends to enter into the Shareholder Rights Plan with a rights agent that will provide for the issuance of one right (a "Right") for each outstanding Share to the Company's Listed Shareholders of record on a record date to be established by the Board of Directors (the "Rights Record Date"). Each Right will entitle the holder thereof to buy one Share at a specified exercise price, which will be subject to adjustment.

         Set forth below is a description of the proposed terms of the Listed Shareholder Rights Plan.

         Distribution Date. Until the close of business on the tenth day after the earlier to occur of (i) the date a person (an "Acquiring Person") (other than the Company, any subsidiary of the

Company, the General Partners, any Affiliate of the General Partners, the Original Shareholders and any employee benefit plan of the Company) alone or together with affiliates and associates, has become the beneficial owner of five percent or more of the outstanding Shares or (ii) the date of the commencement of, or announcement of, an intention to make a tender offer or exchange offer the consummation of which will result in the beneficial ownership by a person or group (other than the Company, any subsidiary of the Company, the General Partners, any Affiliate of the General Partners, the Original Shareholders and any employee benefit plan of the Company) of 10 percent or more of the outstanding Shares (the earlier of (i) or (ii) being called the "Rights Distribution Date"), the Rights will be evidenced by the Shares registered in the name of the holders of the Shares and not be separate Right certificates.

         The Shareholder Rights Plan is expected to provide that, until the Rights Distribution Date, the Rights will be transferred with and only with the Shares. Until the Rights Distribution Date (or earlier termination or expiration of the Rights), the transfer of any Shares outstanding as of the Rights Record Date will also constitute the transfer of the Rights associated with such Shares. As soon as practicable following the Rights Distribution Date, separate certificates evidencing the Rights (a "Rights Certificate") will be mailed to holders of record of the Shares as of the close of business on the Rights Distribution Date and such separate Rights Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Rights Distribution Date. The Rights will expire on the tenth anniversary of the Rights Record Date (the "Final Expiration Date") unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, as described below.

         Adjustments to Purchase Price. The purchase price payable (the "Exercise Price"), and the number of the Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event the Company (i) declares or pays any distribution on the Shares payable in Shares or other securities, (ii) subdivides or splits the outstanding Shares into a greater number of interest or
(iii) combines or consolidates the outstanding Shares into a smaller number of interests or effects a reverse split of the outstanding Shares.

         Exercise of Rights. In the event that on or after the Rights Distribution Date, the Company is acquired in a merger or other business combination transaction or 50 percent or more of its consolidated assets or earning power are sold (in one transaction or a series of transactions other than in the ordinary course of business), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price, that number of partnership interests, common shares or other equity securities of the acquiring entity which at the time of such transaction will have a market value of two times the Exercise Price. In the event that any person, together with its affiliates and associates, becomes the beneficial owner of five percent or more of the Shares then outstanding, unless such acquisition is approved by the Board of Directors, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise thereof and payment of the Exercise Price, the greater of
(i) the number of Shares for
which such Right was exercisable immediately prior to such event or (ii) that number of Shares having a market value of two times the Exercise Price.

         Redemption of Rights. At any time prior to the earlier to occur of (i) the acquisition by a person, together with its affiliates and associates of beneficial ownership of five percent or more of the outstanding Shares or (ii) the Final Expiration Date, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a redemption price of $.01 per Right. Immediately upon any redemption of the Rights, all rights relating to the Rights (except the right to receive the redemption price for each Right), including the right to exercise the Rights, will terminate.

         Amendment of Rights Plan. The terms of the Rights may be amended by the Board of Directors in any manner without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person, no such amendment may adversely affect the interest of the holders of the Rights (other than Acquiring Persons).

         Effect of the Rights Plan. Although the Rights will not prevent a takeover of the Company, the Rights may have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offerer willing to negotiate in good faith with the Company.

RESALE OF SHARES

         The Listed Shares received by the General Partners and their affiliates are be restricted shares which may only be resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act. The General Partners and their affiliates have the ability to compel the Company to register the Listed Shares they received in the Consolidation. The costs of this registration would be borne by the Company.

         Listed Shares received by persons who may be deemed to be "affiliates" of the Company may be sold by those persons only in accordance with the provisions of Rule 144 under the Securities Act, pursuant to an effective registration under the Securities Act, or in transactions that are exempt from registration under the Securities Act. Rule 144 provides, in general, that those Listed Shares may be sold by the affiliate only if (i) the number of Listed Shares sold within any three-month period does not exceed the greater of one percent of the total number of outstanding Shares or the average weekly trading volume of the shares during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission and (ii) the Shares are sold in transactions directly with a "market maker" or in "brokers' transactions" within the meaning of Rule 144 under the Securities Act.


                               DISTRIBUTION POLICY

         The following summarizes the Company's current distribution policy with respect to Listed Shares and the Subsidiary Partnership Units. The Board of Directors of the Company will have the ability to change the Company's distribution policy with respect to the Listed Shares without the consent of the Shareholders. The Board of Directors of the Company will have the discretion to adopt a distribution reinvestment plan in the future which would permit holders of Listed Shares to reinvest the distributions they receive from the Company in additional Listed Shares.

LISTED SHARES

         The Company intends to make regular quarterly distributions to the Shareholders. The Company has declared a dividend of $0.4125 per Listed Share to shareholders of record on March 31, 1998 and was paid on April 15, 1998.

         The following table illustrates the adjustments made to the Company's pro forma net income before extraordinary items for the 12 months ended December 31, 1997, in estimating its cash available for distribution for the 12 month period ending December 31, 1998 and in establishing its estimated initial annual distribution:

Pro forma net income for the 12 months
     ended December 31, 1997 before
     extraordinary items                                      $    37,946
Adjustments:
     Non-cash expenses and other adjustments(1)                    14,202
     Gains on sales of properties and securities                  (1,565)
     Excess of minority interest income over
         distributions to minority interest                           860
     Decrease in interest expense(2)                                3,066
     Contractual rent increases and new leases(3)                   2,085
     Lease expirations(4)                                         (3,138)
     Reduction of cash flow from hotels due to
         commencement of renovations(5)                             (180)
Estimated adjusted cash generated before
     debt repayments and capital expenditures
     for the 12 months ending December 31, 1998                    53,276
Capital expenditures                                              (4,005)
                                                              ----------
Estimated adjusted cash generated before
     debt repayments                                               49,271
Principal amortization of mortgage debt(6)                        (6,555)
                                                              ----------
Estimated adjusted cash generated
     after debt repayments                                    $    42,716
                                                              ===========
Expected initial annual distribution(7)                       $    39,691
                                                              ===========
Expected initial annual distribution
     per Listed Share                                         $      1.65
                                                              ===========

 (1)     Reflects the following:

Depreciation and amortization                                 $     9,391
Non-cash writedown of real estate assets                            3,806
Vested portion of performance fees paid in stock                      705
Directors' and employee's compensation paid in stock                  300
                                                                      ---
                                                              $    14,202
                                                              ===========

         Performance fees and a portion of the compensation of Directors and the Company's sole employee will be paid in the form of Listed Shares.

         Operating and financing lease adjustments represent the effect of adjusting straight-line rents on operating leases and interest income on direct financing leases included in pro forma net income, to a cash basis.

(2) Represents the estimated decrease in interest expense on amortizing debt for the 12 months ending December 31, 1998.

(3) Represents the estimated increase in lease revenues due to contractually scheduled rental adjustments and the commencement of new leases. Scheduled rental adjustments are based on increases in the Consumer Price Index or fixed increases.

(4) Represents the reduction in lease revenues due to scheduled lease expirations.

(5) A renovation of the hotel in Livonia, Michigan is expected to commence in June 1998, resulting in a temporary reduction of operating cash flows. The renovation will be completed within 12 months of commencement and is expected to result in an increase in hotel revenues.

(6) Represents scheduled principal amortization on mortgage debt for the 12 months ending December 31, 1998, excluding balloon payments on maturing debt.

(7) Based on estimated average outstanding Listed Shares for the 12 months ending December 31, 1998.

         The Company will consider various factors in determining future distributions including expected cash flows generated from operating activities, cash requirements to fund property improvements and expansions, debt service requirements, the level of cash balances on hand and the Company's ability to generate funds from operations. These factors will be taken into account in determining the Company's ability to pay a sustainable level of distributions. In addition the Company expects to commence acquiring new investments to meet its growth objectives and such acquisition strategy may affect the Company's ability to maintain or increase future distribution levels.

         The Company intends to utilize cash generated from operations to fund distributions to Shareholders and pay regularly scheduled principal amortization on mortgage debt. For the three years ended December 31, 1995, 1996 and 1997 cash generated from operations of approximately $63,276,000, $50,983,000 and $49,559,000, exceeded distributions to the Limited Partners of approximately $57,216,000, $34,173,000 and $43,620,000, respectively. Cash generated from operations in 1997 decreased by $1,424,000 as compared to 1996 due to an increase in expenses in connection with the evaluation of CPA(R) Partnership liquidity alternatives. Distributions of $43,620,000 in 1997 reflected an increase of $9,447,000 due to the payment of a distribution intended to adjust the net assets of each CPA(R) Partnerships to conform with the estimate of Total Exchange Value, as specified in the Consent Solicitation Statement.

         Cash flows provided (used) by investing activities for the two years ended December 31, 1995 and 1996 amounted to approximately $24,327,000 and $19,545,000, respectively, primarily due to the sale of properties. Most of the Company's properties are subject to net leases under which the lessees are required to pay all operating expenses of the properties and structural repairs. Consequently, historical cash needs for capital expenditures on the properties have not been material. Capital expenditures for the three years ended December 31, 1995, 1996 and 1997 are approximately $2,095,000, $3,420,000 and $1,955,000, respectively. Future capital expenditures may be expected to increase as many of the Company's leases are over 10 years old and are scheduled to approach their initial expiration dates. If cash generated from operating activities is not sufficient to fund future capital expenditures, such expenditures could be funded from the Company's working capital reserves or from additional borrowing of secured or unsecured debt.

         Cash flows from financing activities primarily consists of payment of mortgage principal in connection with loan prepayments or scheduled principal amortization, payment of distributions to partners and the refinancing of mortgage loans. Net cash used in financing activities totaled approximately $105,578,000, $69,686,000 and $59,008,000 for the three years ended December 31,
1995, 1996 and 1997, respectively. Scheduled principal payments on debt for the years ended December 31, 1998, 1999 and 2000 are expected to be approximately $37,068,000, $41,264,000 and $4,875,000, respectively, consisting primarily of balloon payments on mortgage loans currently in place. Such payments can be funded partially but not entirely from cash generated from operations. The Company has established an unsecured bank line of credit or may refinance loans on selected properties to fund these obligations.

         The Company's lease revenues from existing properties are expected to decrease due to the modification of leases with Policy Management Systems and Hughes Markets. The modification of those leases resulted in a temporary increase in lease revenues during 1995, 1996 and the first quarter of 1997. In July 1994 the Company agreed to accelerate the term of a lease with Policy Management Systems from the originally scheduled expiration in June 2003 to June 1997, resulting in a corresponding acceleration of the rental income that would have been paid over the original remaining term of the lease. Annual rents subsequent to the acceleration increased from approximately $1,850,000 to approximately $5,200,000. The lease with Policy Management Systems expired in June 1997. The Company has leased a portion of the property at an annual rental of approximately $723,000 and is currently re-marketing the remaining space. The Company believes that annual rents on the property, when fully leased, will approximate the annual rents received prior to acceleration of the term of the lease with Policy Management Systems.

         The lease with Hughes Markets, Inc. for a property in Los Angeles, California, expired in April 1996 and was extended for a period of two years with a significant increase in rent. In connection with the lease extension the Company was able to increase annual rents during the extension period from approximately $1,800,000 to approximately $4,000,000. Hughes Markets agreed to make a lump sum payment of approximately $3,500,000 upon the expiration of the extended lease term in April 1998, and such amount is recognized on a pro rata, straight-line basis over the extension term. The Company has entered into an agreement to lease the Los Angeles property upon termination of the lease with Hughes Markets for an annual rent of approximately $1,800,000 for a term of nine years.

         The Company intends to commence purchasing additional investments. Such acquisitions may be financed with funds provided by unsecured lines of credit, additional borrowing on unleveraged properties or the issuance of additional equity. Acquisitions of new properties are expected to increase future lease revenues.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the Shares is ChaseMellon Shareholder Services, L.L.C.


              COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE
                          GENERAL PARTNERS AND MANAGER

AMOUNTS PAYABLE TO THE MANAGER

Amounts Payable by the Company.

         The following is a description of the fees payable by the Company to the Manager in connection with the services to be provided by the Manager.

         Management Fee. The Manager will be paid a monthly management fee at an annual rate of .5 percent of the Total Capitalization of the Company. The Management Fee and Performance Fee will each be reduced by one-half of the amount received by the Manager from the Subsidiary Partnerships for property management or leasing fees and distributions of Cash from Operations. The Total Capitalization of the Company will be measured each month by adding (i) the average of total principal amount of the debt owed by the Company (measured as of the first and last day of each month) and (ii) the Average Market Capitalization of the Company (measured by multiplying the closing price of the Listed Shares on each trading day of the month by the total number of Listed Shares issuable in the Consolidation outstanding each trading day, adding the product for each day and dividing the sum by the number of trading days in the month).

         Performance Fee. The Manager will be paid a monthly Performance Fee at an annual rate of .5 percent of the Total Capitalization of the Company. This fee will be paid in the form of restricted Listed Shares which will vest ratably over five years. Before such shares are vested, the restricted Listed Shares will not be transferable and will be subject to forfeiture in the event the Manager is terminated for cause or resigns. The restricted Listed Shares will vest immediately in the event of a change of control and certain other circumstances. The Management Fee and Performance Fee will each be reduced by one-half of the amount received by the Manager from the Subsidiary Partnerships for property management or leasing fees and distributions of Cash from Operations. The sale of the Listed Shares will be restricted pursuant to Rule 144 of the '33 Act. The fee amount will be divided by the closing price of the Listed Shares on the last trading day of the month to determine the number of Listed Shares to be paid to the Manager.

         Termination Fee. If the Management Agreement is terminated in connection with a change of control, by the Company without cause or by the Manager with Good Reason, the Manager will be entitled to receive a Termination Fee. The Termination Fee equals the sum of (A) any fees that would be earned by the Manager upon the disposition of the assets of the Company and the Subsidiary Partnerships at their appraised value as of the date the Management Agreement is terminated (the "Termination Date") and (B)(1) if the agreement is terminated by the Company after a change in control, $50 million if the change in control occurs on or before December 31, 1998 and thereafter, five times the total fees paid to the Manager by the Company and the Subsidiary Partnerships in the 12 months preceding the change in control and (2) if the agreement is terminated without cause or for Good Reason, $50 million if the agreement is terminated before December 31, 1999; $40 million if the agreement is terminated before December 31, 2000; $30 million if the agreement is terminated before December 31, 2001; $20 million if the agreement is terminated before December 31, 2002 and $10 million if the agreement is terminated before December 31, 2003.

         The Manager may also be paid fees on a transactional basis for acquisitions, dispositions and other similar transactions. The terms of such fees will be negotiated with the Board of Directors.

Amounts Payable by the Subsidiary Partnerships.

         The Manager will be entitled to the distributions from the respective Subsidiary Partnerships described below. Distributions paid to the Manager by the Subsidiary Partnerships described in the following table will reduce the management fee and performance fee otherwise payable to the Manager by the Company each by one-half of the amount paid by the Subsidiary Partnership:

                                                                   Percent of
Subsidiary             Property Management/                    Distribution of Cash
Partnership                Leasing Fee                           from Operations
-----------                -----------                           ---------------
CPA(R):1         5% of Adjusted Cash from Operations                   1%
CPA(R):2         5% of Adjusted Cash from Operations                   1%
CPA(R):3         5% of Adjusted Cash from Operations                   2%
CPA(R):4         1% of gross lease payments(1)                         6%
CPA(R):5         1% of gross lease payments(1)                         6%

CPA(R):6         1% of gross lease payments(1)                         6%
CPA(R):7         1% of gross lease payments(1)                         6%
CPA(R):8         3% of gross lease payments over first
                   five years of original term of each lease          10%
CPA(R):9         3% of gross lease payments over first
                   five years of original term of each lease.         10%

(1) The management fee for properties not subject to leases with an initial term of less than 10 years is (i) six percent of the gross revenues of such leases where such Affiliate performs leasing, re-leasing and leasing related services, or (ii) three percent of gross revenues of such leases where such services are not performed; provided, however, that in no event shall such management fee exceed an amount which is competitive for similar services in the same geographic area and further provided that bookkeeping services and fees paid to non-Affiliates for management services shall be included in the management fee.

         Incentive Fee. The Manager will be paid an Incentive Fee equal to 15 percent of the amount of the net proceeds received from the sale of a property previously held by a CPA(R) Partnership in excess of the appraised value of the equity interest in such property used in the Consolidation less an adjustment for the share of such net proceeds in excess of the appraised value of the equity interest attributable to the Manager's interest in the Listed Shares.

         Preferred Return. The Manager will be paid a Preferred Return of $[1,067,133] if the closing price of the Listed Shares exceeds $23.11 for five consecutive days. This payment is for services rendered in connection with prior sales of properties owned by one of the Subsidiary Partnerships.

FEES PAYABLE OVER PAST THREE YEARS

         The following table sets forth the actual amounts of compensation and distributions paid by the CPA(R) Partnerships on a combined basis to the General Partners for the last three fiscal years and the amounts that would have been payable to the Manager and its affiliates over the same period if the Consolidation had taken place effective January 1, 1994. This comparison assumes that the Company would have conducted its business the same way as the CPA(R) Partnerships conducted their business over the same period.


                             MANAGER'S COMPENSATION

                                          Pro Forma(1)
               -----------------------------------------------------------------
                 Management      Total Cash        Performance         Total
                   Fee(2)       Compensation      Fee-Stock (2)     Compensation
               -----------------------------------------------------------------
1995           $   3,940,000    $   3,940,000     $     788,000    $   5,558,000
1996               3,695,000        3,695,000         1,527,000        6,052,000
1997               3,527,000        3,527,000         2,232,000        5,759,000

(1) Reflects estimated management fees that would have been paid to the Manager if the Consolidation had been completed as of January 1, 1995, assuming maximum participation without the issuance of Subsidiary Partnership Units. Actual fees would have depended on the market price of the Listed Shares (see Note 4).

(2) Management fees and Performance Fees are equal to 0.5 percent of the Company's Total Capitalization payable in cash and 0.5 percent thereof payable in the form of Listed Shares of the Company, respectively, but shall not in any event be less than the total amount of leasing fees and distributions otherwise paid to the General Partners of the CPA(R):
         Partnerships. Total Capitalization equals the Company's average market capitalization plus the average outstanding debt for the relevant period. For purposes of the presentation, in the absence of applicable market values for the Listed Shares, pro forma Total Capitalization is deemed to be equal to the sum of the Total Exchange Value and the average outstanding debt of the CPA(R) Partnerships. The Company's actual market capitalization may increase or decrease depending on the Company's operating performance and market conditions; management fees actually paid would increase or decrease accordingly. The performance fee will be paid in the form of restricted Listed Shares which will vest ratably over five years. The sale of the Listed Shares by the Manager will be restricted pursuant to Rule 144 of the Securities Act. The amounts shown under "Performance Fee--Stock" represent amounts of restricted Listed Shares that would have vested in each of the years 1995, 1996 and 1997.


                   POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

         The following is a discussion of certain investment, financing, conflicts of interest and other policies of the Company. These policies have been determined by the Company's Board of Directors and generally may be amended or revised from time to time by the Board of Directors without a vote of the Shareholders.

INVESTMENT POLICIES

         Investments in Real Estate. The Company seeks to acquire and manage a diversified portfolio of properties subject to long-term leases. The Company seeks to structure leases and to acquire properties subject to leases that generally provide: (i) that the tenant is responsible for all operating and capital expenses, as well as environmental and other contingent liabilities;
(ii) for contractual rent increases over the term of the lease; and (iii) for primary lease terms of 10 to 25 years.

         While the Company generally intends to hold its Properties for long-term investment, the Company may dispose of a Property if it deems such disposition to be in its best interests and may either reinvest the proceeds of such disposition or distribute the proceeds to Shareholders. The Company may sell Properties to tenants pursuant to purchase options included in certain leases.

         Investments in Real Estate Mortgages. While the Company emphasizes equity real estate investments in properties subject to long-term leases, it may, in its discretion, invest in mortgages and other interests related to real estate. The Company does not presently intend to invest to a significant extent in mortgages, but may do so. The mortgages in which the Company may invest may be first mortgages or junior mortgages and may or may not be insured by a governmental agency.

         Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. The Company also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. The Company may acquire all or substantially all of the securities or assets of REITs or similar entities where such investments would be consistent with its investment policies. The Company may also receive an equity interest or rights to purchase equity interests in tenants or affiliates of tenants in connection with sale-leaseback transactions. In any event, the Company does not intend that its investments in securities will require it to register as an "Investment Company" under the Investment Company Act of 1940, and the Company would divest itself of such securities before any such registration would be required.

         Joint Ventures and Wholly-Owned Subsidiaries. The Company may enter into joint ventures or general partnerships and other participations with real estate developers, owners and others for the purpose of obtaining an equity interest in a particular Property or Properties in accordance with the Company's investment policies. Such investments permit the Company to own interests in large Properties without unduly restricting diversification and, therefore, add flexibility in structuring the Company's portfolio. See "RISK FACTORS -- Real Estate Investment Risks -- Risks of Joint Ventures."

         The Company may from time to time participate jointly with other entities sponsored or managed by one of its Affiliates in investments as tenants-in-common or in some other joint venture arrangement. Any joint investment will be on substantially the same economic terms and conditions and each investment entity may have a right of first refusal to purchase the interest of the other if a sale of that interest is contemplated.

         Permitted Investments. The purposes of the Company include investing in or engaging in activities related to investment in net leased properties such as, without limitation, industrial, commercial, retail and warehouse distribution properties; provided, however, that the investment criteria shall be established by the Board of Directors from time to time in its sole discretion. The Company is authorized to invest in net leased real estate and may make mortgage loans, secured by properties of the type in which the Company may invest. In addition, the Company may acquire other commercial real estate investments or any other assets.

         Engaging in the Purchase and Sale of Investments and Investing in the Securities of Others for the Purpose of Exercising Control. The Company may acquire, own and dispose of general and limited partner interests, and stock, warrants, options or other equity interests in entities, and to exercise all rights and powers granted to the owner of any such interests as well as invest in any type of investment and to engage in any other lawful act or activity for which limited liability companies may be formed under the LLCA, and by such statement all lawful acts and activities shall be within the purposes of the Company.

         Offering Securities in Exchange for Property. The Company may offer securities in exchange for property.

         Repurchasing or Reacquiring Its Own Shares. The Company may purchase or repurchase Shares from any Person for such consideration as the Board of Directors may determine in its reasonable discretion, whether more or less than the original issuance price of such Share or the then trading price of such Share.

         Issuance of Additional Shares. The Board of Directors may, in its discretion, issue additional equity securities. The Company expects to raise additional equity from time to time to increase its available capital. The issuance of additional equity interests may result in the dilution of the interests of the Shareholders.

FINANCING POLICIES

         Issuance of Senior Securities. The Company may at any time issue securities senior to only the Listed Shares, upon such terms and conditions as may be determined by the Board of Directors, as no such shares may be issued which subordinate the rights of the Partnership Shareholders.

         Borrowing Policy. The Company may, at any time, borrow, on a secured or unsecured basis, funds to finance its business and in connection therewith execute, issue and deliver, promissory notes, commercial paper, notes, debentures, bonds and other debt obligations which may be convertible into Shares or other equity interests or be issued together with warrants to acquire Shares or other equity interests.

         Lending of Money. The Company may at any time, make mortgage loans secured by properties of the type in which the Company may invest, subject to the restrictions upon related party transactions contained in the Bylaws.

MISCELLANEOUS POLICIES

         Making Annual or Other Reports to Shareholders. The Company will be subject to the reporting requirements of the Exchange Act and will file annual and quarterly reports thereunder. The Company currently intends to provide annual and quarterly reports to its Shareholders.

         Restrictions Upon Related Party Transactions. The Bylaws prohibit the Company from engaging in a transaction with a Director, officer, advisor, person owning or controlling 10% or more of any class of Company's outstanding voting securities of any affiliate of the aforementioned ("interested parties"), except to the extent that such transactions are specifically authorized by the terms of the Bylaws. The Bylaws prohibit the Company from entering into a transaction with any of the interested parties unless the terms or conditions of such transactions have been disclosed to the Board of Directors and approved by a majority of Directors not otherwise interested in the matter (including a majority of Independent Directors), and such Directors, in approving the transaction, have determined it to be fair, competitive and commercially reasonable, and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties. In addition, the Bylaws specifically authorize the Company to acquire property from interested parties to the extent the terms and conditions of the acquisition have been approved by a majority of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors) and such Directors have made good faith determinations as to the fairness of the compensation provided for such property.

         Company Control. The Board of Directors has exclusive control over the Company's business and affairs subject only to the restrictions in the Organizational Documents. Shareholders have the right to elect members of the Board of Directors. The Directors are accountable to the Company as fiduciaries and are required to exercise good faith and integrity in conducting the Company's affairs. See "FIDUCIARY RESPONSIBILITY."

WORKING CAPITAL RESERVES

         The Company will maintain working capital reserves (and when not sufficient, access to borrowings) in amounts that the Board of Directors determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.


                             INCOME TAX CONSEQUENCES

         The following is a discussion of the material tax considerations that may be relevant to a prospective Shareholder. It is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may impact upon a Shareholder's participation in the Company. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation contained herein is based on the Internal Revenue Code of 1986 (the "Code"), existing laws, judicial decisions and administrative regulations ("Regulations"), rulings and practice, all of which are subject to change. Any change could be retroactive so as to apply to the Company and/or its properties.

         The following discussion is generally directed to the federal tax treatment of a U.S. resident individual Shareholder subject to regular federal income tax. Separate sections herein describe in summary form the federal tax treatment of certain other classes of potential Shareholders including IRAs, Keoghs, corporate pension and profit-sharing trusts and other tax-exempt entities. There is no discussion of the federal tax treatment of non-resident aliens and foreign corporations. The discussion herein of the particular tax concerns of these classes of potential Shareholders is only a general summary.

         To the extent that the discussion involves matters of law, it represents the opinion of Reed Smith Shaw & McClay LLP as to all material federal income tax aspects of the offering. The

Company has received an opinion from its counsel Reed Smith Shaw & McClay LLP that (i) the Company will be classified as partnerships for federal tax purposes, provided that, (a) each Participating Partnership is not a publicly traded partnership for Federal income tax purposes or 90 percent or more of its gross income consists of qualifying income as defined in Code Section 7704(d) and 90 percent or more of the Company's gross income consists of qualifying income as described in Code Section 7704(d), and (b) the Company and each Participating Partnership are organized as described in, and operate in compliance with their governing agreements, (ii) confirms the opinions attributed to it in this Prospectus and (iii) which concludes that in the aggregate, the remaining federal income tax consequences of owning Shares in the Company referred to in this Prospectus will occur or be realized by the Shareholders. No rulings have been sought from the IRS with respect to any of the tax matters described in this Prospectus. The opinions of counsel are dependent upon the present provisions of the Code, Regulations and existing administrative and judicial interpretations thereof, all of which are subject to change. A copy of the opinion of counsel filed as exhibit 8.1 to the Company's Registration Statement filed with the Commission on October 15, 1997 (333-37901), can be obtained without charge by contacting Director of Shareholder Services of Carey Diversified LLC, 50 Rockefeller Plaza, New York, NY 10020 or by calling 1-800-733-8481 ext. CPA.

         INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THEIR INDIVIDUAL TAX SITUATIONS WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES ARISING FROM OWNING SHARES.

NEW TAX LAW PROVISIONS

         The Taxpayer Relief Act of 1997 (the "1997 Tax Act") became law on August 6, 1997. Among the changes relevant to Unitholders are the following:

         - The maximum capital gain rate applicable to the sale of a capital asset (not including gain attributable to depreciation on real estate) held for more than 18 months (long-term) is 20 percent.

         - The maximum capital gain rate applicable to the sale of a capital asset held for more than 12 months but not more than 18 months (mid-term) is 28 percent.

         - In general, long-term gain attributable to depreciation on real estate is subject to tax at a maximum rate of 25 percent.

         - For tax years beginning in 1998, a partnership's tax year will close with respect to a partner on the date of that partner's death. As a result, a portion of the partnership's items of income, loss, gain, deduction or credit flow through to the decedent's last life time income tax return and the remainder of the partnership's items are included on the estate's and/or beneficiaries' income tax returns.

         - A large partnership, like the Company, beginning in 1998, may elect to be an "electing large partnership." In general, an electing large partnership separately reports to its partners its (a) passive activity income and loss, (b) income and loss from other than passive activities, (c) net capital gain allocable to (i) passive activity sources and (ii) other sources, (d) tax exempt interest, (e) net alternative minimum tax adjustments separately reported for passive activity loss limitations, other activities and credits, (f) income tax credits, (g) cancellation of indebtedness income, and (h) other items as to be provided in the Regulations.

         Other special rules also will apply to electing large partnerships. Seventy percent of an electing large partnership's deductions that would be miscellaneous itemized deductions are disallowed and the remaining 30 percent pass through to the partners and are not subject to the two percent floor. See "Deductibility of Fees" below. An electing large partnership will not terminate if 50 percent or more of its interests are sold or exchanged in a 12-month period. Also, if the IRS changes an item of partnership income, gain, loss, deduction or credit, the partnership generally will be liable for interest and penalties, and (i) the change will affect the partners in the year that the IRS makes the change, as opposed to the partners in the year the partnership originally reported the item (thus, a partner's prior year's return would not be affected) or (ii) the partnership can pay tax on the item at the highest rate (corporate or individual). In addition, the partnership's K-1s must be mailed to the partners by March 15th of each year.

         The Company currently is evaluating whether to elect to be treated as an electing large partnership.

         The 1997 Tax Act is complicated and many of its provisions potentially are subject to varying interpretation. There are no judicial decisions, administrative regulations, rulings, or practice addressing the 1997 Tax Act. As a result, there are uncertainties concerning interpretations of the 1997 Tax Act.

CLASSIFICATION AS "PARTNERSHIPS"

         The federal income tax consequences described herein of owning Shares in the Company are dependent upon the classification of the Company and the Participating Partnerships as partnerships for federal income tax purposes rather than as associations taxable as corporations. For federal tax purposes, a limited liability company, like the Company, is treated as a partnership and its shareholders are treated as partners if certain conditions are satisfied. The Company intends to satisfy those conditions.

         No ruling will be sought from the IRS that the Company or the Participating Partnerships will be treated as partnerships for federal income tax purposes. The Company and the Participating Partnerships will rely on an opinion of counsel that they will be classified as partnerships for federal tax purposes. The opinion of counsel is not binding on the IRS or the courts.

         Counsel's opinion as to partnership status assumes and is conditioned on the following: (i) the Company is organized and will operate throughout its existence in compliance with the LLCA and in accordance with the terms and provision of the Operating Agreement and (ii) the Participating Partnerships were organized and will continue to operate throughout their existence in substantial compliance with applicable state statutes concerning limited partnerships and in accordance with the terms and provisions of their Partnership Agreements, all as presently in effect and as amended. The Company believes that such conditions will be satisfied.

         If for any reason any Participating Partnership were treated for federal income tax purposes as an association taxable as a corporation in any taxable year (i) the income, deductions and losses of such Participating Partnership would not pass through to the Company and then the Shareholders;
(ii) the Participating Partnership would be required to pay federal income taxes on its taxable income at rates up to a maximum of 35 percent, thereby substantially reducing the amount of cash available for distribution to the Company and then the Shareholders; (iii) state and local taxes also could be imposed on such Participating Partnership; and (iv) any distributions to the Company from such Participating Partnership would be treated as taxable dividends to the extent of the current and accumulated earnings and profits of that Participating Partnership. In addition, the change in a Participating Partnership's status for tax purposes could be treated by the IRS as a taxable event, in which case the Company and the Shareholders could have a tax liability under circumstances in which they would not receive any cash distributions. Similar consequences would result if the Company were treated as a corporation in any taxable year.

         Effective January 1, 1997, in general, a noncorporate domestic entity with two or more owners will be treated as partnership for federal income tax purposes unless the entity affirmatively elects to be treated as a corporation. Neither the Company nor any Participating Partnership will elect to be treated as a corporation.

         An entity qualifying as a partnership could be taxed as a corporation under special rules applicable to a publicly traded partnership. If a publicly traded partnership does not satisfy income tests set forth in the Code, it will be taxed as a corporation. The Company will be deemed a publicly traded partnership, but the Participating Partnerships are not expected to be publicly traded partnerships.

         For federal income tax purposes, a publicly traded partnership is treated as a corporation unless 90 percent or more of its gross income for each tax year of its existence is "qualifying income." Qualifying income, in relevant part, includes rents from real property, gain from the sale or other disposition of real property, gain from the sale or disposition of a capital asset or depreciable property held for more than one year, real property held for more than one year used in the trade or business that is not inventory, all interest and dividends and gain from the sale or other disposition of stock, securities or foreign currencies, or other income, including but not limited to, gains from options, futures or forward contacts derived with respect to the business of investing in such stock, securities or currencies.

         With few exceptions, the properties owned by the Participating Partnerships produce income that will be qualifying income for the Company. Because it anticipates that at least 90 percent of its gross income will be qualifying income, the Company anticipates that it will be taxable for federal income tax purpose as a partnership and not as a corporation.

TAX CONSEQUENCES OF CONTRIBUTION OF PROPERTY

         A prospective investor who contributes property to the Company in exchange for Listed Shares would recognize taxable income in the amount by which
(a) the excess of (i) the investor's share of liabilities immediately before the contribution over (ii) that investor's share of the liabilities of the Company immediately after the contribution that exceeds (b) the investor's basis of the property contributed to the Company immediately before the contribution. Any such gain will generally be treated as gain from the sale of a capital asset. See "Treatment of Gain or Loss on Disposition of Shares ," below and "New Tax Law Provisions", above.

         If the Company were to merge with, combine with, convert into, or otherwise engage in a transaction whereby a Shareholder's Shares are converted into or exchanged for shares of a company that is a real estate investment trust for Federal income tax purposes (a "REIT"), a shareholder who contributed Property with debt in excess of the basis therefore to CD could recognize gain on such transaction notwithstanding that the transaction otherwise might not result in gain or loss to most Shareholders.

         The tax consequence of a contribution of property to the Company by an investor are dependent on the facts and circumstances relating to the property (for example, the amount of debt to which it is subject and when the debt was incurred). As a result, any discussion herein is not intended as a substitute for careful planning and a prospective investor who is contemplating contributing property to the Company should look to, and rely on, his professional tax advisors with respect to the tax consequences of such a transaction.

SHAREHOLDERS NOT COMPANY, SUBJECT TO TAX

         The Company and each Subsidiary Partnership, is required to report to the IRS each item of its income, gain, loss, deduction and items of tax preference, if any. The Company and each Subsidiary Partnership will file a federal and may file a Delaware partnership return of income but the Company will not itself be subject to any federal or Delaware income taxes. See "Classification as a Partnership," and "New Tax Law Provisions," above and "State and Local Tax Consequences" below.

         Each Shareholder will report on his personal income tax return his distributive share of each item of the Company's income, gain, loss, deduction, credit and tax preference. Each Shareholder will be taxed on his pro rata share of the Company's taxable income, whether or not he has received or will receive any cash distributions from the Company. A Shareholder's share of the taxable income of the Company and the income tax payable by such Shareholder with respect to such taxable income may exceed the cash actually distributed to him.

         The income tax returns of the Company may be audited by the IRS, and such audit may result in the audit of the returns of the Shareholders. Various deductions claimed by the Company or the Subsidiary Partnership Unitholders on its returns could be disallowed in whole or in part on audit, which would result in an increase in the taxable income or a decrease in the taxable loss of the Company or the Subsidiary Partnership with no associated increase in distributions with which to pay any resulting increase in tax liabilities of the Shareholders or holders of Subsidiary Partnership Units. But see "New Tax Law Provisions," above.

         Each Shareholder is required to treat partnership items on his return consistently with their treatment on the Company's return, unless a Shareholder files a statement with the IRS identifying the inconsistency. Failure to satisfy this requirement could result in an adjustment to conform the treatment of the items by such Shareholder with its treatment on the Company's return and may cause such Shareholder to be subject to penalties.

         Audits of partnership items are conducted at the Company level in a single proceeding, rather than in separate proceedings with each Shareholder. Administrative adjustment of determinations of the Company items made on audit can be initiated by the Tax Matters Partners (the "TMP") or by any other Shareholder. Suits challenging IRS determinations may be brought by the Manager, who has been designated by the Company as the TMP or, if the TMP fails to act, by other Shareholders owning certain minimum interests. Only one such action may be litigated. All Shareholders generally will be bound (subject to certain exceptions) by the outcome of final partnership administrative adjustments by the IRS resulting from an audit handled by the TMP, as well as by the outcome of judicial review of such adjustments. The Company will be the TMP of each Participating Partnership, and these audit rules apply to such Partnerships in the same manner as they apply to the Company. See "New Tax Law Provisions" above for a discussion of electing large partnerships.

ALLOCATIONS OF PROFITS AND LOSSES

         A portion of each Participating Partnership's income, gain, loss and deduction will be allocated to the Manager as Limited Partner of each Participating Partnership, and the remainder will be allocated to the Company and the Subsidiary Partnership Unitholders. Items allocated by the Company to the owners of Listed Shares will be shared among them according to the respective number of Listed Shares owned by each Shareholder. These allocation provisions will be recognized for federal income tax purposes only if they are considered to have "substantial economic effect" and are not retroactive allocations or are determined to be in accordance with the Partners' interests in the Partnership.

         Certain special allocations are required by the Code and the Regulations for contributed property (Code Section 704(c) allocations) and other tax compliance items such as the basis adjustments required under a Code Section 754 election. See "Tax Elections" below. Allocations under Section 704(c) of the Code will require that gain inherent in contributed property be allocated to the person or persons who contributed it and may require the allocation of depreciation deductions from property contributed or deemed to be contributed to a partnership, or property whose book value is adjusted by a partnership on admission of new partners, away from the contributing or previously admitted partner where there is unrealized gain inherent in such property. As a consequence of the Consolidation, the Shareholders will be deemed to have contributed their Units to the Company. The Manager will select the method for making allocations under Section 704(c) of the Code.

         The Company will allocate its taxable income and losses among the Shareholders in proportion to the number of Shares owned by them, based on the number of months during the year for which the Shareholder was a record owner of the Shares. The Company will treat the Shareholder who is the record owner of such Share, as of the close of business on the last day of the month, as having been the owner of such Share for the entire month. Hence, in the case of a sale or other transfer of a Share recorded before the last day of a calendar month, the transferor Shareholder will not be allocated any taxable income for the month in which the record transfer occurs, and the transferee Shareholder will be allocated all taxable income for such month. Therefore, taxable income or loss may be allocated to a Shareholder even though such income or loss was not actually realized by such Shareholder. Furthermore, transferees of Shares may recognize income during a period for which they did not receive distributions.

         The Code generally requires that items of partnership income and deduction be allocated among transferors and transferees of partnership interests, as well as among partners whose interests otherwise vary during a taxable period, on a daily basis. The Company's proposed allocation method will not comply with this requirement. In the event a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a partner's interest), the IRS may contend that taxable income or losses of the Company must be reallocated among the Shareholders. If the IRS were to sustain any such contention, the Shareholders respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Manager is authorized to revise the Company's method of allocation between transferors and transferees (as well as among partners whose interests otherwise vary during a taxable period) to comply with any future Regulations. Similarly, the IRS could challenge the allocations made by the Subsidiary Partnerships.

         The Company believes that the allocations under the Participating Partnership Agreements and the Operating Agreement should be regarded as meeting the standards of Section 704(b) of the Code. Counsel is unable to opine to that effect, however, because, among other things, allocations to preserve uniformity as among Shares are not in technical compliance with the Regulations.

PASSIVE ACTIVITY LOSS LIMITATIONS

         The Code provides that deductions from passive trade or business activities, to the extent they exceed income from all such passive activities (exclusive of portfolio income), generally may not be deducted against other income of individuals, estates, trusts, closely held C corporations or personal service corporations.

         Passive income, gain, losses and credits from a publicly traded partnership, such as the Company, may only be applied against other items of income, gain and loss from that publicly traded partnership. Any unused passive activity losses and credits are treated as suspended losses and credits and can be carried forward and treated as deductions and credits from passive activities in the next taxable year. Suspended losses and credits attributable to passive trade or business activities are allowed in full upon a fully taxable disposition of the taxpayer's entire interest in the activity to an unrelated party. Suspended passive activity losses of a publicly traded partnership, such as the Company, are allowed only upon a disposition of all of a Shareholder's interest in the publicly traded partnership. If an interest in a passive activity is transferred by reason of death, the amount of suspended passive activity losses that may be deducted are reduced to the extent of any step-up in the basis of the interest in the passive activity which occurs at the time. A gift of an interest in a passive activity does not trigger recognition of suspended passive activity losses, but permits the donee to increase his basis in the interest by the amount of those losses up to the fair market value of such interest.

         Pursuant to the legislative history of the legislation that included the passive activity loss rules in the Code, income generated by the Company will constitute portfolio income to the Shareholders, not passive activity income. Shareholders will not be able to offset passive activity losses from other sources with income generated by the Company. See "Investment and Other Limitations on the Deduction of Interest" below. However, suspended passive activity losses from the Company can offset passive income from the Company.

DEDUCTIBILITY OF FEES

         All expenditures of the Company and the Participating Partnerships must constitute ordinary and necessary business expenses in order to be deductible, unless the deduction of any such item is otherwise expressly permitted by the Code (e.g., interest and certain taxes). In addition, all expenditures for personal services must be reasonable in amount and, in order to be deductible, must represent payment for services actually rendered during the current taxable year rather than in future years.

         The Company and the Participating Partnerships intend to claim deductions both for property management fees and for expense reimbursements payable to the Manager or its Affiliates. The Company believes, on advice of counsel, that the management fees and reimbursements payable to the Manager will be deductible as ordinary and necessary business expenses by the Company and/or the Participating Partnerships. However, because the Company's belief depends upon essentially factual determinations, no assurance can be given that the deduction of any of the fees paid to the Manager will not be successfully challenged by the IRS. These issues are essentially questions of fact with respect to which counsel cannot opine. If all or a portion of such deductions were to be disallowed, the Company's taxable income would be increased or its losses would be reduced.

         The Company may pay acquisition fees to the Manager, its Affiliates or others in connection with the acquisition of properties. The Company intends to add Acquisition Fees paid to the basis of the property acquired. Also, the Participating Partnership Agreements permit and the Operating Agreement permits the Participating Partnerships and the Company to pay a fee to the Manager or its Affiliates in connection with the sale of a partnership property. The Participating

Partnerships and the Company intend to treat these expenses as expenses of sale of the property involved, thereby decreasing any gain or increasing any loss recognized thereupon.

         The Code limits the deductibility of an individual's miscellaneous itemized deductions, including investment expenses, to the amount by which such deductions exceed two percent of his adjusted gross income. Individual Shareholders will be subject to this limitation in determining their deductibility of their allocable share of the Company's management fees and other expenses unless the Company or the Participating Partnerships are deemed to be engaged in a trade or business. If the Company elects to be treated as an electing large partnership, this limitation no longer will apply to Shareholders, rather 70 percent of such items will be nondeductible to the Company. See "New Tax Law Provisions" above.

START-UP EXPENDITURES

         Section 195 of the Code provides that "start-up expenditures" may, at the election of the taxpayer, be amortized ratably over a period of not less than 60 months (beginning with the month that the business begins). The determination of whether an item is a start-up expenditure is based on the facts and circumstances in each case.

         The Company may seek to deduct certain expenses incurred by it prior to the commencement of any rental activity or of its ownership interest in the Participating Partnerships. The IRS may disallow any such deductions as not having been incurred in connection with an existing trade or business of the Participating Partnerships and/or the Company. If the IRS were successful in such disallowance, such disallowed expenses would be available as deductions only through amortization over the applicable start-up expenditure period (to the extent a proper election is in place and such expenses qualify as start-up expenditures).

         The Participating Partnerships and the Company intend to take steps to preserve their right to amortize start-up expenses commencing with the date of the Consolidation, in the event it is ultimately determined that the Company began business at that time. Although the Participating Partnerships and the Company are advised by counsel and tax accountants, because of the uncertainty that presently surrounds these matters, no opinion of counsel will be received with respect to these deductions and there can be no assurance that, despite the Participating Partnerships' or the Company's best efforts, they will be able to preserve their right to amortize the above described expenses.

TAX AND "AT RISK" BASIS OF SHARES

         The tax basis of the Shares received by an investor will equal the adjusted tax basis of any property contributed to the Company immediately prior to the contribution plus any cash contributed by the investor (i) increased by his share, if any, of the liabilities of the Company and the taxable gains, if any, on the contribution and (ii) decreased (but not below zero) by his share, if any, of the liabilities to which the property contributed by the investor to the Company was subject immediately prior to the contribution. The holding period of Shares will include the holding period of such investor for the property contributed to the Company.

         Each Shareholder's initial adjusted basis for his Share(s) will be increased by the amount of (i) his share of items of income and gain of the Company and (ii) any increase in his proportionate share of the Company's share of nonrecourse indebtedness to which the Participating Partnerships' or the Company's Properties are subject (limited to the fair market value of the property securing such indebtedness) and reduced, but not below zero, by (a) the amount of his share of items of the Company loss and deduction and expenditures which are neither properly deductible nor properly chargeable to his capital account, (b) the amount of any cash distributions (including any decrease in his share of liabilities) and (c) the basis of any property distributions received by such Shareholder. See "Treatment of Gain or Loss on Disposition of Shares" and "New Tax Law Provisions."

         The amount of the Company's losses that may be deducted by a Shareholder is limited to the adjusted basis of the Shareholder's Shares. Any excess losses are carried over until the Shareholder has sufficient basis to deduct such losses. Deductibility of a Shareholder's share of the Company's losses is further limited by his "at risk" basis as determined pursuant to the "at risk" rules found in Section 465 of the Code. The "at risk" rules provide that a taxpayer may not deduct losses from an activity for a taxable year to the extent such losses exceed the aggregate amount for which the taxpayer is considered "at risk" with respect to the activity. Any loss in excess of a taxpayer's amount "at risk" will be allowed as a deduction in succeeding taxable years if and to the extent that the taxpayer is "at risk" with respect to the activity in such subsequent year. The "at risk" rules apply to essentially all Shareholders except those that are C corporations not more than 50 percent of the stock of which is owned by more than five individuals during the last half of the corporation's taxable year. If the Company's "at risk" basis in the Participating Partnerships or a Shareholder's "at risk" basis in the Company is decreased below zero in any year (e.g., due to the Company's or the Shareholder's receipt of a cash distribution or a decrease in its or his share of liabilities included in its or his "at risk" basis), the Company and the Shareholder will recognize income to the extent his or its "at risk" basis is below zero. However, the amount of income which must be recognized in these circumstances is limited to the net losses previously allowed to the Company from the Participating Partnerships or to the Shareholder from the Company.

         A Shareholder will be deemed to be "at risk" with respect to its share of qualified nonrecourse financing secured by real property. However, a Shareholder will not be considered to have amounts "at risk" to the extent he is protected against losses through guarantees, stop-loss agreements or other similar arrangements. To the extent that any borrowing by a Participating Partnership or the Company is qualified nonrecourse financing, the "at risk" rules should not limit the deductibility of any Participating Partnership and/or Company losses, if any. However, to the extent that any borrowings by a Participating Partnership or the Company is not qualified nonrecourse financing, the "at risk" rules could apply to limit the deductibility of losses by the Company or Shareholders, respectively.

         The passive activity loss limitations are applied after the "at risk" rules are applied. Therefore, a loss not currently deductible under the "at risk" rules would be suspended pursuant to the "at risk" rules, not the passive activity loss rules. Any such suspended losses could later become subject to the passive activity loss rules when they would otherwise be deductible under the "at risk" rules. See "Passive Activity Loss Limitations" above.

TREATMENT OF CASH DISTRIBUTIONS FROM THE COMPANY

         Cash distributions (which are considered to include any reduction in Participating Partnership and/or the Company nonrecourse indebtedness) made to Shareholders, other than those in exchange for or in redemption of all or part of their Shares, generally will not affect a Shareholder's distributive share of income or loss from the Company. Such distributions may represent distributions of income, returns of capital or both. A distribution of income or a return of capital generally does not result in any recognition of gain or loss for federal income tax purposes but reduces a Shareholder's adjusted basis in his Shares. However, if a distribution of cash exceeds a shareholder's adjusted basis for his shares, gain would be recognized. See "Tax and "At Risk Basis of Shares," above and "Treatment of Gain or Loss on Disposition of Shares," below.

TREATMENT OF GAIN OR LOSS ON DISPOSITION OF SHARES

         Any gain or loss recognized by a Shareholder upon the sale or exchange of his Shares will generally be treated as capital gain or loss, except that the portion of any proceeds of sale which is attributable to any unrealized receivables (which term includes, for these purposes, allocable depreciation recapture attributable to underlying partnership property (see "Depreciation Recapture," below) or appreciated inventory items (to the extent that the value of such inventory items of the Company exceeds the basis of such property, had such property been disposed of by the Company prior to the sale of such Shareholder's share) will generally be treated as ordinary income. See "New Tax Law Provisions" above for a discussion of capital gains tax rates. Shareholders which are corporations or trusts are taxable on amounts representing depreciation recapture attributable to underlying Participating Partnership or Company property upon distribution of Shares to their shareholders or beneficiaries.

         The installment method of reporting income or gain is not available for a sale or exchange of Listed Shares because the Code prohibits use of the "installment method" to report gain on the sale or exchange of publicly traded property. See "Installment Sales" and "Depreciation Recapture" below.

         In determining the amount received upon the sale or exchange of a Share, a Shareholder must include, among other things, his allocable share of non-recourse indebtedness. Therefore, it is possible that the gain or other income recognized on the sale of a Share may exceed the cash proceeds of the sale and, in some cases, the income taxes payable with respect to the sale may exceed such cash proceeds. The same rules apply to the sale by a Subsidiary Partnership Unitholder of his Units.

         The IRS has ruled that a partner must maintain an aggregate adjusted tax basis in his aggregate partnership interest (consisting of all interests acquired in separate transactions). On the sale of a portion of such aggregate interest, a partner would be required to allocate, on the basis of the relative fair market values of such interests on the date of sale, his aggregate tax basis between the portion of the interest sold and the portion of the interest retained. This requirement, if applicable to the Company, effectively would preclude a Shareholder owning Shares that were acquired at different prices on different dates from controlling the timing of the recognition of the inherent gain or loss in his Shares by selecting the specific Shares that he would sell. The ruling does not address whether this aggregation requirement, if applicable, results in the tacking of the holding period of older Shares on the holding period of more recently acquired Shares. Because the application of this ruling in the context of a publicly traded partnership, such as the Company, is not clear, a person acquiring Shares and considering the subsequent purchase of additional Shares should consult his professional tax advisor as to the possible tax consequences of the ruling.

         When a Shareholder subject to the passive activity loss limitations disposes of his entire interest in a fully taxable disposition to an unrelated party, his suspended passive activity losses, if any, from the partnership will be deductible. If a Shareholder subject to the passive activity loss limitations disposes of less than his entire interest in his respective partnership or disposes of his interests in a transaction which is not fully taxable, any suspended passive activity will remain suspended. See "Passive Activity Loss Limitations" above.

TREATMENT OF GIFTS OF SHARES

         Generally, no gain or loss is recognized for income tax purposes as a result of a gift of property. However, in the event that a gift of a Share is made at a time when a Shareholder's allocable share of nonrecourse indebtedness exceeds the adjusted basis for his Share, such Shareholder will recognize gain upon the transfer of such Share to the extent of such excess. Any such gain will generally be treated as capital gain. Gifts of Shares may also be subject to a gift tax imposed pursuant to the rules generally applicable to all gifts of property.

         A gift of a Share will not cause any suspended passive activity losses to be deductible. The donee's basis for the Share is the donor's basis immediately before the gift plus any suspended passive activity losses allocable to the gifted Share. However, the donee's basis for purposes of determining loss on a later disposition cannot exceed the fair market value of the Share on the date of the gift. Consequently, if the sum of the donor's basis for the Share and suspended passive activity losses exceed the Share's fair market value, a portion of the suspended passive activity losses could be lost and would never be deductible.

ISSUANCE OF ADDITIONAL SHARES

         The Company may issue new Shares to finance the acquisition of additional properties or for other purposes. On any issuance of additional Shares, the capital accounts of the existing Shareholders will be adjusted to reflect a revaluation of the Company's properties (based on their then fair market value, net of liabilities, to which they are then subject). Any resulting unrealized gain or loss will be allocated among the existing Shareholders and subsequent allocations of taxable income, gain, loss and deduction will be made in accordance with the Regulations. See "Allocations of Profits and Losses" above.

         The issuance of additional Shares also could result in a decrease in a Shareholder's share of nonrecourse debt. Any such reduction would be treated as a distribution of cash. See "Treatment of Cash Distributions from the Company" above.

TREATMENT OF GAIN OR LOSS ON SALE OF PROPERTY

         Gains or losses realized by the Company on sales of property held for more than 18 months will be treated as long-term capital gain or loss, (i) unless it is determined that the Company or the Participating Partnership that owns the property is a "dealer" in real estate for federal income tax purposes,
(ii) except to the extent that the properties sold constitute Section 1231 assets (real property assets used in a trade or business and held for more than one year), and (iii) except to the extent the company sells personal property and has depreciation recapture. See "New Tax Law Provisions" above. Section 1231 assets include depreciable real property of the type which the Company and/or the Participating Partnerships own or intend to acquire. If the properties sold constitute Section 1231 assets, a Shareholder's proportionate share of gains and losses from the sale of such assets would be combined with any other Section 1231 gains or losses recognized by him during the year. The net Section 1231 gain would be taxed as capital gain, except that if the Shareholder has reported net Section 1231 losses in any of the five years prior to such sale, any net
Section 1231 gains would be reported as ordinary income to the extent of such reported losses. Net Section 1231 losses would be taxed as ordinary losses. See "New Tax Law Provisions" for a discussion of capital gains rates.

         In the event that the entity owning the property is determined to be a "dealer," any gain or loss on the sale or other disposition of a property by such entity would be treated as ordinary income or loss. Although none of the Participating Partnerships nor the Company anticipates being deemed a "dealer" in real estate, there can be no assurance that the proposed course of activities of the Company may not result in it being deemed a "dealer." The Company intends to conduct its activities and to consult with a tax professional from time to time with regard to the structuring of its operations and transactions, to avoid being deemed a "dealer." However, since the determination of "dealer" status is essentially factual and will depend upon the nature of the properties acquired and the conduct of activities by the Company, counsel is unable to express an opinion as to whether the Company or any Participating Partnership might be deemed a "dealer."

         A foreclosure of a mortgage on a property or the acceptance of a deed in lieu of foreclosure is deemed to be a disposition of such property. In such transactions, the Company or a Participating Partnership may recognize gain in an amount equal to the excess, if any, of the outstanding mortgage over the adjusted basis of such property.

         In certain other circumstances, the gain allocable to the Shareholders upon a sale, exchange or other disposition of Partnership property may exceed any resulting cash distributable to the Shareholders and in some cases the income taxes payable by the Shareholders with respect to such gain may exceed the cash distributable, if any, to such Shareholders.

SALE-LEASEBACK TRANSACTIONS

         Many of the Participating Partnerships Investments are and a number of the Company's investments may be in the form of sale-leaseback transactions wherein the Participating Partnership or the Company either (i) purchased or will purchase property free of encumbrances, net lease such property back to the seller and obtain separate mortgage financing or (ii) purchase property subject to a mortgage and/or an existing net lease. If a sale-leaseback transaction were recharacterized as a financing arrangement, the Participating Partnership or the Company, as the case may be, would not be entitled to depreciation deductions with respect to the property, and the lease payments received by the Participating Partnership or the Company and, in certain circumstances, any gain on the sale of such property could be treated, at least in part, as interest income. Such a recharacterization could increase a Shareholder's share of ordinary income and decrease such Shareholder's share of capital gain. The Participating Partnerships and the Company will attempt to structure each net lease transaction to be recognized as a leasing arrangement for federal income tax purposes and not treated as a financing arrangement or conditional sale.

         On June 3, 1996, the IRS proposed Regulations under Code Section 467. Code Section 467 applies to rental agreements that have increasing or decreasing rents or prepaid or deferred rents. For lease-backs or long term agreements entered into for tax avoidance purposes ("disqualified lease-backs or long term agreements"), the proposed Regulations under Code Section 467 provide that the rent effectively must be leveled and accrued economically. Both rent and interest would be accrued for each period similar to a mortgage. These Regulations do not define what constitutes a tax avoidance purpose. For leases other than disqualified lease-backs or long term agreements, the Regulations under Code Section 467 provide that rent properly allocated to each period must be accrued in that period and interest is deemed to be paid or earned on any deferred on prepaid rent. These Regulations are proposed to apply to disqualified lease-backs and long term agreements entered into after June 3, 1996 and other leases entered into after the date final regulations are issued.

         The Company and the Participating Partnerships engage in long-term sale lease-back transactions; however, based on current law and interpretations thereof, neither the Company nor the Participating Partnerships believe that their typical transactions would be found to have a tax avoidance purpose. Also, neither the Company nor the Participating Partnerships anticipate having any significant deferred or prepaid rent. However, because these Regulations are new and not entirely clear, neither the Company nor the Participating Partnerships can determine with any assurance how these Regulations, if adopted, might apply to it.

ACQUISITION OF STOCK, OPTIONS AND WARRANTS

         The Company currently owns (directly or through the Participating Partnerships) and may invest in the stock of, or other interests in, or warrants or other rights to purchase the stock of or other interests (an "Equity Interest") in any tenant or the parent or controlling person of any tenant of the Company. If the acquisition of such Equity Interest occurs contemporaneously with the purchase of property in a sale-leaseback transaction or the execution of a lease and no separate consideration is provided for such acquisition, the purchaser will be required to allocate the price paid between the property and the Equity Interest based upon the relative fair market values of each, or in the case of a lease, the lessor may be required to recognize rental income equal to the value of the Equity Interest. Upon the sale or exchange of such Equity Interest, the gain or loss will generally be capital gain or loss and will be short-term, mid-term or long-term depending on the property's holding period. Upon the exercise of an option or warrant, the price paid for the option or warrant will be added to the exercise price to determine the Participating Partnership's or the Company's basis in the stock or other interest acquired. The holding period for the stock or other interest acquired through such an exercise will commence on the day after the date of exercise of the option or warrant. Should an option or warrant owned by the Participating Partnerships or the Company expire or lapse unexercised, the Participating Partnerships or the Company, respectively will sustain a loss equal to the amount paid for the option or warrant. Such loss will generally be a capital loss and will be short-term, mid-term or long-term depending on the Participating Partnership's or the Company's holding period.

TAX ELECTIONS

         The Company and the Participating Partnerships may make various elections for federal income tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

         The Code provides for optional adjustments to the basis of partnership property for measuring both depreciation and gain upon distributions of partnership property (Code Section 734) and transfers of Shares (Code Section
743) provided that a partnership election has been made pursuant to Code Section
754. A Section 754 election will be made for the Company and the Participating Partnerships. Any such election, once made, is irrevocable without the consent of the IRS.

         The IRS has ruled that under the Code and applicable Regulations, the
Section 754 election will generally allow a Shareholder who purchases Shares from another Shareholder in the open market to increase his share of the tax basis in the Participating Partnership's properties to reflect the purchaser's purchase price for such Shares, as if such purchaser had acquired a direct interest in the Company's assets and of its proportionate share of the Company's assets. If a Shareholder's adjusted basis in his Shares is less than his proportionate share of the adjusted basis of the Company's property at the time of acquisition of such Shares, such Shareholder's basis in his share of the Company's property must be reduced by such an amount resulting in adverse consequences to such Shareholder.

         The Company will calculate the basis adjustment for subsequent purchasers who furnish certain information to the Company. For purchasers who do not furnish this information, the Company intends to provide information to enable them to calculate the basis adjustment for themselves.

         The calculations and adjustments in connection with any Section 754 election would depend, among other things, on the day on which a transfer occurs and the price at which the transfer occurs. In order to help reduce the complexity of these calculations and the resulting administrative cost to the Company, the Company may apply the following methods in making the necessary adjustments: (i) the price paid by a transferee for his Shares will be deemed to be the lowest quoted trading price of the Shares during the month in which the transfer was deemed to occur, irrespective of the actual price paid; and (ii) the transfer will be deemed to occur at the close of business on the last day of the calendar month in which the transfer occurs, irrespective of when the transfer actually occurs. The application of these conventions would yield a less favorable tax result, as compared to adjustments based on actual price, to a transferee who paid more than the lowest quoted trading price for his Shares.

         The calculations under Code Section 754 are highly complex, and there is little legal authority dealing with the mechanics of the calculations, particularly in the context of large, publicly-held partnerships. It is possible the IRS might take the position that the adjustments made by the Company do not meet the requirements of the Code or the Regulations, particularly given the special assumptions to be applied by the Company for administrative convenience. If the IRS were to sustain such a position, any increased depreciation deductions allowable to a transferee of Shares as the result of the Section 754 election might be reduced, and any gain allocable to a transferee on the sale of the Company's and the Participating Partnerships' properties might be increased.

         The Manager is authorized by the Operating Agreement and by the Participating Partnership Agreements to cause the Participating Partnerships and the Company to make or revoke any election required or allowed to be made by partnerships under the Code. Such election(s) may increase or decrease taxable income or loss. See "New Tax Law Provisions" above for a discussion of electing large partnerships.

DEPRECIATION

         Current tax law provides for an accelerated cost recovery system ("ACRS") of depreciation. Under this system, the cost of eligible nonresidential real property, whether new or used, generally must be depreciated over a 39-year period using the straight-line method.

         Furthermore, under ACRS, eligible personal property is divided into six classes (i.e., 3-year, 5-year, 7-year, 10-year, 15-year, and 20-year property). This property, whether new or used, generally must be depreciated over specified periods using a statutorily prescribed accelerated method of depreciation or, if the taxpayer so elects, using the straight-line method over various periods.

         The depreciation periods are lengthened in certain circumstances where real property is leased to a tax-exempt entity or owned by a partnership having tax-exempt entities as partners. For this purpose, "tax-exempt entities" do not include those entities which would be taxable on their allocable share of Partnership income as "unrelated business taxable income."

         Generally, any real property acquired by the Company will be subject to a 39-year recovery period, and will be depreciated using the straight-line method. Any personal property acquired by the Company generally will be depreciated over a seven-year recovery period using the double declining balance method (switching to straight-line at a time to maximize the depreciation deductions). If the Participating Partnerships terminate as a result of the Consolidation, the then basis for all nonresidential real property owned by the Participating Partnerships at such time will be depreciated over a 39-year recovery period. If the Company and Participating Partnerships elect to be treated as electing large partnerships, it is possible, but not certain, that the Participating Partnerships will not terminate and their depreciation deductions will not change. See "New Tax Law Provisions" above. If, for tax purposes, a Participating Partnership is not considered the owner of a Property held at the time of the Consolidation (for example, where a lease is treated as a financing arrangement rather than a "true lease"), the Shareholders would not be entitled to depreciation deductions with respect to that Property. It is anticipated that the Participating Partnerships will be treated as the owners for tax purposes of all of the Properties held at the time of the Consolidation. In addition, if any tax-exempt entities hold Shares and the Company's allocations are not considered to be "qualified allocations," then a portion of the Company's depreciation deductions, corresponding to the tax-exempt entities' percentage interest in the Company, may be required to be depreciated over somewhat longer recovery periods than those otherwise applicable. See "Allocations of Profits and Losses" and "Tax Elections" above and "Investment by Qualified Pension and Profit-Sharing Plans (Including Keoghs), Stock Bonus Plans, and Individual Retirement Accounts" below.

DEPRECIATION RECAPTURE

         The Code provides that excess depreciation (the excess of accelerated depreciation over straight-line depreciation) on depreciable real property, other than low-income housing, and all depreciation on depreciable real property eligible for ACRS where other than straight-line depreciation is used, is subject to recapture as ordinary income (to the extent of gain) when the property is sold, regardless of how long it is held before such sale. Since the Participating Partnerships and the Company will only claim straight-line depreciation, it is unlikely that non-corporate Shareholders of the Company will be subject to depreciation recapture with respect to the Company's depreciable real property whether or not eligible for depreciation under ACRS. However, if depreciable real property is sold or otherwise disposed of within 12 months of its acquisition, then all depreciation, including straight-line, will be subject to recapture as ordinary income upon such disposition. See "New Tax Law Provisions" above for a discussion of the special rate applicable to gain allocable to depreciation on real property.

         Additionally, under the Code, a corporate Shareholder is required to recognize as ordinary income 20 percent of its distributive share of the Company's gain from the disposition of depreciable real property, to the extent of the depreciation deductions claimed thereon, regardless of whether straight-line depreciation was used.

         The Code also provides that all depreciation on tangible personal property and certain items of real property, such as elevators and escalators, is, to the extent of any gain recognized, subject to recapture as ordinary income when such property is sold, regardless of how long it is held before sale. The Company and/or the Participating Partnerships will own items of such property, and, accordingly, the Company and the Shareholders may be subject to depreciation recapture with respect thereto.

ALTERNATIVE MINIMUM TAX

         Individual and corporate taxpayers have potential liability for alternative minimum tax. Certain items from the Company could affect a Shareholder's alternative minimum tax liability. Since such liability is dependent upon each Shareholder's own circumstance, Shareholders should consult their own tax advisors concerning the alternative minimum tax consequences of being a Shareholder.

INSTALLMENT SALES-IMPUTED INTEREST

         If a sale or exchange of the Company's or a Participating Partnership's real or personal property requires a payment or payments to be made in more than one tax year, the Code allows any gain recognized to be reported on the installment method." The Code provides that interest is payable on the applicable percentage of tax deferred in connection with installment sales of all non-dealer property the sale price of which exceeds $150,000. Such interest is payable when the aggregate face amounts of installment obligations held by a taxpayer which are issued during the taxable year exceed $5,000,000 and until any such installment obligation is satisfied. A Shareholder will be treated as owning a proportionate share of any Company or Participating Partnership installment obligation, and the $5,000,000 threshold is measured at the Shareholder level. Interest must be paid on the deferred tax at the rate applicable to underpayments of tax in effect for the month with which the taxpayer's taxable year ends. The same rules apply with respect to any Subsidiary Partnership Unitholder's interest in a Participating Partnership that holds an installment obligation.

         The Code provides that a "dealer" may not report dealer gains on the installment method. A "dealer" is a taxpayer who holds real property for sale to customers in the ordinary course of the taxpayer's trade or business. The Company does not anticipate that it or any Participating Partnership will be a dealer in real property. Therefore, a Shareholder who is not a dealer in real property should be eligible to report any gain from an installment sale by the Company or any Participating Partnership of property on the installment method. Additionally, the Code provides that if an installment obligation arising from the disposition of non-dealer property is pledged as security for any indebtedness, the net proceeds of such secured indebtedness shall be treated as a payment with respect to the installment obligation.

         If, upon an installment sale of property, the Participating Partnerships or the Company were to receive a rate of interest on any installment obligation from the buyer which is below the rate provided by law, the sales terms would be recharacterized in a manner which would increase ordinary income to the Participating Partnerships or the Company, while decreasing in a corresponding manner, first, any long-term capital gains and, second, any depreciation recapture. Such interest income would be recognized by the Participating Partnerships and/or the Company according to the original issue discount rules. See "Accrual of Original Issue Discount" below. Because the terms of sale of properties will be determined in part by then-current market conditions and negotiations with potential buyers, no assurance can be given that interest income will not be imputed on installment sales.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT

         The Code contains extensive rules relating to the tax accounting for original issue discount ("OID"). The Participating Partnerships and the Company will be subject to the OID rules with respect to its installment sales. OID can arise with respect to an installment sale if (i) the interest rate varies according to fixed (non-floating) terms, (ii) the debtor is permitted to defer interest payments to years after such interest accrues, (iii) the amount of the creditor's share of income or appreciation from the mortgaged property under a right of participation is determined in a year before payment of such amount is due or (iv) interest is imputed on an installment sale. See "Installment Sales--Imputed Interest" above. The Participating Partnerships or the Company may sell properties on an installment basis with any or all of the preceding terms and, therefore, may be subject to the OID rules.

         Recognition of OID as an item of income in any year will have the effect of either reducing losses, if any, allocable to Shareholders or increasing the amount of income which Shareholders must report from the Company without the receipt of cash distributions with which to pay any tax resulting from the reporting of such income. However, the Company expects the amount of OID, if any, which the Company might recognize in any year would be minor in comparison with cash distributions allocable to Shareholders in such year.

INVESTMENT INTEREST AND OTHER LIMITATIONS ON THE DEDUCTION OF INTEREST

         A Shareholder's (that is not a corporation) investment interest expense may be deducted only up to the Shareholder's net investment income (i.e., the income from interest, dividends, rents, royalties and net short-term capital gains from investment property to the extent it exceeds the expenses, including straight line depreciation, incurred in earning such income). Interest subject to the investment interest limitation includes all interest on debt incurred in connection with property held for investment (including property subject to a net lease) but not incurred in connection with the taxpayer's trade or business, other than consumer interest and qualified residence interest.

         To the extent that the Participating Partnerships' or the Company's Properties are considered to be "investment assets," the amount of mortgage interest allocated to each Shareholder, other than a corporation, may be deductible by him only to the extent it does not exceed his net investment income plus the amount by which certain deductions attributable to property subject to a net lease exceeds the net income of such property. The amount of interest not deductible due to such limitation, if any, may be carried over to subsequent years within certain limits. Unless the Participating Partnerships or the Company realize a loss for tax purposes in any taxable year, the Company anticipates that a Shareholder will not have any "excess investment interest" subject to disallowance attributable to his interest in the Company. Should the Company or a Subsidiary Partnership suffer a loss for any reason, the Shareholders may realize "excess investment interest" because of their investment in the Company.

         In addition to the "investment interest" limitation described above,
Section 265(a)(2) of the Code disallows certain deductions for interest paid by a taxpayer or a related person on indebtedness incurred or continued to purchase or carry tax-exempt obligations. A Shareholder for whom tax-exempt obligations constitute a significant portion of his net worth should consider the impact of Section 265(a)(2) of the Code on his ability to deduct his allocable share of the Company's interest expense.

         Neither the Participating Partnerships nor the Company anticipate that they will prepay any interest, but either or both may be required by prospective lenders to pay certain amounts commonly referred to as "points" which may be considered prepayments of interest for federal income tax purposes. The Code requires that interest prepayments (including "points") be capitalized and amortized over the life of the loan with respect to which they were paid.

CONSTRUCTION EXPENSES

         The Participating Partnerships or the Company may incur expenditures in connection with the construction of improvements on real property, some of which must be capitalized for federal income tax purposes. The Code provides that interest and real estate taxes incurred during the construction period of improved real property which would otherwise be deductible must be added the basis of the property and recovered through depreciation deductions. See "Depreciation" above.

INVESTMENT BY QUALIFIED PENSION AND PROFIT-SHARING PLANS (INCLUDING KEOGHS), STOCK BONUS PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

         Qualified pension and profit-sharing plans (including Keoghs), stock bonus plans and IRAs (each a "Qualified Plan") are generally exempt from taxation except to the extent that their "unrelated business taxable income" (as defined in Section 512 of the Code) exceeds $1,000 during any fiscal year. The IRS has ruled that an exempt employee's trust which becomes a limited partner in a partnership carrying on a trade or business will realize such unrelated business taxable income. There can be no assurance that the activities of the Company or of any Participating Partnership would not be characterized as the conduct of a trade or business by the IRS. Even to the extent that the activities of the Company or any Participating Partnership were not so characterized, since the Company's and each Participating Partnership's income will be primarily rental income from "debt-financed property," a portion of each Qualified Plan's distributive share of the Company's (or, if a Subsidiary Partnership Unitholder, the Subsidiary Partnership) taxable income (including capital gain) will constitute unrelated business taxable income. This portion is determined in accordance with the provisions of Section 514(a) of the Code and is that portion of the Qualified Plan's distributive share of its partnership's income which is approximately equivalent to the ratio of that partnership's share of debt to the basis of the partnership's share of the partnership's property. Therefore, a Qualified Plan that purchases Shares in the Company may be required to report all or a portion of its pro rata share of the Company's taxable income as unrelated business taxable income. If, and to the extent that, the Qualified Plan's unrelated business taxable income from all sources exceeds $1,000 in any year, the Qualified Plan could incur a tax liability with respect to such excess at such tax rates as would be applicable to such organizations if such organizations were not otherwise exempt from taxation.

         Section 514(c)(9) of the Code excludes from treatment as "debt-financed property" certain investments in real property and improvements by, among others, a pension, profit sharing or stock bonus trust which qualifies under
Section 401 of the Code (a "Qualified Trust"). A Qualified Trust does not include an IRA which is not a sponsored IRA for which a determination letter has been issued under Section 401(a) of the Code. It is not clear that the acquisition or improvement of any real property by the Participating Partnerships or the Company will be an acquisition or improvement contemplated by Section 514(c)(9) of the Code with respect to a Qualified Trust. Furthermore, even if so contemplated, there can be no assurance that any acquisition or improvement of real property by the Participating Partnership or the Company which is otherwise "debt-financed" will qualify for the exclusion under Section 514(c)(9) of the Code with respect to any Qualified Trust, especially since many of the Participating Partnership's or the Company's Properties are expected to be leased to the sellers thereof.

         In considering an investment in the Company of a portion of the assets of a Qualified Plan, a fiduciary should also consider among other things (i) the definition of plan assets under ERISA and the status of labor regulations regarding the definition of plan assets and (ii) whether the investment satisfies the diversification requirements of Section 404(a)(l)(C) of ERISA.

CERTAIN FEDERAL ESTATE TAX MATTERS

         For federal estate tax purposes, an asset owned by a decedent is taxed at its fair market value on the date of death of the decedent or, in some cases, an alternate date prescribed by the Code. The basis for a Share received from a decedent will be determined by adding the decedent's share of the Company's liabilities to the estate tax value of the Share. As a result, the taxable gain which a successor Shareholder may realize upon the sale of a Share may be lower or higher than the taxable gain which would have been realized by the decedent if the decedent had transferred the Company interest during his lifetime.

         Upon the death of an individual Shareholder, suspended passive activity losses are deductible by the deceased shareholder only to the extent that the suspended passive activity losses exceed the difference between the new Shareholder's (who received his interest from the decedent) basis for the Share and the adjusted basis for the Share the deceased Shareholder had immediately before his death. See "Passive Activity Loss Limitations," and "Tax and "At-Risk' Basis of Shares" above. Any passive activity losses disallowed pursuant to this rule are lost permanently.

TAX PENALTIES AND INTEREST

         The time period during which the IRS must claim any deficiencies with respect to partnership items in tax returns of Shareholders is generally three years from the time that the Company files its partnership return, but not commencing earlier than the due date for such return. The statute of limitations may be extended automatically for certain Shareholders for which certain information is not provided. The period may be extended with respect to any Shareholder by agreement between the IRS and such Shareholder. In addition, the period may be extended for all Shareholders by an agreement entered into by the TMP with the IRS. For settlements entered into after the date of enactment of the 1997 Tax Act, the one-year partner-level statute of limitations on assessments for underpayments resulting from partnership level adjustments does not begin to run until all partnership level items are settled. See, "New Tax Law Provisions," above.

         The Code imposes penalties of up to 20 percent on any underpayment of tax attributable to a substantial understatement, valuation misstatement, negligence or disregard of rules and regulations. The penalty is increased to 40 percent for any underpayment attributable to a gross valuation misstatement.

         A substantial understatement subject to the penalty does not include any amount attributable to (i) the tax treatment of any item if there was substantial authority for the treatment or (ii) the tax treatment of any item with respect to which the relevant facts are adequately disclosed in the return if there was a reasonable basis for the position. If, however, any item of understatement is attributable to a "tax shelter," the amount of understatement is reduced only by the portion of the understatement that is attributable to tax treatment for which there was "substantial authority" and with respect to which the taxpayer "reasonably believed" that the tax treatment adopted was "more likely than not the proper treatment." A "tax shelter" is defined to include a partnership if the "principal purpose" of the partnership is the "avoidance or evasion of federal income tax." It is possible that the IRS would take the position that the Company or any Participating Partnership is a tax shelter for this purpose and require the higher degree of proof applicable to tax shelters.

TERMINATION OF THE COMPANY FOR TAX PURPOSES

         Under Section 708(b) of the Code, if (i) at any time no part of the business of the Company continues to be carried on by any of the Partners in the Company or (ii) within a 12-month period 50 percent or more of the total interests in partnership capital and profits are sold or exchanged, a termination of the Company would occur for federal income tax purposes, and the taxable year of the Company would close. It is possible that Shares representing 50 percent or more of the capital and profits interests in the Company might be sold or exchanged within a single 12-month period. For this purpose, a Share that changes hands several times during a 12-month period will only be deemed sold or exchanged once.

         Generally, if the Company is deemed to terminate, a Shareholder would not recognize any taxable gain or loss as a result of the deemed termination of the Company. The Company's taxable year would end upon such a termination. If the Shareholder's taxable year were other than the calendar year, the inclusion of more than one year of Company income in a single taxable year of the Shareholder could result. Finally, a termination of the Company could cause the Subsidiary Partnerships, the Company, the Subsidiary Partnerships' Property or the Company's Property to become subject to unfavorable statutory or regulatory changes enacted after the date of the Consolidation and prior to the termination, but which were not previously applicable to the Subsidiary Partnerships or the Company or their assets. A deemed termination of the Company will likely cause a deemed termination of the Subsidiary Partnerships. As a result, if the Company is terminated, the Subsidiary Partnership Unitholders and the Subsidiary Partnerships would experience the tax consequences described above. See "New Tax Law Provisions" for a discussion of electing large partnerships.

STATE AND LOCAL TAX CONSEQUENCES

         In addition to the federal income tax aspects described above, prospective Shareholders should consider potential state tax consequences of an investment in the Company. Each Shareholder is advised to consult his own tax advisor to determine whether the state in which he is a resident imposes an income tax upon his share of the taxable income of the Company, or an estate or inheritance tax, and whether an income tax or other return also must be filed in those states where the Company acquires real property.

         The Company will inform each Shareholder of his share of income or losses to be reported to each of the states in which the Subsidiary Partnerships or the Company own property. Personal exemptions, computed in various ways, are allowed by some states and may reduce the amount of tax owed, if any, to a particular state. The Subsidiary Partnerships or the Company may be required to withhold state taxes from distributions to the Company or Shareholders or pay state or local taxes. Any such withholding or payment would reduce distributions by the Company to the Shareholders.

         To the extent that a nonresident Shareholder pays tax to a state by virtue of the Company's or a Subsidiary Partnership's operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income and should consult his tax adviser in that regard. In addition, payment of such state taxes presently constitutes a deduction for federal income tax purposes if the taxpayer itemizes deductions.

NECESSITY OF PROSPECTIVE SHAREHOLDERS OBTAINING PROFESSIONAL ADVICE

         The foregoing analysis is not intended as a substitute for careful tax planning. The tax matters relating to the Company, the Subsidiary Partnerships and the transactions described herein are complex and are subject to varying interpretations. Moreover, the effect of existing income tax laws, the meaning and impact of which is not yet clear and of proposed changes in income tax laws will vary with the particular circumstances of each prospective investor and, in reviewing this Prospectus, these matters should be considered. In no event should the Participating Partnerships, Company, General Partners, Manager or any of their Affiliates, counsel or any other professional advisors or counsel engaged by any of them, be considered as guarantors of the tax consequences of an investment in the Company. Unitholders should look to, and rely on, their professional tax advisors with respect to the tax consequences of this investment.


                                     EXPERTS

         The combined balance sheets of the Company and CPA(R) Partnerships (the "Group") as of December 31, 1996 and 1997 and the combined statements of income, partners capital and cash flows for each of the three years ended December 31, 1995, 1996 and 1997, included in this Prospectus, have been incorporated and included herein, respectively, in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                GLOSSARY OF TERMS

         "Acquisition Expenses" means the expenses of the Company related to the selection and acquisition of properties by the Company, whether or not such properties are acquired, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals and fairness letters, non-refundable option payments on property not acquired, accounting fees and expenses, costs of title reports and title insurance, transfer and recording taxes and miscellaneous expenses.

         "Adjusted Cash from Operations" means cash receipts from the ordinary day-to-day operations of the Partnership (including all interest on Partnership investments and mortgages held by the Partnership) without deduction for any management fee or for depreciation and amortization of intangibles such as organization, underwriting and debt placement costs but after deducting all other expenses, debt amortization and provisions for reserves established by the Manager which it deems to be reasonably required for the proper operation of the business of a Subsidiary Partnership.

         "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling 10 percent or more of the outstanding voting securities of such Person, (iii) any officer, director or partner of such Person or of any Person specified in (i) or (ii) above and (iv) any company in which any officer, director or partner of any Person specified in
(iii) above is an officer, director or partner.

         "Appraised Value" means the value according to an appraisal made by an independent qualified appraiser. Such qualification may be demonstrated by membership in a nationally recognized appraisal society such as American Institute of Real Estate Appraisers ("M.A.I."), Society of Real Estate Appraisers ("S.R.E.A.") or their equivalent, but is not limited thereto.

         "Audit Committee" means the committee of the Board of Directors consisting of two or more Independent Directors established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

         "Average Market Capitalization" means, for the relevant period, the closing price of the Listed Shares on each trading day of the period multiplied by the total number of Listed Shares outstanding on each trading day (including "Listed Shares Equivalent Units"), adding the product for each day and dividing the sum by the number of trading days in the periods provided, however, that this definition may be adjusted to account for changes to the capital structure of the Company. For purposes of this calculation, the number of "Listed Share Equivalent Units" is equal to the sum of the product of (i) the total number of Subsidiary Partnership Units outstanding for each

Subsidiary Partnership and (ii) the Subsidiary Partnership Exchange Ratio for each Subsidiary Partnership.

         "Board" or "Board of Directors" means the board of directors of the Company.

         "Bylaws" means the bylaws of the Company.

         "Business Combination" means one of the following transactions: (i) unless the Merger, Consolidation or exchange of interests does not alter the contract rights of the Shares as expressly set forth in the Company Organizational Documents or change or convert in whole or in part the outstanding Shares, any Merger, Consolidation or exchange of interests of the Company or any subsidiary with (a) any Interested Party or (b) any other entity (whether or not itself an Interested Party) which is, or after the Merger, Consolidation or exchange of interest will be, an Affiliate of an Interested Party that was an Interested Party prior to the transaction; (ii) any sale, lease, transfer or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any 12-month period to any Interested Party or any Affiliate of any Interested Party (other than the Company or any of its subsidiaries) of any assets of the Company or any subsidiary having, measured as of the time the transaction or transactions are approved by the Board of Directors of the Company, an aggregate book value as of the end of the Company's most recently ended fiscal quarter of 10 percent or more of the total market value of the outstanding Shares or of its net worth as of the end of its most recently ended fiscal quarter; (iii) the issuance or transfer by the Company or any subsidiary, in one transaction or a series of transactions, of any of the Shares or any equity securities of a subsidiary which have an aggregate market value of five percent or more of the total market value of the outstanding Shares to any Interested Party or any Affiliate of any Interested Party (other than the Company or any of its subsidiaries) except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all Shareholders or any other method affording substantially proportionate treatment to the Shareholders; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Interested Party or any Affiliate of any Interested Party; (v) any reclassification of securities or recapitalization of the Company, or any merger, consolidation or exchange of Shares with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent or more of the total number of outstanding Shares, the proportionate amount of the outstanding Shares or the outstanding number of any class of equity securities of any subsidiary which is directly or indirectly owned by any Interested Party; or (vi) the receipt by any Interested Party or any Affiliate of any Interested Party (other than the Company or any of its subsidiaries) of the benefit, directly or indirectly (except proportionately as a Shareholder), of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by the Company or any of its subsidiaries.

         "Cash from Financings" means the net cash proceeds realized by a CPA(R) Partnership from the financing of a CPA(R) Partnership property or the refinancing of any CPA(R) Partnership indebtedness.

         "Cash from Sales" means the net cash proceeds realized by a CPA(R) Partnership from the sale, exchange or other disposition of any of its assets. Cash From Sales shall not include net cash proceeds realized from the financing of CPA(R) Partnership property or the refinancing of any CPA(R) Partnership indebtedness.

         "CCP" means Carey Corporate Property, Inc., managing General Partner of CPA(R):4, CPA(R):5 and CPA(R):6.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any similar law or provision enacted in lieu thereof, unless the context indicates otherwise.

         "Commission" means the United States Securities and Exchange
Commission.

         "Company" or "CD" means Carey Diversified LLC.

         "Consolidation" means the merger of up to nine Subsidiary Partnerships with and into the CPA(R) Partnerships.

         "Control Shares" means Shares that, but for the operation of the Control Share Acquisition Provisions, bring their holder's voting power within any of the following ranges: (i) one-fifth to one-third; (ii) one-third to a majority or (iii) a majority or more.

         "Control Share Acquisition" means the acquisition of Shares, with certain exceptions listed under "DESCRIPTION OF LISTED SHARES--Control Share Acquisition Provisions," that will entitle the acquiring person immediately after the acquisition to exercise or direct the exercise of the voting power of Shares within one of the ranges designating Control Shares.

         "Control Share Acquisition Provisions" means Control Share acquisition provisions contained in the Organizational Documents.

         "CPA(R):1" means Corporate Property Associates.

         "CPA(R):2" means Corporate Property Associates 2.

         "CPA(R):3" means Corporate Property Associates 3.

         "CPA(R):4" means Corporate Property Associates 4, a California limited partnership.

         "CPA(R):5" means Corporate Property Associates 5.

         "CPA(R):6" means Corporate Property Associates 6--a California limited partnership.

         "CPA(R):7" means Corporate Property Associates 7--a California limited partnership.

         "CPA(R):8" means Corporate Property Associates 8, L.P., a Delaware limited partnership.

         "CPA(R):9" means Corporate Property Associates 9, L.P., a Delaware limited partnership.

         "CPA(R) Partnerships" or "Partnerships" means CPA(R):1, CPA(R):2, CPA(R):3, CPA(R):4, CPA(R):5, CPA(R):6, CPA(R):7, CPA(R):8 and CPA(R):9.

         "CPA(R) Programs" means, collectively, the CPA(R) Partnerships and the CPA(R) REITs.

         "CPA(R) REITs" means Corporate Property Associates 10 Incorporated, Carey Institutional Properties, Inc. and Corporate Property Associates 12 Incorporated, all Maryland corporations.

         "Determination Date" means the date on which a person became an Interested Party.

         "Directors" means persons authorized to manage and direct the affairs of the Company and who are members of the Board of Directors of the Company.

         "Distribution" means any transfer of money or property by a Partnership to a Partner without consideration.

         "Eighth Carey" means Eighth Carey Corporate Property, Inc., managing General Partner of CPA(R):8.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Fiscal Quarter" means the three-month period ending on the last day of the third, sixth, ninth and twelfth calendar months of each Fiscal Year of the Partnership.

         "Fiscal Year" means the twelve-month period ending on December 31.

         "Funds from Operations" means net income (loss) before depreciation, amortization, other noncash items, extraordinary items and gains or losses on sales of assets.

         "GAAP" means Generally Accepted Accounting Principles.

         "General Partners" means the general partners of each of the CPA(R) Partnerships which include William Polk Carey, W.P. Carey & Co., CCP, Seventh Carey, Eighth Carey and Ninth Carey.

         "General Partners' Preferred Return" means the three percent of the Cash from Sales owed to the General Partners in connection with the sale of properties by the CPA(R) Partnerships prior to the Consolidation.

         "Good Reason" means (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under the Management Agreement, (ii) any breach of the Management Agreement of any nature by the Company or (iii) a change in control of the Company.


         "Independent Director" means a Director of the Company who (i) is not an officer of the Company and (ii) is, in the view of the Company's Board of Directors, free of any relationship that would interfere with the exercise of independent judgment.


         "Interested Party" means any person (other than (a) the Company, (b) any subsidiary of the Company, (c) the General Partners and the Original Shareholders, and (d) any Affiliate or associate of any person in (c) above) that: (i) is the beneficial owner, directly or indirectly, of 10 percent or more of the outstanding Shares, (ii) is an Affiliate or associate of the Company and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the then outstanding Shares, or (iii) is an Affiliate or associate of any person described in clauses (i) or (ii) above.

         "Investment Committee" means the committee of the Board of Directors of the Manager primarily responsible for the approval of investments to be made by the Company.

         "IRS" means the Internal Revenue Service.

         "LLCA" means the Delaware Limited Liability Company Act (6 Del.C. Sections 18-101 et seq.)

         "Listed Shareholder" means a Shareholder of the Company who owns Listed Shares.

         "Listed Shares" means a limited liability company interest in the Company representing a share of all of the income, loss and capital of the Company.

         "Management Agreement" means the agreement between the Company and the Manager relating to the management of the Company by the Manager.

         "Manager" means Carey Management LLC.

         "Merger" means the merger of a Subsidiary Partnership into a CPA(R) Partnership.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Nasdaq" means the National Association of Securities Dealers Automated Quotations System.

         "Net Lease or Triple Net Lease" means a lease in which the tenant undertakes to pay all or substantially all the cash expenses, excluding debt service, related to the leased property.

         "Net Other Assets and Liabilities" means with respect to any CPA(R) Partnership (A) the sum of (i) cash, (ii) accounts receivable, (iii) security deposits, (iv) cash held in escrow, (v) the value of all securities and (vi) the value of any claims in bankruptcy and (vii) any post March 31, 1997 adjustment to the value of any Properties, less (B) the sum of (i) accounts payable, (ii) accrued interest, (iii) accrued rent, (iv) rent deposits, (v) escrowed liabilities, (vi) prepaid rent and (vii) transfer taxes payable upon consummation of the Consolidation.

         "1997 Tax Act" means the Taxpayer Relief Act of 1997.

         "Ninth Carey" means Ninth Carey Corporate Property, Inc., managing General Partner of CPA(R):9.

         "NYSE" means the New York Stock Exchange.

         "Operating Agreement" means the limited liability company agreement of the Company.

         "Original Shareholder" means Carey Management LLC.

         "Organizational Documents" means the Certificate of Formation, the Operating Agreement and the Bylaws of the Company, as amended.

         "Participating Partnership" means a CPA(R) Partnership which participates in the Consolidation.

         "Participating Partnership Agreement" means the partnership agreement of a CPA(R) Partnership which participates in the Consolidation.

         "Partner" means the General Partner and any Limited Partner where no distinction is required by the context in which the term is used.

         "Partnership" means a CPA(R) Partnership.

         "Partnership Agreements" the partnership agreements of the CPA(R) Partnership.

         "Partnership Agreement Amendments" means the amendments of the Partnership Agreements expressly authorizing the Consolidation.

         "Person" means any natural person, partnership, corporation, limited liability company, association or other legal entity.

         "Property" or "Properties" means the partial or entire interests in real property, including leasehold interests and personal and mixed property connected therewith held by the CPA(R) Partnerships or the Company.

         "Prospectus" shall mean the Prospectus which is included in the registration statement filed with the Commission in connection with the issuance of the Shares in this offering.

         "Registration Statement" means the Company's Registration Statement on Form S-1 filed with the Commission in the form in which it becomes effective, as the same may at any time and from time to time thereafter be amended or supplemented.

         "Regulations" means the Treasury Regulations issued in accordance with the Code.

         "REIT" means a real estate investment trust.

         "Right" means a right to buy a Share at a specified exercise price, which will be subject to adjustment.

         "Rights Certificate" means a certificate evidencing a Right.

         "Rights Distribution Date" means the earlier of (i) the date an Acquiring Person, alone or together with affiliates and associates, has become the beneficial owner of five percent or more of the outstanding Shares or (ii) the date of the commencement of, or announcement of, an intention to make a tender offer or exchange offer the consummation of which will result in the beneficial ownership by a person or group (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company or the General Partners or their Affiliates) of 10 percent or more of the outstanding Shares.

         "Rights Record Date" means a record date established by the Board of Directors for determining the Company's Shareholders of record who will be entitled to a Right for each outstanding Share held by such person.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seventh Carey" means Seventh Carey Corporate Property, Inc., managing General Partner of CPA(R):7.

         "Shareholder" means a member of the Company and holder of Shares.

         "Shareholder Rights Plan" means the Shareholder rights plan adopted by the Company.

         "Shareholders" means the holders of the Shares collectively.

         "Shares" means the Listed Shares of the Company and includes any other limited liability company interests that the Company may issue in the future.

         "Subsidiary Partnership" means a limited partnership formed by the Company which will merge with and into a CPA(R) Partnership in connection with the Consolidation but, for purposes of this Prospectus only, in certain sections, is used to refer to the surviving CPA(R) Partnership.

         "Subsidiary Partnership Unit" means a limited partnership unit in a Subsidiary Partnership.

         "Termination Fee" means an amount equal to the sum of (A) any fees that would be earned by the Manager upon the disposition of the assets of the Company and the Subsidiary Partnerships at their appraisal value measured as of the date the Management Agreement is terminated, (the "Termination Date") and (B)(1) if the agreement is terminated by the Company after a change in control, $50 million if the change in control occurs on or before December 31, 1998 and thereafter, five times the total fees paid to the Manager by the Company and the Subsidiary Partnership in the 12 months preceding the change in control and (2) if the agreement is terminated without cause or good reason, $50 million if the agreement is terminated before December 31, 1999; $40 million if the agreement is terminated before December 31, 2000; $30 million if the agreement is terminated before December 31, 2001; $20 million if the agreement is terminated before December 31, 2002; and $10 million if the agreement is terminated before December 31, 2003.

         "Triple Net Lease" means a lease in which the tenant is responsible for real estate taxes and assessments, repairs and maintenance, insurance, other expenses relating to the property and the duty to restore in case of casualty.

         "Unit" means an interest of a Limited Partner in a CPA(R) Partnership representing a specific initial capital contribution of $500 per unit for CPA(R):1 through CPA(R):5 and $1,000 per Unit for CPA(R):6 through CPA(R):9.

         "W.P. Carey & Co." means W.P. Carey & Co., Inc., a New York corporation.

                     INDEX TO FINANCIAL STATEMENTS [UPDATE]


                                                                     PAGE NO.
                                                                     --------

CAREY DIVERSIFIED LLC AND CORPORATE PROPERTY
  ASSOCIATES PARTNERSHIPS


Combined Financial Statements:
  Report of Independent Accountants...............................      F-2
  Combined Balance Sheets as of December 31, 1995 and December 31,
    1996 and (unaudited) as of September 30, 1997.................      F-3
  Combined Statements of Income for the year ended December 31,
    1994, 1995 and 1996 and (unaudited) for the nine months
    ended September 30, 1996 and 1997.............................      F-4
  Combined Statements of Partners' Capital for the years ended
    December 31, 1994, 1995 and 1996 and (unaudited) for the nine
    months ended September 30, 1997...............................      F-5
  Combined Statements of Cash Flows for the years ended December
    31, 1994, 1995 and 1996 and (unaudited) for the nine months
    ended September 30, 1997......................................      F-6
  Notes to Combined Financial Statements..........................      F-8

Supplemental Schedule:
   Schedule III - Real Estate and Accumulated Depreciation........      F-34

                        REPORT of INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  Carey Diversified LLC,

            We have audited the combined balance sheets of Corporate Property Associates Partnerships, as described in Note 1, as of December 31, 1996 and 1997, and the related combined statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1997. We have also audited the financial statement schedule included in this Annual Report on Form 10K. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Corporate Property Associates Partnerships as of December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the Schedule of Real Estate and Accumulated Depreciation as of December 31, 1997, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the financial information required to be included therein.


                                                    /s/ Coopers & Lybrand L.L.P.
New York, New York
March 27, 1998

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                             COMBINED BALANCE SHEETS

(In thousands except share amounts)

                                                                                  Pro Forma
                                                                            Consolidated Balance
                                                         Historical              Sheet as of
                                                         December 31,            December 31,
                                                     1996         1997               1997
                                                   ---------    ---------          ---------
                                                   (audited)    (audited)         (unaudited)
         ASSETS:
Real estate leased to others:
  Accounted for under the
    operating method, net                          $ 247,580    $ 217,165          $ 349,753
  Net investment in direct financing leases          215,310      216,761            268,376
                                                   ---------    ---------          ---------
      Real estate leased to others                   462,890      433,926            618,129
Operating real estate, net                            24,080       23,333             22,805
Assets held for sale                                     434       14,382             19,772
Cash and cash equivalents                             28,553       18,586              9,416
Equity investments                                    13,660       13,415             44,530
Other assets, net of accumulated amortization of
  $2,023 and $2,109 at December 31, 1996 and
  1997 and reserve for uncollected rent of
  $1,103 at December 31, 1997                         15,111       19,778             11,206
                                                   ---------    ---------          ---------
        Total assets                               $ 544,728    $ 523,420          $ 725,858
                                                   =========    =========          =========

         LIABILITIES:

Mortgage notes payable                             $ 202,339    $ 182,718          $ 182,718
Notes payable to affiliate                               500          200                200
Notes payable                                         24,709       24,709             24,709
Accrued interest payable                               1,927        1,798              1,798
Accounts payable to affiliates                         2,543        8,792              3,554
Other liabilities                                      9,415       10,565              5,567
                                                   ---------    ---------          ---------
        Total liabilities                            241,433      228,782            218,546
                                                   ---------    ---------          ---------

Minority interest                                       (750)      (6,250)            (6,708)
                                                   ---------    ---------          ---------
Redeemable subsidiary partnership units                                                8,597
                                                                                   ---------


Commitments and contingencies

        PARTNERS' CAPITAL/
        MEMBERS EQUITY:

Partners' capital                                    304,045      300,888
                                                   ---------    ---------

Listed Shares, no par value, 23,959,101
shares issued and outstanding                                                        505,423
                                                                                   ---------

        Total liabilities and
          partners' capital/members' equity        $ 544,728    $ 523,420          $ 725,858
                                                   =========    =========          =========

The accompanying notes are an integral part of the combined financial statements.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                          COMBINED STATEMENTS of INCOME

(In thousands except per share amounts)

                                                                                       Pro Forma Consolidated
                                                            Historical                  Statement of Income
                                                         For the Years Ended            for the year ended
                                                              December 31,                  December 31,
                                                     -----------------------------     ----------------------
                                                     1995         1996        1997              1997
                                                     ----         ----        ----              ----
                                                  (audited)    (audited)    (audited)        (unaudited)
Revenues:
  Rental income                                   $  42,255    $  44,576    $  43,045         $  43,024
  Interest income from direct
    financing leases                                 36,391       32,644       34,574            33,560
  Other interest income                               1,700        1,681        1,270             1,270
  Other income                                        2,523        1,901        4,935             4,935
  Revenues of hotel operations                       25,077       21,929       14,523            14,523
                                                  ---------    ---------    ---------         ---------
                                                    107,946      102,731       98,347            97,312
                                                  ---------    ---------    ---------         ---------

Expenses:
  Interest                                           28,842       23,200       19,888            19,933
  Depreciation and amortization                      12,810       11,274       10,628             9,391
  General and administrative                          4,509        3,747        5,275             6,200
  Property expenses                                   4,086        4,008        6,430             7,666
  Writedowns to fair value                            3,619        1,300        3,806             3,806
  Operating expenses of hotel
    operations                                       18,037       15,947       10,748            10,748
                                                  ---------    ---------    ---------         ---------
                                                     71,903       59,476       56,775            57,744
                                                  ---------    ---------    ---------         ---------

      Income before net gains, minority
        interest in income and extra-
        ordinary items                               36,043       43,255       41,572            39,568

Gain on sales of real estate and
    securities, net                                   4,964        5,474        1,565             1,565
Gain on settlement                                   11,499
                                                  ---------    ---------    ---------         ---------

      Income before minority interest in
        income and extraordinary items               52,506       48,729       43,137            41,133

Minority interest in income                          (3,143)      (3,182)      (2,576)           (3,187)
                                                  ---------    ---------    ---------         ---------

      Income before extraordinary
        items                                        49,363       45,547       40,561            37,946

Extraordinary gain (loss) on extinguishments
       of debt, net of minority interest of
       $(205) and $3 in 1995 and 1996                 3,207         (252)
                                                  ---------    ---------    ---------         ---------

      Net income                                  $  52,570    $  45,295    $  40,561         $  37,946
                                                  =========    =========    =========         =========

      Pro forma basic earnings per Listed Share
        (24,055,145 pro forma weighted average
        Listed Shares outstanding)                                                            $    1.58
                                                                                              =========

The accompanying notes are an integral part of the combined financial statements.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                    COMBINED STATEMENTS of PARTNERS' CAPITAL

              For the years ended December 31, 1995, 1996 and 1997

(In thousands)

Balance, December 31, 1994                                            $ 297,812

Distributions to partners                                               (57,216)

Purchase of Limited Partnership Units                                      (270)

Net income, 1995                                                         52,570
                                                                      ---------

Balance, December 31, 1995                                              292,896

Distributions to partners                                               (34,173)

Purchase of Limited Partnership Units                                       (17)

Change in unrealized appreciation,
       marketable securities                                                 44

Net income, 1996                                                         45,295
                                                                      ---------

Balance, December 31, 1996                                              304,045

Distributions to partners                                               (43,620)

Change in unrealized appreciation,
      marketable securities                                                 (98)

Net income, 1997                                                         40,561
                                                                      ---------

Balance, December 31, 1997                                            $ 300,888
                                                                      =========


The accompanying notes are an integral part of the combined financial statements.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                        COMBINED STATEMENTS of CASH FLOWS

(In thousands)

                                                                 For the Years Ended
                                                                     December 31,
                                                         -----------------------------------
                                                            1995         1996         1997
                                                            ----         ----         ----
Cash flows from operating activities:
  Net income                                             $  52,570    $  45,295    $  40,561
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization of deferred
      financing costs, net of amortization of deferred
      gains and deferred rental income                      12,670       10,905       10,280
    Extraordinary (gain) loss                               (3,207)         252
    Gain on sales, net                                      (4,964)      (5,474)      (1,565)
    Gain on settlement                                     (11,499)
    Securities received in connection with settlement                                 (1,690)
    Minority interest in income                              3,143        3,182        2,576
    Distributions to minority interest                      (2,670)      (2,334)      (2,327)
    Straight-line rent adjustments and
      other noncash rent adjustments                           364       (1,343)      (2,310)
    Writedowns to fair value                                 3,619        1,300        3,806
    Restructuring consideration received                    15,188
    Provision for uncollected rents                            322          247        1,576
    Net changes in operating assets
      and liabilities and other                             (2,260)      (1,047)      (1,348)
                                                         ---------    ---------    ---------
        Net cash provided by operating
          activities                                        63,276       50,983       49,559
                                                         ---------    ---------    ---------

Cash flows from investing activities:
  Purchases of real estate and capital
    expenditures                                            (2,095)      (3,420)      (1,955)
  Installment and settlement proceeds                        5,436
  Proceeds from sales of real estate
    and securities                                          22,736       23,394        1,242
  Other                                                     (1,750)        (429)         195
                                                         ---------    ---------    ---------
        Net cash provided by (used in)
          investing activities                              24,327       19,545         (518)
                                                         ---------    ---------    ---------

Cash flows from financing activities:
  Distributions to partners                                (57,216)     (34,173)     (43,620)
  Payments of mortgage principal                           (60,349)     (63,171)     (27,565)
  Release of escrow funds in connection
    with mortgage prepayments                                             2,395
  Proceeds from mortgage financings and
    notes payable                                           10,000       28,189       12,700
  Proceeds from notes payable to affiliate                   2,550        1,000          200
  Payments of notes payable to affiliate                                 (3,050)        (500)
  Deferred financing costs                                    (293)        (603)         (66)
  Other                                                       (270)        (273)        (157)
                                                         ---------    ---------    ---------
        Net cash used in financing
          activities                                      (105,578)     (69,686)     (59,008)
                                                         ---------    ---------    ---------


                                   (Continued)

The accompanying notes are an integral part of the combined financial statements.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                  COMBINED STATEMENTS of CASH FLOWS, Continued

(In thousands)

                                                      For the Years Ended
                                                          December 31,
                                               --------------------------------
                                                  1995       1996       1997
                                                  ----       ----       ----
        Net increase (decrease) in cash
          and cash equivalents                  (17,975)        842     (9,967)

        Cash and cash equivalents, beginning
        of year                                  45,686      27,711     28,553
                                               --------    --------   --------

        Cash and cash equivalents,
          end of year                            27,711    $ 28,553   $ 18,586
                                               ========    ========   ========

Supplemental schedule of noncash investing and financing activities:

A.    Accrued preferred distribution                                  $   5,151
                                                                      =========

B. In July 1996, the Group exchanged its interest in a hotel property and related assets and liabilities for units in the operating partnership of American General Hospitality Corporation, a publicly-traded real estate investment trust (see Note 15). The assets and liabilities transferred were as follows:

      Operating real estate, net of accumulated
        depreciation                                                  $  16,098
      Mortgage note payable                                              (7,304)
      Other assets and liabilities transferred, net                          69
                                                                      ---------
      Equity investment                                               $   8,863
                                                                      =========

C. In connection with foreclosure of a property in 1997, the Group transferred the property to the lender and was released from the obligations of the limited recourse mortgage loan. The gain on the foreclosure was as follows:

      Mortgage loan payable released                                  $   4,755
      Other liabilities and assets, net                                      91
      Carrying value of property transferred                             (3,889)
                                                                      ---------
         Gain on foreclosure                                          $     957
                                                                      =========

The accompanying notes are an integral part of the combined financial statements.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                     NOTES to COMBINED FINANCIAL STATEMENTS

(All dollar amounts in thousands)

1.    Organization and Basis of Combination:

      A. The combined financial statements consist of interests in nine Corporate Property Associates ("CPA(R)") real estate limited partnerships (individually, a "Partnership"), their wholly-owned subsidiaries and Carey Diversified LLC ("Carey Diversified") (collectively, the "Group") which have been presented on a combined basis at historical cost because of the affiliated general partners, common management and common control and because the majority ownership interests in the CPA(R) Partnerships was transferred to Carey Diversified, effective January 1, 1998, pursuant to a Consolidation transaction described below. All material inter-entity transactions have been eliminated. The General Partners' interest in the CPA(R) Partnerships is classified under minority interest as such interest in the CPA(R) Partnerships will be maintained subsequent to January 1, 1998 by two special limited partners, William Polk Carey, formerly the Individual General Partner of the nine CPA(R) Partnerships and Carey Management LLC ("Carey Management"). Effective January 1, 1998, the exchange of CPA(R) Partnership Limited Partner interests for interests in Carey Diversified ("Listed Shares") will be accounted for as a purchase and recorded at the fair value of the Listed Shares exchanged. The exchange of the General Partner's interests for Listed Shares will be accounted for on the historical basis of accounting.

          The Group has been engaged in the net leasing of industrial and commercial real estate. The future business activities of the Group will not necessarily be limited to net leasing. The CPA(R) Partnerships referred to above are as follows:

                 Corporate Property Associates
                 Corporate Property Associates 2
                 Corporate Property Associates 3
                 Corporate Property Associates 4, a California limited
                   partnership
                 Corporate Property Associates 5
                 Corporate Property Associates 6 - a California limited
                   partnership
                 Corporate Property Associates 7 - a California limited
                   partnership
                 Corporate Property Associates 8, L.P., a Delaware limited
                   partnership
                 Corporate Property Associates 9, L.P., a Delaware limited
                   partnership

      B. On October 16, 1997, Carey Diversified distributed a Consent Solicitation Statement/Prospectus to the Limited Partners of the nine CPA(R) Partnerships that described a proposal to consolidate the Partnerships. The General Partner's proposals that each of the nine CPA(R) limited partnerships be merged with a corresponding partnership of Carey Diversified, of which Carey Diversified is the general partner, were approved by the Limited Partners of all nine of the CPA(R) Partnerships. Each limited partner had the option of either exchanging his or her limited partnership interests for an interest in Carey Diversified ("Listed Shares") or to retain a limited partnership interest in the applicable subsidiary partnership ("Subsidiary Partnership Units"). On January 1, 1998, 23,225,967 Listed Shares and 10,133 Subsidiary Partnership Units were issued in exchange for limited partnership units. The General Partners received 733,134 Listed Shares for their interest in their share of the appreciation in the Group's properties. W.P. Carey has received warrants to purchase 2,284,800 Listed Shares at $21 per share and 725,930 Listed Shares at $23 per share as compensation for investment bank services performed in connection with structuring the Consolidation. The warrants will be exercisable for 10 years, beginning January 1, 1999.

          Listed Shares commenced public trading on the New York Stock Exchange on January 21, 1998. Subsidiary Partnership Units provide substantially the same economic interest and legal rights as those of a limited partnership unit in a CPA(R) Partnership, but are not listed on a securities exchange. A liquidating distribution to holders of Subsidiary Partnership Units will be made after an appraisal of an applicable CPA(R) Partnerships appraisal in the time frame specified to each Partnership in the Consent Solicitation Statement/Prospectus.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

      C.  The unaudited pro forma Consolidated Balance Sheet as of December
            31, 1997 is presented as if the Consolidation transaction and related issuance of Listed Shares had occurred on December 31, 1997. The unaudited pro forma Consolidated Statement of Income is presented as if the Consolidation Transaction had occurred as of January 1, 1997. The pro forma adjustments are based upon estimates which are subject to final adjustment. The unaudited pro forma financial statements are not necessarily indicative of what the actual financial position would have been at December 31, 1997 and of what actual results of operations of the Group would have been for the year then ended, nor do they purport to represent the future financial position or future results of operations of Carey Diversified and subsidiaries. In Management's opinion, all adjustments necessary to reflect the Consolidation transaction and related issuance of Listed Shares have been made.

          The most significant pro forma adjustments relate to the revaluation of assets and liabilities to fair value and elimination of certain deferred charges and deferred credits at December 31, 1997, and adjustments to revenues and expenses resulting from such revaluation, elimination of the current year's effect of the amortization of deferred charges and deferred credits and recognizing estimates for certain incremental recurring expenses applicable to the new entity. The real estate assets have been valued by an independent appraiser. The redemption value for redeemable Subsidiary Partnership Units is based on the exchange value of limited partnership units to Listed Shares of the applicable CPA(R) Partnership.

          In February 1997, the Financial Accounting Standards Board issued
            Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS No. 128") which establishes standards for computing earnings per share. The adoption of SFAS No. 128 had no impact on the Group's pro forma financial statements because the effect of stock warrants was anti-dilutive. As a result the Group has presented basic per-share amounts in the accompanying pro forma Consolidated Statement of Income.

2. Summary of Significant Accounting Policies:

      Use of Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the assessment of recoverability of real estate assets. Actual results could differ from those estimates.

      Real Estate Leased to Others:

          Real estate is leased to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements.

          The Group diversifies its real estate investments among various corporate tenants engaged in different industries and by property type throughout the United States. No lessee currently represents 10% or more of total leasing revenues (see Note 10).

          The leases are accounted for under either the direct financing or operating methods. Such methods are described below:

                  Direct financing method - Leases accounted for under the direct financing method are recorded at their net investment (Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Group's net investment in the lease.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

                  Operating method - Real estate is recorded at cost, rental revenue is recognized on a straight-line basis over the term of the leases and expenses (including depreciation) are charged to operations as incurred.

          Substantially all of the Group's leases provide for either scheduled rent increases, periodic rent increases based on formulas indexed to increases in the Consumer Price Index or sales overrides.

          For properties under construction, interest charges are capitalized rather than expensed and rentals received are recorded as a reduction of capitalized project (i.e. construction) costs in accordance with Statement of Financial Accounting Standards No. 67.

      Operating Real Estate:

          Land and buildings and personal property are carried at cost.
            Renewals and improvements are capitalized while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed currently.

      Assets Held for Sale:

          Assets held for sale are accounted for at the lower of cost or fair value, less costs to dispose.

      Long-Lived Assets:

          The Group assesses the recoverability of its long-lived assets, including residual interests of real estate assets, based on projections of undiscounted cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated fair value.

      Depreciation:

          Depreciation is computed using the straight-line method over the estimated useful lives of the properties which range from 5 to 50 years.

      Cash Equivalents:

          The Group considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. Substantially all of the Group's cash and cash equivalents at December 31, 1996 and 1997 were held in the custody of three financial institutions.

      Other Assets and Liabilities:

          Included in other assets are accrued rents and interest receivable, escrow funds, deferred charges, deferred costs of Consolidation and marketable securities. Included in other liabilities are accrued interest payable, accounts payable and accrued expenses, deferred rental income and deferred gains.

          Escrow funds are funds that are restricted, primarily as additional collateral on the mortgage financing for certain of the Group's hotel properties. Such restricted amounts totaled $754 and $634 at December 31, 1996 and 1997, respectively.

          Deferred charges are costs incurred in connection with mortgage financing and refinancing and are amortized over the terms of the mortgages.

          Deferred rental income is the aggregate difference for operating method leases between scheduled rents which vary during the lease term and rent recognized on a straight-line basis. Also included

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

            in deferred rental income are lease restructuring fees received which are recognized over the remainder of the initial lease terms.

          Deferred gains consist of assets acquired in excess of liabilities assumed in connection with acquiring certain hotel operations and certain funds received in connection with two loan refinancings which are being amortized into income over 20 and 24 years, respectively. The deferred gain on the acquisition of hotel operations was realized in 1996 in connection with the sale of such hotel.

          Deferred costs of Consolidation represent certain costs related to the consolidation of the CPA(R) Partnerships into Carey Diversified which have been capitalized. Such consolidation costs will be included in the revaluation of the Group's assets subsequent to December 31, 1997.

          Marketable securities are classified as available-for-sale securities and are reported at fair value with the Group's interest in unrealized gains and losses on these securities reported in partner's capital. Such marketable securities have a cost basis and fair value of $1,735 and $1,683, respectively, at December 31, 1997.

      Reclassification:

          Certain 1995 and 1996 amounts have been reclassified to conform to the 1997 financial statement presentation.

      Equity Investments:

          The Group's limited partner interests in two real estate limited partnerships in which such ownership is less than 50% are accounted for under the equity method, i.e., at cost, increased or decreased by the Group's pro rata share of earnings or losses, less distributions. Equity income in the limited partnerships has been included in other income in the accompanying combined financial statements. The Group's income from these equity investments was $565, $583 and $607 in 1995, 1996 and 1997, respectively.
            Distributions received from such investments were $850, $795 and $786 in 1995, 1996 and 1997, respectively. The Group is the sole limited partner in the two partnerships with the general partner interests owned by Corporate Property Associates 10 Incorporated ("CPA(R):10"), an affiliate. An ownership interest in a third limited partnership in which CPA(R):10 owned the general partner interest was written off in 1995.

          An interest in the operating partnership of a publicly-traded real estate investment trust acquired in July 1996 is also accounted for under the equity method. The share of income from this investment was $572 and $1,469 in 1996 and 1997, respectively (see Note 15). Distributions received were $253 and $1,535 in 1996 in 1997, respectively.

      Federal Income Taxes:

          None of the Partnerships is liable for Federal income tax purposes as each partner recognizes his or her proportionate share of income or loss in his or her tax return. Accordingly, no provision for income taxes is recognized for financial statement purposes.

      Distributions and Profits and Losses:

          Partners' distributions and profits and losses are allocated in accordance with the terms of the Agreements of individual Partnerships.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

3.    Transactions with Related Parties:

          Through December 31, 1997, the Agreements of each of the Group's
            Partnerships provided that the General Partners (consisting of W. P. Carey & Co., Inc. ("W.P. Carey") or affiliated companies as Corporate General Partners and William P. Carey as Individual General Partner) were allocated between 1% and 10%, for the applicable Partnership, of the profits and losses as well as Distributable Cash From Operations, as defined, and the Limited Partners were allocated between 90% and 99%, for the applicable Partnership, of the profits and losses as well as Distributable Cash From Operations. The Partners were also entitled to receive an allocation of gains and losses from the sale of properties and to receive net proceeds from such sales with such allocation and distribution as defined in the Agreements. Effective January 1, 1998, as a result of the merger of the CPA(R) Partnerships with subsidiary partnerships of Carey Diversified, Carey Diversified is the sole general partner of the nine CPA(R) Partnerships. Carey Diversified and holders of Subsidiary Partnership Units are allocated between 90% and 99% of the profits and losses and distributable cash of the applicable Partnership, and two special limited partners, Carey Management LLC ("Carey Management"), an affiliate, and William Polk Carey, are allocated between 1% and 10% of the profits and losses and distributable cash of the applicable Partnership.

          In connection with the merger of the CPA(R)Partnerships with Carey
            Diversified and the listing of Listed Shares of Carey Diversified on the New York Stock Exchange, the former Corporate General Partners of eight of the nine CPA(R)Partnerships satisfied provisions for receiving a subordinated preferred return from the Partnerships totaling $3,728 based upon the cumulative proceeds from the sale of the assets of each Partnership since its inception. Such amount has been included in accounts payable to affiliates as of December 31, 1997 in the accompanying combined financial statements. Payment of the preferred return, made in January 1998, was contingent on achieving a specified cumulative return to limited partners. For the single Partnership that did not achieve the specified cumulative return, the Group has also accrued the subordinated preferred return of $1,423 as payable to affiliates as of December 31, 1997. To satisfy the conditions for receiving the preferred return, the Listed Shares of Carey Diversified must achieve a closing price equal to or in excess of $23.11 for five consecutive trading days. The General Partner believes that it is probable, as defined by Statement of Financial Accounting Standards No. 5, that the conditions for this Partnership paying the preferred return will be achieved. The Exchange Values for the exchange of Limited Partnership Units to Listed Shares of Carey Diversified was included in calculating the cumulative return for each of the CPA(R)Partnerships.

          Under the Agreements, certain affiliates were entitled to receive property management or leasing fees and reimbursement of certain expenses incurred in connection with the Group's operations. General and administrative reimbursements consist primarily of the actual cost of personnel needed in providing administrative services necessary to the operation of the Group. Property management and leasing fees in 1995, 1996 and 1997 were $1,886, $916, and $1,139, respectively. Effective January 1, 1998, the fees and reimbursements are payable to Carey Management. General and administrative reimbursements in 1995, 1996 and 1997 were $852, $911 and $1,788, respectively.

          For the years ended December 31, 1995, 1996 and 1997, fees aggregating $652, $902 and $664, respectively, were incurred for legal services in connection with the Group's operations and were provided by a law firm in which the Secretary, until July 1997, of the Corporate General Partners of the Partnerships is a partner.

          The Group is a participant in an agreement with W.P. Carey and certain affiliates for the purpose of leasing office space used for the administration of the Group, other affiliated real estate entities and W.P. Carey and for sharing the associated costs. Pursuant to the terms of the agreement, the Group's share of rental, occupancy and leasehold improvement costs is based on adjusted

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued


            gross revenues, as defined. Expenses incurred in 1995, 1996 and 1997 were $964, $720 and $590, respectively.

          In November 1995, the Group borrowed $2,550 from W.P. Carey in connection with the retirement of a mortgage loan. The loans from W.P. Carey were evidenced by two promissory notes, bearing interest at the prime rate and required the Group to pay the entire principal amount and accrued interest thereon on demand. Prior to December 31, 1997, the outstanding balances were paid in full.

4.    Real Estate Leased to Others Accounted for Under the Operating Method:

          Real estate leased to others, at cost, and accounted for under the operating method is summarized as follows:

                                                            December 31,
                                                       ---------------------
                                                         1996         1997
                                                         ----         ----
                  Land                                 $ 73,310     $ 69,154
                  Buildings                             266,193      241,601
                                                       --------     --------
                                                        339,503      310,755
                  Less: Accumulated depreciation         91,923       93,590
                                                       --------     --------
                                                       $247,580     $217,165
                                                       ========     ========

          The scheduled future minimum rents, exclusive of renewals, under noncancellable operating leases amount to $35,477 in 1998, $29,027 in 1999, $28,413 in 2000, $26,354 in 2001, $24,869 in 2002 and
            aggregate $289,892 through 2016.

          Contingent rentals were $1,583, $1,697 and $2,022 in 1995, 1996 and
            1997, respectively.

5.    Net Investment in Direct Financing Leases:

            Net investment in direct financing leases is summarized as follows:

                                                            December 31,
                                                       ---------------------
                                                         1996         1997
                                                         ----         ----
                  Minimum lease payments
                    receivable                         $426,491     $402,530
                  Unguaranteed residual value           210,146      210,887
                                                       --------     --------
                                                        636,637      613,417
                  Less: Unearned income                 421,327      396,656
                                                       --------     --------
                                                       $215,310     $216,761
                                                       ========     ========

          The scheduled future minimum rents, exclusive of renewals, under noncancellable direct financing leases amount to $28,163 in 1998, $28,178 in 1999, $28,302 in 2000, $28,997 in 2001, $27,835 in 2002
            and aggregate $402,530 through 2017.

          Contingent rentals were approximately $4,889, $3,444 and $4,533 in 1995, 1996 and 1997, respectively.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

6.    Operating Real Estate:

          Operating real estate relating to the Group's hotel operations is summarized as follows:

                                                            December 31,
                                                       ---------------------
                                                         1996         1997
                                                         ----         ----
                  Land                                 $  3,867     $  3,867
                  Buildings                              27,979       28,604
                  Personal property                       5,581        5,489
                                                       --------     --------
                                                         37,427       37,960
                  Less: Accumulated depreciation         13,347       14,627
                                                       --------     --------
                                                       $ 24,080     $ 23,333
                                                       ========     ========

7.    Mortgage Notes Payable and Notes Payable:

      A. Mortgage Notes Payable:

          Mortgage notes payable, substantially all of which are limited recourse obligations, are collateralized by the assignment of various leases and by real property with a gross amount of approximately $344,514, before accumulated depreciation. As of December 31, 1997, mortgage notes payable have interest rates varying from 6.60% to 11.85% per annum and mature from 1998 to 2020.

          Scheduled principal payments, including mortgages subject to acceleration, during each of the next five years following December 31, 1997 and thereafter are as follows:

            Year Ending December 31,
              1998                                $ 37,068
              1999                                  41,264
              2000                                   4,875
              2001                                  22,472
              2002                                  10,543
              Thereafter                            66,496
                                                  --------
                                                  $182,718
                                                  ========

      B. Notes Payable:

          The Group's notes payable which aggregated $24,709 at December 31, 1996 and 1997 provide for quarterly payments of interest at a variable rate of the London Inter-Bank Offered Rate plus 4.25% per annum with such notes maturing between July 1999 and December 1999 at which time balloon payments for the entire outstanding principal balance will be due. Each note obligation is recourse to the assets of a specific Partnership.

          Covenants under the notes limit the amount of limited recourse indebtedness the applicable Partnership may incur. Additionally, each Partnership must maintain certain debt coverage ratios, minimum net worth and aggregate appraised property values. The debt coverage ratios require each Partnership to maintain ratios of free operating cash flow, as defined, to the debt service on the applicable note ranging from 3:1 to 3.4:1 over the terms of the note. The net worth and aggregate property values minimums range from $15,000 to $25,000. Under the covenants, certain of the Partnerships have limitations on the amount of total indebtedness that such Partnership may incur. The Company is in compliance with the covenants of the note payable agreements as of December 31, 1997.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

          The note payable agreements require that the lender be offered the proceeds from property sales as a principal payment. To date, the lender has declined to accept all mandatory offers of proceeds.

          Interest paid by the Group on mortgages and notes payable aggregated approximately $28,197, $23,805, and $19,534 in 1995, 1996 and 1997,
            respectively.

8.    Distributions to Partners:

          Distributions declared and paid to partners are summarized as follows:

           1995:
                Quarterly                         $35,962
                Special                            21,254
                                                  -------
                                                  $57,216
                                                  =======
           1996:
                Quarterly                         $33,350
                Special                               823
                                                  -------
                                                  $34,173
                                                  =======
           1997:
                Quarterly                         $42,828
                Special                               792
                                                  -------
                                                  $43,620
                                                  =======

9.    Income for Federal Tax Purposes:

          Income for financial statement purposes differs from income for Federal income tax purposes because of the difference in the treatment of certain items for income tax purposes and financial statement purposes. A reconciliation of accounting differences is as follows:

                                                             1995       1996        1997
                                                             ----       ----        ----
      Net income per Statements of Income                  $ 52,570   $ 45,295    $ 40,561
      Excess tax depreciation                               (10,489)    (8,440)     (7,667)
      Difference in recognition of gain from sales            7,272      3,532         562
      Difference in the recognition of restructuring fees    14,491
      Difference in timing of recognition of
          purchase installments as income                    (5,881)
      Writedowns to fair value                               11,019      1,300       3,806
      Provision for uncollected rents                           322        247       1,576
      Straight-line rent adjustments and
          other noncash rent adjustments                        120     (1,620)     (2,570)
      Minority interest                                       3,143      3,182       2,576
      Other                                                    (890)    (1,871)        204
                                                           --------   --------    --------
          Income reported for Federal
             income tax purposes                           $ 71,677   $ 41,625    $ 39,048
                                                           ========   ========    ========

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

10.   Industry Segment Information:

          The Group's operations consist of two business segments (i) the investment in and the leasing of industrial and commercial real estate and (ii) owning and operating hotels.

          For the years ended December 31, 1995, 1996 and 1997, the Group earned its net leasing revenues (i.e., rental income and interest income from direct financing leases) from over 75 lessees. A summary of net leasing revenues including all current lease obligors with more than $1,000 in annual revenues is as follows:

                                                      Years Ended December 31,
                                        ------------------------------------------------
                                          1995    %        1996     %        1997    %
                                          ----   ----      ----    ----      ----   ----
Hughes Markets, Inc.                    $ 1,734    2%    $ 4,463     5%      5,784    7%
Dr Pepper Bottling Company of Texas       3,998    5       3,998     5       3,998    5
Detroit Diesel Corporation                3,496    5       3,645     5       3,645    5
Gibson Greetings, Inc.                    7,234    9       3,384     4       3,466    5
Sybron International Corporation          3,311    4       3,311     4       3,311    4
Stoody Deloro Stellite, Inc. (a)          2,551    3       2,624     3       2,725    4
Quebecor Printing Inc.                    2,569    3       2,533     3       2,618    4
AutoZone, Inc.                            2,444    3       2,304     3       2,512    3
Pre Finish Metals Incorporated            2,436    3       2,408     3       2,421    3
Furon Company                             2,539    3       2,528     3       2,416    3
Advanced System Applications, Inc.        4,693    6       4,586     6       2,267    3
Orbital Sciences Corporation              2,154    3       2,154     3       2,154    3
The Gap, Inc.                             2,154    3       2,154     3       2,154    3
Simplicity Manufacturing, Inc.            1,997    3       1,997     3       1,997    3
CSS Industries, Inc./Cleo, Inc.                            1,793     2       1,844    2
AP Parts International, Inc.              1,526    2       1,729     2       1,837    2
NVR, Inc.                                 1,803    3       1,814     2       1,819    2
Peerless Chain Company                    1,280    2       1,611     2       1,709    2
Unisource Worldwide, Inc.                 1,656    2       1,646     2       1,654    2
Red Bank Distribution, Inc.               1,350    2       1,401     2       1,401    2
Brodart, Co.                              1,319    2       1,314     2       1,308    2
High Voltage Engineering Corp.            1,168    1       1,179     1       1,174    2
Lockheed Martin Corporation               1,035    1       1,035     1       1,131    1
Gould, Inc.                               1,133    1       1,215     2       1,114    1
Duff-Norton Company, Inc.                 1,021    1       1,021     1       1,021    1
Anthony's Manufacturing
    Company, Inc.                         1,073    1         876     1         876    1
GATX Logistics, Inc.                      1,399    2         381     1
Other                                    19,573   25      18,116    26      19,263   25
                                        -------  ----    -------   ----    -------  ----
                                        $78,646  100%    $77,220   100%    $77,619  100%
                                        =======  ====    =======   ====    =======  ====

      (a) Stoody Deloro Stellite, Inc. assigned its leases in 1997. Leases were assigned to DS Group, Ltd. and Thermodyne Holdings Corp., respectively.

          Results for the hotel properties are summarized as follows:

                                                Years Ended December 31,
                                          ---------------------------------
                                            1995          1996         1997
                                            ----          ----         ----
      Revenues                            $ 25,077      $ 21,929    $ 14,523
      Management fees paid to
         unaffiliated hotel managers          (594)         (547)       (368)
      Other operating expenses             (17,443)      (15,400)    (10,380)
                                          --------      --------     -------
                                          $  7,040      $  5,982    $  3,775
                                          ========      ========    ========

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

11.   Gain on Settlement:

          In August 1995, the Group reached a settlement with The Leslie Fay
            Company ("Leslie Fay") and its surety company regarding Leslie Fay's lease with the Group. In connection with the settlement, the Group recognized a gain of $11,499, which consisted of aggregate net cash received from Leslie Fay and the surety company of $18,840 and the waiving of the $383 accrued interest, offset by the writedown of $7,400 and aggregate management fees, payable to an affiliate, of $324 since the beginning of the dispute in 1992. Of the rent received, $5,436 was received in 1995. Under the settlement agreement, Leslie Fay was required to dismiss with prejudice all of its suits filed against the Group, and the Group's bankruptcy claim against Leslie Fay, as an unsecured creditor, was reduced to $2,650. During 1997, the Group received distributions on its bankruptcy claim of $1,691 consisting of securities of Leslie Fay, Inc. and Sassco Fashions, Ltd. There is no assurance that the remaining amount of the claim will be distributed.

          As the fair value of the property was no longer affected by the Leslie Fay lease, the Group wrote down the estimated fair value of the property, net of anticipated selling costs, to $2,000 and recognized a noncash charge of $7,400, which is netted against the 1995 gain of settlement.

          In January 1996, the Group sold the vacant property to a third party, net of transaction costs, for $1,854. The Group recognized an additional writedown on the property to an amount equal to the net sales proceeds, resulting in a charge to income in 1995 of $146. Accordingly, no gain or loss was recognized in 1996 in connection with the sale.

12.   Gains and Losses on Disposition of Properties:

      Significant sales of properties and securities are summarized as follows:

          1997

          In September 1996, the Group entered into a purchase and sale agreement for the sale of the Group's property in Louisville, Kentucky, leased to Winn-Dixie Stores, Inc. ("Winn-Dixie") for $1,100 less selling costs. The Winn-Dixie property was sold in August 1997 at which time, the Group received $1,042 and recognized a gain on sale of $608. Such property was classified as real estate held for sale as of December 31, 1996.

          The Group owned two properties in Sumter and Columbia, South
            Carolina that were leased to Arley Merchandise Corporation ("Arley"). In July 1997, the Arley lease was terminated by the Bankruptcy Court in connection with Arley's voluntary petition of bankruptcy. In connection with the termination of the lease, the Partnership wrote off $300 of uncollected rents and wrote down the Arley properties by $1,350. In May 1997, the lender on the limited recourse mortgage loan collateralized by the Arley properties made a demand for payment for the entire outstanding principal balance of the loan of $4,755. In June 1997, the lender initiated a lawsuit for the purpose of foreclosing on the Arley properties. The Group chose not to contest the lender's actions, and in November 1997, the ownership of the Arley properties was transferred to the lender and the loan obligation was canceled. Since the loan was limited recourse, the lender's sole recourse was to the Arley properties and certain deposits. In connection with the foreclosure, the Group recognized a gain of $957 on the difference between liabilities forgiven and assets surrendered.

          1996

          In January 1996, the Group sold a multi-tenant property in Helena, Montana whose primary tenant was IBM Corporation ("IBM") for $4,800. Net of closing costs, the Group received cash proceeds of $1,741 and assigned a mortgage loan obligation of $2,854 and accrued interest of $12 thereon to the purchaser. A gain of $90 was recognized on the sale. All of the Group's leases at the Helena property, including the IBM lease, were assigned to the purchaser.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

          In April 1996, the Group sold its warehouse property in Hodgkins, Illinois leased to GATX Logistics, Inc. ("GATX") for $13,200 and assigned the GATX lease to the purchaser. Net of the costs of sale and amounts necessary to satisfy the $3,209 balance on the mortgage loan collateralized by the Hodgkins property, the Group received cash proceeds of $9,661 and recognized a gain of $4,408. The Group used $7,477 of the cash proceeds from the Hodgkins sale to satisfy two mortgage loan obligations which were scheduled to mature in 1996.

          In 1985, the Group purchased a hotel in Rapid City, South Dakota, which was operated as a Holiday Inn, with $6,800 of tax-exempt bonds which were supported by a letter of credit issued by a third party. In September 1994, the Group was advised by Holiday Inn that it would need to upgrade the hotel's physical plant by January 1997 in order to meet the requirements of a modernization plan adopted by Holiday Inn or surrender its Holiday Inn license. Management concluded that such additional investment required was not in the best interests of the Group and determined to sell the property. In 1995, the Group reevaluated the fair value of the property and recognized a noncash charge of $1,000. In 1996, the Group recognized an additional charge of $1,300 as a writedown to fair value to an amount Management believed would approximate the proceeds from a sale.

          In October 1996, the Group sold the property and the operating assets and liabilities of the hotel for $4,105. The Group recognized a gain of $785 on the sale and the bonds were paid off. The gain includes the recognition of the release of unamortized deferred gains relating to the acquisition of the hotel operation in 1991 from the former lessee.

          1995

          In December 1995, the Group sold the food service facility in Jupiter, Florida, at which it operated a restaurant, for $4,140, recognizing a gain on the sale of $1,019.

          In June 1995, the Group sold its property in Allentown, Pennsylvania, which it purchased in June 1983 for $11,702, to its lessee, Genesco, Inc. ("Genesco") for $15,200 and recognized a gain on the sale of $3,330, net of certain costs. In connection with the sale, the Group paid off an existing limited recourse mortgage loan on the Genesco property for $5,723.

          In August 1985, the Group purchased from and net leased to Industrial
            General Corporation ("IGC") and certain of its wholly-owned subsidiaries, seven properties located in Elyria and Bellville, Ohio, Forrest City and Bald Knob, Arkansas, Carthage, New York, Saginaw, Michigan and Newburyport, Massachusetts for $9,100. Subsequent to the purchase, the Group agreed to exchange the Saginaw property for an expansion of the Newburyport facility, severed the Carthage property from the lease sold the Forrest City property. In July 1995, IGC filed a voluntary petition of bankruptcy. In connection with IGC's sale of its plastics division, in September 1995, the Group entered into a series of transactions which resulted in the termination of the IGC lease, the sale of the Bald Knob, Bellville and Newburyport properties and the full satisfaction of the mortgage loan obligation collateralized by all of the IGC properties that had been scheduled to mature at that time. In connection with the sale of the Bald Knob property to IGC, the Group received cash of $987 and IGC, with the consent of the mortgage lender, assumed the Group's mortgage obligation of $720 and accrued interest of $6. Additionally, the Group received an additional $200 in installments subsequent to the sale. The Bellville and Newburyport properties were sold for $2,400 in cash to the third party that acquired the assets of the IGC plastics division. The Group used $2,200 of the proceeds to pay off the remaining balance on the matured mortgage loan obligation on the IGC and FMP properties. In connection with the sale of the three properties, the Group realized a loss of $1,720 in 1995.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

          In January 1984, the Group purchased properties in Gordonsville,
            Virginia and in North Bergen, New Jersey for $7,000 and entered into a net lease with Liberty Fabrics of New York ("Liberty"). In December 1993, Liberty notified the Group of its intention to exercise its purchase option on the properties. On December 29, 1994, the Group and Liberty terminated the lease and agreed that the properties would be transferred to Liberty for $9,359, subject to a final determination of the fair value of the property. The final determination was made with no adjustment to the fair market value, thereby completing the sale. As a result, the Group recognized a gain in 1995 on the sale of the properties of $2,334.

13.   Extraordinary Gains and Losses on Extinguishment of Debt:

          1996

          In 1996, the Group obtained $6,400 of new limited recourse mortgage financing on one of its properties leased to The Gap, Inc. (the "Gap"). Proceeds from the mortgage financing were used to pay off the remaining balance of $6,195 on an existing mortgage loan on the Gap property, certain refinancing costs and prepayment charges of $255. The prepayment charges have been reflected as an extraordinary charge on the extinguishment of debt in the accompanying combined financial statements. The new mortgage loan is a limited recourse obligation and is collateralized by a deed of trust and a lease assignment. The loan bears interest at 7.25% per annum and provides for monthly payments of principal and interest of $58 based on a 15-year amortization schedule. The retired mortgage loan provided for quarterly payments of $211 at an annual interest rate of 10%. The new mortgage loan has a term of three years and a balloon payment of $5,608 will be due on the maturity date, May 1, 1999.

          1995

          In connection with the sale of its property in Jupiter, Florida in December 1995, the Group satisfied the mortgage notes collateralized by the Jupiter property. Under a prior agreement, certain principal and interest payments were deferred through 1995. The prior agreement provided that the payment of deferred amounts would be forgiven under certain circumstances including the payment in full of all other amounts due under the mortgage notes. At the time of sale, the Group paid all amounts due and met the conditions for forgiveness of the deferred amounts. Accordingly, the Group recognized an extraordinary gain of $1,324 on the extinguishment of debt on the satisfaction of the Jupiter property mortgage notes.

          The Group recognized a gain on the satisfaction of the mortgage loan collateralized by the property leased to Anthony's Manufacturing Company, Inc. ("Anthony's"). In May 1995, the Group paid off and satisfied the mortgage loan collateralized by the Anthony's properties. The lender accepted payments aggregating $5,440 to satisfy an outstanding principal balance of $6,854 and accrued interest thereon of $705. In connection with the satisfaction of the debt, the Group recognized an extraordinary gain on the extinguishment of debt of $2,088, net of certain related legal costs. The Group also received $1,550 from Anthony's under a settlement agreement.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

14.   Writedowns to Fair Value:

          Significant writedowns of properties to fair value are summarized as follows:

          As described in Note 16, Simplicity Manufacturing, Inc. ("Simplicity") notified the Group that it was exercising its option to purchase the property it leases from the Group in Port Washington, Wisconsin on April 1, 1998. The Group concluded that it was not likely that the agreed-upon exercise price would be in excess of the minimum exercise price of $9,684. Accordingly, the Group recognized a noncash charge of $2,316 in 1997 on the writedown of the property to the anticipated exercise price.

          The Group owned two properties in Sumter and Columbia, South
            Carolina leased to Arley. As more fully described in note 12, the Group reevaluated the fair value of the property in connection with the termination of the Arley lease and recognized a noncash charge of $1,350 in 1997.

          The Group owned a hotel property in Rapid City, South Dakota which it sold in October 1996. As more fully described in Note 12, the Group reevaluated the fair value of the property in 1995 and recognized a noncash charge of $1,000 on the writedown. An additional noncash charge of $1,300 was recorded in 1996.

          In connection with the sale of the IGC properties as described in
            Note 12, the Group retained ownership of a property in Elyria, Ohio and wrote off its carrying value of $692 in 1995.

          In January 1991, the Group and CPA(R):10 formed a limited partnership, Hope Street Connecticut Limited Company ("Hope Street"), for the purpose of purchasing land and an office building in Stamford, Connecticut for $11,000. The Group contributed $1,500 to Hope Street for a 31.915% limited partnership interest and CPA(R):10 contributed $3,200 for a 68.085% general partnership interest. Hope Street used this equity and assumed an existing limited recourse mortgage loan of $6,300 collateralized by the property and also assumed an existing net lease, as lessor, with Xerox Corporation ("Xerox"), as lessee. The mortgage loan was an interest only obligation with annual debt service of $639 and was scheduled to mature on September 1, 1995 with a balloon payment of $6,300 due at that time.

          In August 1995, Xerox vacated the property at the end of the initial term. Hope Street was unsuccessful in its efforts to remarket the property and find a new lessee even at a substantially lower annual rental. Based on its assessment of current conditions for the Stamford market, the general partner concluded that the fair value of the property was less than the outstanding balance of the mortgage loan. Given these circumstances, the general partner considered various alternatives, including negotiating with the lender to extend the maturity, restructure the loan or satisfy the balloon payment obligation at a substantial discount. All of these alternatives were rejected by the lender. Since the Group did not anticipate receiving any further cash distributions from Hope Street and did not have any obligation to contribute additional funds in Hope Street, the Group wrote off its remaining equity investment in Hope Street and recognized a charge of $1,173 in 1995. The property was transferred to the lender in connection with a foreclosure proceeding which was completed in September 1997, at which time Hope Street was released from its limited recourse mortgage obligation.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

15. Equity  Investment in American  General  Hospitality  Operating  Partnership
L.P.:

          The Group purchased a hotel property in Kenner, Louisiana, in June
            1988. The Group assumed operating control of the hotel in 1992 after evicting the lessee due to its financial difficulties. On July 30, 1996, the Group completed a transaction with American General Hospitality Operating Partnership L.P. (the "Operating Partnership"), the operating partnership of a newly-formed real estate investment trust, American General Hospitality Corporation, ("AGH"), in which the Group received 920,672 limited partnership units in exchange for the hotel property and its operations. In connection with the exchange the Group and the Operating Partnership assumed the mortgage loan obligation collateralized by the hotel property of $7,304.

          The exchange of the hotel property for limited partnership units was treated as a nonmonetary exchange for tax and financial reporting purposes. The Group's interest in the Operating Partnership is being accounted for under the equity method. The Group has the right to convert its equity interest in the Operating Partnership to shares of common stock in AGH on a one-for-one basis. AGH completed an initial public offering during 1996. The Partnership's carrying value for the limited partnership units at the time of the exchange of $9,292 was based on the historical basis of assets transferred, net of liabilities assumed by the Operating Partnership; cash contributed and costs incurred to complete the exchange.

          As of September 30, 1997, the unaudited consolidated financial statements of AGH reported total assets of $562,013 and shareholders' equity of $284,629 and for the nine months then ended revenues of $43,439 and net income of $17,212. As of December 31, 1997, AGH's quoted per share market value was $26 3/4 resulting in an aggregate value of approximately $24,628, if converted. The carrying value of the equity interest in the Operating Partnership as of December 31, 1997 was $9,545. For the period from July 31, 1996 to December 31, 1996, and for the year ended December 31, 1997, the Group's share of the Operating Partnership's earnings were $572 and $1,469, respectively.

16.   Assets Held for Sale:

          In March 1997, Simplicity notified the Group that it was exercising its option to purchase the property it leases from the Group in Port Washington, Wisconsin on April 1, 1998. The agreed-upon option price is $9,684. After paying the limited recourse mortgage loan on the Simplicity properties, the Group will realize cash proceeds of approximately $5,362, before any selling costs. Annual cash flow from the property (rent less mortgage debt service on the property) is $934. The carrying value of the Simplicity property at December 31, 1997 was $9,684 (also see Note 14).

          In December 1996, KSG, Inc. ("KSG") notified the Group that it was exercising its option to purchase the property it leases in Hazelwood, Missouri. The exercise price will be the greater of $4,698 (the Group's purchase price for the property in March 1987) or fair market value as encumbered by the lease. The option provides that the sale of the property occur no later than March 8, 1998. KSG and the Group; however, have not been able to reach an agreement as to the exercise price. The fair market value is determined, in part, by estimating future rents for the remaining lease terms including the renewal terms. KSG is disputing the methodology used to calculate a rent increase that went into effect in 1997. Accordingly, determination of the exercise price is contingent on resolving the dispute. The carrying value of the KSG property at December 31, 1997 was $4,698.

                           CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
               NOTES to COMBINED FINANCIAL STATEMENTS, Continued

17.   Environmental Matters:

          Substantially all of the Group's properties, other than the hotel properties, are currently leased to corporate tenants, all of which are subject to environmental statutes and regulations regarding the discharge of hazardous materials and related remediation obligations. The Group generally structures a lease to require the tenant to comply with all laws. In addition, substantially all of the Group's net leases include provisions that require tenants to indemnify the Group from all liabilities and losses related to their operations at the leased properties. The costs for remediation, that are expected to be performed and paid by the affected tenant, are not expected to be material. In the event that the Group absorbs a portion of any costs, Management believes such expenditures will not have a material adverse effect on the Group's financial condition, liquidity or results of operations.

          In 1994, based on the results of Phase I environmental reviews performed in 1993, the Group voluntarily conducted Phase II environmental reviews on certain of its properties. The Group believes, based on the results of Phase I and Phase II reviews, that its leased properties are in substantial compliance with Federal and state environmental statutes and regulations. Portions of certain properties, which do not include any of the hotel properties, have been documented as having a limited degree of contamination, principally in connection with surface spills from facility activities and leakage from underground storage tanks. For those conditions that were identified, the Group has advised the affected tenants of the Phase II findings and of their obligations to perform required remediation.

18.   Disclosures About Fair Value of Financial Instruments:

          The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

          The Group estimates that the fair value of mortgage notes payable and other notes payable approximates the carrying amounts for such loans at December 31, 1996 and December 31, 1997. The fair value of debt instruments was evaluated using a discounted cash flow model with discount rates which take into account the credit of the tenants and interest rate risk.

          The fair value of the Group's marketable securities were $93 at December 31, 1996 and $1,683 at December 31, 1997 based on the quoted value for such securities.

19.   Accounting Pronouncements:

          In June 1997, the FASB issued Statement of Financial Accounting
            Standards ("SFAS") No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in full set general purpose financial statements. SFAS No. 131 establishes accounting standards for the way that public business enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 130 and SFAS No. 131 are required to be adopted in 1998. The Company is currently evaluating the impact, if any, of SFAS No. 130 and SFAS 131.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

20.   Subsequent Events:

       A. On February 18, 1998, the Group and an unaffiliated limited liability company, AWHQ LLC, with 80% and 20% interests, respectively, as tenants-in-common, acquired land in Tempe, Arizona upon which a nine-story 225,000 square foot office building with an attached parking garage is to be constructed pursuant to construction agency and net lease agreements with America West Holdings Corporation ("America West"). Total acquisition and project costs are estimated to be $37,000. America West has the obligation for any costs in excess of such amount necessary to complete the project.

          During the construction period, America West will pay monthly rent based on the weighted average amount advanced for project costs. The lease provides for an initial term of 15 years with two five-year renewal terms commencing May 1, 1999. Annual rent will initially be equal to total project costs multiplied by 9.2%. Rent increases are scheduled May 2003 and every five-years thereafter, on a formula indexed to increases in the Consumer Price Index ("CPI"), with each increase capped at 11.77%.

          The lease provides America West with purchase options to purchase the property at the end of the tenth lease year of the initial term and the end of the initial term at an option price equal to the greater of fair market value as affected and encumbered by the lease or the Group's and AWHQ LLC's project costs for the property.

       B. On March 17, 1998, the Group acquired approximately 46 acres of land in Collierville, Tennessee upon which four office buildings totaling up to 400,000 square feet are being constructed. At the end of the construction period, the buildings will be occupied by Federal Express Corporation ("Federal Express") pursuant to a master net lease.

          In connection with the acquisition of the land, the Group entered into a lease agreement with FEEC II, L.P. ("FEEC") which in turn is the sublessor to Federal Express. The lease between the Group and FEEC provides for a development period term ending on the earlier of the completion of the project or November 30, 1999 followed by a twenty-year initial term.

          The FEEC lease grants the Group an exclusive option to acquire FEEC's leasehold estate in the Federal Express net lease, as lessor, with such option exercisable at any time after the end of the development period. The option price will be based on a formula indexed to Federal Express' annual rent under its lease with FEEC less all amounts previously advanced by the Group to FEEC for project costs. The Group expects that the total cost will not exceed $77,000. The Group intends to exercise its option at the earliest practicable date and at such time will assume the Federal Express lease.

          Federal Express' initial annual rent will be based on the actual costs necessary to complete the build-to-suit project with such rent capped at $6,628. Rent increases are scheduled annually and are indexed to increases in the CPI with annual increases limited to 1.7%. The Federal Express lease provides for an initial term of 20 years with two ten-year renewal terms at the option of the lessee.

       C. On March 26, 1998, the Group obtained a line of credit of $150,000 pursuant to a revolving credit agreement with The Chase Manhattan Bank. The revolving credit agreement has a term of three years.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES to COMBINED FINANCIAL STATEMENTS, Continued

          Advances from the line of credit must be for at least $3,000 and in multiples of $500. for any single advance. Advances made will bear interest at an annual rate of either (i) the one, two, three or six-month LIBO Rate, as defined, plus a spread which ranges from 0.6% to 1.45% depending on leverage or corporate credit rating or
            (ii) the greater of the bank's Prime Rate and the Federal Funds Effective Rate, plus .50%, plus a spread ranging from 0% to .125% depending upon the Group's leverage. In addition, the Group will pay a fee (a) ranging between 0.15% and 0.20% per annum of the unused portion of the credit facility, depending on the Group's leverage, if no minimum credit rating for the Group is in effect or (b) equal to .15% of the total commitment amount, if the Group has obtained a certain minimum credit rating.

          The revolving credit agreement has financial covenants that require the Group to (i) maintain minimum equity value of $400,000 plus 85% of amounts received by the Group as proceeds from the issuance of equity interests and (ii) meet or exceed certain operating and coverage ratios. Such operating and coverage ratios include, but are not limited to, (a) ratios of earnings before interest, taxes, depreciation and amortization to fixed charges for interest and (b) ratios of net operating income, as defined, to interest expense.

          The Group has drawn $55,000 from the line of credit to pay off existing debt.

Item 9. Disagreements on Accounting and Financial Disclosure.

        NONE

                                    PART III

Item 10. Directors and Executive Officers of the Registrant.

            The directors and executive officers of the Company are as follows:

                                                                          Has Served as a
                                                                          Director and/or
       Name               Age          Positions Held                     Officer Since (1)
       ----               ---          --------------                     -----------------

Francis J. Carey           72     Chairman of the Board                         1/98
                                  Chief Executive Officer
                                  Director

William Polk Carey         67     Chairman of the Executive Committee           1/98
                                  Director

Steven M. Berzin           47     Vice Chairman                                 1/98
                                  Chief Legal Officer
                                  Director

Gordon F. DuGan            31     President                                     1/98
                                  Chief Acquisitions Officer
                                  Director

Donald E. Nickelson        64     Chairman of the Audit Committee               1/98
                                  Director

Eberhard Faber, IV         61     Director                                      1/98

Barclay G. Jones III       37     Director                                      1/98

Lawrence R. Klein          77     Director                                      1/98

Charles C. Townsend, Jr.   69     Director                                      1/98

Reginald Winssinger        55     Director                                      1/98

Claude Fernandez           45     Executive Vice President                      1/98
                                  - Financial Operations

John J. Park               33     Executive Vice President                      1/98
                                  Chief Financial Officer
                                  Treasurer

H. Augustus Carey          40     Senior Vice President                         1/98
                                  Secretary

Samantha K. Garbus         29     Vice President - Asset Management             1/98

Susan C. Hyde              29     Vice President - Shareholder Services         1/98

Robert C. Kehoe            37     Vice President - Accounting                   1/98

Edward V. LaPuma           24     Vice President - Acquisitions                 1/98

            William Polk Carey and Francis J. Carey are brothers. H. Augustus Carey is the nephew of William Polk Carey and the son of Francis J. Carey.

            A description of the business experience of each officer and director of the Corporate General Partner is set forth below:

            Francis J. Carey, Chairman of the Board, Chief Executive Officer and Director, was elected President and a Managing Director of W. P. Carey & Co. ("W.P. Carey") in April 1987, having served as a Director since its founding in 1973. Prior to joining the firm full-time, he was a senior partner in Philadelphia, head of the Real Estate Department nationally and a member of the executive committee of the Pittsburgh based firm of Reed Smith Shaw & McClay, counsel for Registrant, the General Partners, the CPA(R) Partnerships, W.P. Carey and some of its affiliates. He served as a member of the Executive Committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982 and is former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. Mr. Carey served as a member of the Board of Overseers of the School of Arts and Sciences of the University of Pennsylvania from 1983 through 1990. He has also served as a member of the Board of Trustees of the Investment Program Association since 1990 and on the Business Advisory Council of the Business Council for the United Nations since 1994. He holds A.B. and J.D. degrees from the University of Pennsylvania.

            Gordon F. DuGan, President, Chief Acquisitions Officer and Director, was elected Executive Vice President and a Managing Director of W.P. Carey in June 1997. Mr. Dugan rejoined W.P. Carey as Deputy Head of Acquisitions in February 1997. Mr. Dugan was until September 1995 a Senior Vice President in the Acquisitions Department of W.P. Carey. Mr. Dugan joined W.P. Carey as Assistant to the Chairman in May 1988, after graduating from the Wharton School at the University of Pennsylvania where he concentrated in Finance. From October 1995 until February 1997, Mr. Dugan was Chief Financial Officer of Superconducting Core Technologies, Inc., a Colorado-based wireless communications equipment manufacturer.

            Steven M. Berzin, Vice Chairman, Chief Legal Officer and Director, was elected Executive Vice President, Chief Financial Officer, Chief Legal Officer and a Managing Director of W.P. Carey in July 1997. From 1993 to 1997, Mr. Berzin was Vice President - Business Development of General Electric Capital Corporation in the office of the Executive Vice President and, more recently, in the office of the President, where he was responsible for business development activities and acquisitions. From 1985 to 1992, Mr. Berzin held various positions with Financial Guaranty Insurance Company, the last two being Managing Director, Corporate Development and Senior Vice President and Chief Financial Officer. Mr. Berzin associated with the law firm of Cravath, Swaine & Moore from 1978 to 1985 and from 1976 to 1977, he served as law clerk to the Honorable Anthony M. Kennedy, then a United States Circuit Judge. Mr. Berzin received a B.A. and M.A. in Applied Mathematics from Harvard University, a B.A. in Jurisprudence and an M.A. from Oxford University and a J.D. from Harvard Law School..

            Donald E. Nickelson, Chairman of the Audit Committee and Director, serves as Chairman of the Board and a Director of Greenfield Industries, Inc. and a Director of Allied Healthcare Products, Inc. Mr. Nickelson is Vice-Chairman and a Director of the Harbor Group, a leverage buy-out firm. He is also a Director of Sugen Corporation and D.T.I. Industries, Inc. and a Trustee of mainstay Mutual Fund Group. From 1986 to 1988, Mr. Nickelson was President of PaineWebber Incorporated; from 1988 to 1990, he was President of the PaineWebber Group; and from 1980 to 1993 a Director. Prior to 1986, Mr. Nickelson served in various capacities with affiliates of PaineWebber Incorporated and its predecessor firm. From 1988 to 1989, Mr. Nickelson was a Director of a diverse group of corporations in the manufacturing, service and retail sectors, including Wyndham Baking Co., Inc., Hoover Group, Inc., Peebles, Inc. and Motor Wheel Corporation. He is a former Chairman of National Car Rentals, inc. Mr. Nickelson is also a former Director of the Chicago Board Options Exchange and is the former Chairman of the Pacific Stock Exchange.

            William Polk Carey, Chairman of the Executive Committee and Director, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W.P. Carey in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb Rhoades & Co. (now Lehman Brothers), head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School of Finance and Commerce, Mr. Carey is a Governor of the National

Association of Real Estate Investment Trusts (NAREIT). He also serves on the boards of The Johns Hopkins University, The James A. Baker III Institute for Public Policy at Rice University, Templeton College of Oxford University and other educational and philanthropic institutions. He founded the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence R. Klein the Economics Research Institute at that University. Mr. Carey is also the Chairman of the Boards of Directors of Corporate Property Associates 10 Incorporated, Carey Institutional Properties Incorporated, Corporate Property Associates 12 Incorporated and Corporate Property Associates 14 Incorporated.

            Eberhard Faber IV, is currently a Director of PNC Bank, N.A., Chairman of the Board and Director of the newspaper Citizens Voice, a Director of Ertley's Motorworld, Inc., Vice-Chairman of the Board of King's College and a Director of Geisinger Wyoming Valley Hospital. Mr. Faber served as Chairman and Chief Executive Officer of Eberhard Faber, Inc., from 1973 to 1987. Mr. Faber also served as the Director of the Philadelphia Federal Reserve Bank, including service as the Chairman of its Budget and Operations Committee from 1980 to 1986. Mr. Faber has served on the boards of several companies, including First Eastern bank from 1980 to 1993.

            Barclay G. Jones III, Executive Vice President, Managing Director, and head of the Investment Department. Mr. Jones joined W.P. Carey as Assistant to the President in July 1982 after his graduation from the Wharton School of the University of Pennsylvania, where he majored in Finance and Economics. He was elected to the Board of Directors of W.P. Carey in April 1992. Mr. Jones is also a Director of the Wharton Business School Club of New York.

            Lawrence R. Klein, Director, is Benjamin Franklin Professor of Economics Emeritus at the University of Pennsylvania, having joined the faculty of Economics and the Wharton School in 1958. He holds earned degrees from the University of California at Berkeley and Massachusetts Institute of Technology and has been awarded the Nobel Prize in Economics as well as over 20 honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments, and government agencies including the Federal Reserve Board and the President's Council of Economic Advisers.

            Charles C. Townsend, Jr., Director, currently is an Advisory Director of Morgan Stanley & Co., having held such position since 1979. Mr. Townsend was a Partner and a Managing Director of Morgan Stanley & Co. from 1963 to 1978 and served as Chairman of Morgan Stanley Realty Corporation from 1977 to 1982. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. Mr. Townsend serves as Director and Vice Chairman of Carey Institutional Properties Incorporated and a Director of Corporate Property Associates 14 Incorporated.

            Reginald Winssinger, Director, is currently Chairman of the Board and Director of Horizon Real Estate Group, Inc. Mr. Winssinger has managed portfolios of diversified real estate assets exceeding $500 million throughout the United States for more than 20 years. Mr. Winssinger is active in the planning and development of major land parcels and has developed 20 commercial properties. Mr. Winssinger is a native of Belgium with more than 25 years of real estate practice, including 10 years based in Brussels, overseeing appraisals, construction and management. Mr. Winssinger holds a B.S. in Geography from the University of California at Berkeley and received a degree in Appraisal and Survey in Belgium. Mr. Winssinger presently serves as Honorary Belgium Consul to the State of Arizona, a position he has held since 1991.

            Claude Fernandez, Executive Vice President - Financial Operations, joined W.P. Carey in 1983. Previously associated with Coldwell Banker, Inc. for two years and with Arthur Andersen & Co., he is a Certified Public Accountant. Mr. Fernandez received a B.S. degree in accounting from New York University in 1975 and his M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

            John J. Park, Executive Vice President, Chief Financial Officer and Treasurer, joined W.P. Carey as an Investment Analyst in December 1987. Mr. Park received his undergraduate degree from Massachusetts Institute of Technology and his M.B.A. in Finance from New York University.

            H. Augustus Carey, Senior Vice President and Secretary, returned to W.P. Carey in 1988 and is President of W.P. Carey's broker-dealer subsidiary. Mr. Carey previously worked for W.P. Carey from 1979 to 1981 as Assistant to the President. Prior to rejoining W.P. Carey, Mr. Carey served as a loan officer of the North American Department of Kleinwort Benson Limited in London, England. He received an A.B. from Amherst College in 1979 and an M.Phil. in Management Studies from Oxford University in 1984. Mr. Carey is a trustee of the Oxford Management Centre Associates Council.

            Samantha K Garbus, Vice President - Director of Asset Management, became a Second Vice President of W.P. Carey in April 1995 and a Vice President in April 1997. Ms. Garbus joined W. P. Carey as a Property Management Associate in January 1992. Ms. Garbus received a B.A. in History from Brown University in May 1990 and an M.B.A. from the Stern School of New York University in January 1997.

            Susan C. Hyde, Vice President - Director of Shareholder Services, joined W. P. Carey in 1990, became a Second Vice President in April 1995 and a Vice President in April 1997. Ms. Hyde graduated from Villanova University in 1990 where she received a B.S. in Business Administration with a concentration in Marketing and a B.A. in English.

            Robert C. Kehoe, Vice President - Accounting, joined W.P. Carey as a Senior Accountant in 1987. Mr. Kehoe became a Second Vice President of W. P. Carey in April 1992 and a Vice President in July 1997. Prior to joining the company, Mr. Kehoe was associated with Deloitte, Haskins & Sells for three years and was Manager of Financial Controls at CBS Educational and Professional Publishing for two years. Mr. Kehoe received a B.S. in Accounting from Manhattan College in 1982 and an M.B.A. in Finance from Pace University in 1993.

            Edward V. LaPuma, Vice President - Acquisitions, joined W. P. Carey as an Assistant to the Chairman in July 1995, became a Second Vice President in July 1996 and a Vice President in April 1997. A graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a Concentration in Finance from the Wharton School.

Item 11. Executive Compensation.

            This information will be contained in Company's definitive Proxy Statement with respect to the Company's 1997 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission within 120 days following the end of the Company's fiscal year, and is hereby incorporated by reference.

Item 12. Security Ownership of Certain Beneficial Owners and Management.

            This information will be contained in Company's definitive Proxy Statement with respect to the Company's 1997 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission within 120 days following the end of the Company's fiscal year, and is hereby incorporated by reference.

Item 13. Certain Relationships and Related Transactions.

            This information will be contained in Company's definitive Proxy Statement with respect to the Company's 1997 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission within 120 days following the end of the Company's fiscal year, and is hereby incorporated by reference.

                                     PART IV

Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a) 1.      Financial Statements:

            The following financial statements are filed as a part of this
            Report:

Combined Report of Independent Accountants.

Combined Balance Sheets, December 31, 1996 and 1997.

Combined Statements of Income for the years ended December 31, 1995, 1996 and 1997.

Combined Statements of Partners' Capital for the years ended December 31, 1995, 1996 and 1997.

Combined Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997.

Notes to Combined Financial Statements.

(a) 2. Financial Statement Schedule:

            The following schedule is filed as a part of this Report:

Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1997.

Notes to Schedule III.

            Financial Statement Schedules other than those listed above are omitted because the required information is given in the Financial Statements, including the Notes thereto, or because the conditions requiring their filing do not exist.

(a) 3 Exhibits:

            The following exhibits are filed as part of this Report. Documents other than those designated as being filed herewith are incorporated herein by reference.

Exhibit                                                                         Method of
  No.            Description                                                     Filing
-------          -----------                                                    ---------
    3.1    Amended and Restated Limited Liability Company             Exhibit 3.1 to Registration
           Agreement of Carey Diversified LLC.                        Statement on Form S-4
                                                                      (No. 333-37901)

    3.2    Bylaws of Carey Diversified LLC.                           Exhibit 3.2 to Registration
                                                                      Statement on Form S-4
                                                                      (No. 333-37901)

    4.1    Form of Listed Share Stock Certificate.                    Exhibit 4.1 to Registration
                                                                      Statement on Form S-4
                                                                      (No. 333-37901)

   10.1    Management Agreement Between Carey Management LLC          Exhibit 10.1 to Registration
           and the Company.                                           Statement on Form S-4
                                                                      (No. 333-37901)

   10.2    Non-Employee Directors' Incentive Plan.                    Exhibit 10.2 to Registration
                                                                      Statement on Form S-4
                                                                      (No. 333-37901)

   10.3    1997 Share Incentive Plan.                                 Exhibit 10.3 to Registration
                                                                      Statement on Form S-4
                                                                      (No. 333-37901)

   10.4    Investment Banking Engagement Letter between               Exhibit 10.4 to Registration
           W. P. Carey & Co. and the Company.                         Statement on Form S-4
                                                                      (No. 333-37901)

   10.5    Non-Statutory Listed Share Option Agreement.               Exhibit 10.5 to Registration
                                                                      Statement on Form S-4
                                                                      (No. 333-37901)

   21.1    List of Registrant Subsidiaries                            Filed herewith

   23.1    Consent of Independent Accountants                         Filed herewith

   99.13   Amended and Restated Agreement of Limited Partnership      Exhibit 99.13 to Registration
           of CPA(R):1.                                               Statement on Form S-4
                                                                      (No. 333-37901)

   99.14   Amended and Restated Agreement of Limited Partnership      Exhibit 99.14 to Registration
           of CPA(R):2.                                               Statement on Form S-4
                                                                      (No. 333-37901)

   99.15   Amended and Restated Agreement of Limited Partnership      Exhibit 99.15 to Registration
           of CPA(R):3.                                               Statement on Form S-4
                                                                      (No. 333-37901)

Exhibit                                                                         Method of
  No.            Description                                                     Filing
-------          -----------                                                    ---------
   99.16   Amended and Restated Agreement of Limited Partnership      Exhibit 99.16 to Registration
           of CPA(R):4.                                               Statement on Form S-4
                                                                      (No. 333-37901)

   99.17   Amended and Restated Agreement of Limited Partnership      Exhibit 99.17 to Registration
           of CPA(R):5.                                               Statement on Form S-4
                                                                      (No. 333-37901)

   99.18   Amended and Restated Agreement of Limited Partnership      Exhibit 99.18 to Registration
           of CPA(R):6.                                               Statement on Form S-4
                                                                      (No. 333-37901)

   99.19   Amended and Restated Agreement of Limited Partnership      Exhibit 99.19 to Registration
           of CPA(R):7.                                               Statement on Form S-4
                                                                      (No. 333-37901)

   99.20   Amended and Restated Agreement of Limited Partnership      Exhibit 99.20 to Registration
           of CPA(R):8.                                               Statement on Form S-4
                                                                      (No. 333-37901)

   99.21   Amended and Restated Agreement of Limited Partnership      Exhibit 99.21 to Registration
           of CPA(R):9.                                               Statement on Form S-4
                                                                      (No. 333-37901)

   99.22   Listed Share Purchase Warrant.                             Exhibit 99.22 to Registration
                                                                      Statement on Form S-4
                                                                      (No. 333-37901)

                                   SIGNATURES

            Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                   CAREY DIVERSIFIED LLC

    3/28/98        BY: /s/ John J. Park
--------------         ---------------------------------------
     Date              John J. Park
                       Executive Vice President, Chief Financial Officer and
                       Treasurer (Principal Financial Officer)

            Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                   BY: CAREY DIVERSIFIED LLC

    3/28/98        BY: /s/ Francis J. Carey
--------------         ---------------------------------------
     Date              Francis J. Carey
                       Chairman of the Board, Chief Executive Officer and
                       Director (Principal Executive Officer)

    3/28/98        BY: /s/ William P. Carey
--------------         ---------------------------------------
     Date              William P. Carey
                       Chairman of the Executive Committee and Director

    3/28/98        BY: /s/ Steven M. Berzin
--------------         ---------------------------------------
     Date              Steven M. Berzin
                       Vice Chairman, Chief Legal Officer and Director

    3/28/98        BY: /s/ Gordon F. DuGan
--------------         ---------------------------------------
      Date             Gordon F. DuGan
                       President, Chief Acquisitions Officer and Director

    3/28/98        BY: /s/ Donald E. Nickelson
--------------         ---------------------------------------
     Date              Donald E. Nickelson
                       Chairman of the Audit Committee and Director

    3/28/98        BY: /s/ Eberhard Faber IV
--------------         ---------------------------------------
     Date              Eberhard Faber IV
                       Director

    3/28/98        BY: /s/ Barclay G. Jones, III
--------------         ---------------------------------------
      Date             Barclay G. Jones, III
                       Director

    3/28/98        BY:  /s/ Dr. Lawrence R. Klein
--------------         ---------------------------------------
     Date              Dr. Lawrence R. Klein
                       Director

    3/28/98        BY:  /s/ Charles C. Townsend, Jr.
--------------         ---------------------------------------
     Date              Charles C. Townsend, Jr.
                       Director

    3/28/98        BY: /s/ Reginald Winssinger
--------------         ---------------------------------------
     Date              Reginald Winssinger
                       Director

    3/28/98        BY: /s/ John J. Park
--------------         ---------------------------------------
     Date              John J. Park
                       Executive Vice President, Chief Financial Officer and
                       Treasurer (Principal Financial Officer)

    3/28/98        BY: /s/ Claude Fernandez
--------------         ---------------------------------------
     Date              Claude Fernandez
                       Executive Vice President - Financial Operations
                       (Principal Accounting Officer)

      CAREY DIVERSIFIED LLC and CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

             SCHEDULE III - REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1997



                                                      Initial Cost to                 Cost            Increase
                                                           Company                 Capitalized       (Decrease)
                                                  -------------------------       Subsequent to        in Net
           Description           Encumbrances     Land            Buildings      Acquisition (a)    Investment (b)
           -----------         ----------------   ----            ---------      ---------------    --------------
Operating Method:
 Office, warehouse and
  manufacturing buildings
  in Broomfield, Colorado         $ 2,173,949   $  354,970       $ 3,073,575       $  559,647

 Office and manufacturing
  buildings leased to IMO
  Industries Inc.                   2,080,176      685,026         2,006,559        2,617,652

 Office and manufacturing
  buildings formerly leased to
  IMO Industries, Inc.                             221,474           448,641            4,384         $ (38,155)

 Distribution facilities
  and warehouses leased to
  The Gap, Inc.                     6,003,499    1,363,909        19,065,813          225,569

 Supermarkets
  leased to Winn-Dixie
  Stores, Inc.                                     904,589         6,749,989          111,880

 Land leased to
  Kobacker Stores, Inc.                          1,236,735                                             (176,112)

 Warehouse and manufac-
  turing plant leased to
  Pre Finish Metals
  Incorporated                        910,435      636,000        16,470,208           33,652

 Retail store leased
  to A. Jones                                       40,946           186,926           14,508

 Retail store leased
  to Wexler & Wexler                               129,065           188,599           15,776

 Retail stores leased to
  Kinko's of Ohio, Inc.
  and Lutz Bagels, LLC                              47,350           581,034           10,795


                                                                                                                 Life on which
                                                                                                                 Depreciation
                                       Gross Amount at which Carried                                               in Latest
                                         at Close of Period  (c)(d)                                               Statement of
                                    --------------------------------       Accumulated                                Income
           Description              Land       Buildings       Total      Depreciation     Date Acquired          is Computed
           -----------              ----       ---------       -----     --------------    -------------         ------------
Operating Method:
 Office, warehouse and
  manufacturing buildings
  in Broomfield, Colorado       $  354,970    $ 3,633,222   $ 3,988,192    $ 2,301,151     November 17, 1978     10-30 yrs.

 Office and manufacturing
  buildings leased to IMO
  Industries Inc.                  685,026      4,624,211     5,309,237      2,477,994     April 20, 1979        17 yrs.

 Office and manufacturing
  buildings formerly leased to
  IMO Industries, Inc.            183,319         453,025       636,344        453,025     April 20, 1979        17 yrs.

 Distribution facilities
  and warehouses leased to                                                                 July 6, 1979 and
  The Gap, Inc.                  1,363,909     19,291,382    20,655,291     11,114,925     February 16, 1988     5-50 yrs.

 Supermarkets                                                                              March 12, 1984,
  leased to Winn-Dixie                                                                     June 17, 1987,
  Stores, Inc.                     904,589      6,861,869     7,766,458      2,298,653     March 17, 1988, and   30 yrs.
                                                                                           October 26, 1990
 Land leased to
  Kobacker Stores, Inc.          1,060,623                    1,060,623                    January 17, 1979

 Warehouse and manufac-
  turing plant leased
  to Pre Finish                                                                            December 11, 1980     5-30 yrs.
  Metals Incorporated              636,000     16,503,860    17,139,860      9,147,519     and June 30, 1986

 Retail store leased
  to A. Jones                       40,946        201,434       242,380        144,402     September 2, 1980     15-35 yrs.

 Retail store leased
  to Wexler & Wexler               129,065        204,375       333,440        150,795     January 5, 1981       15-35 yrs.

 Retail stores leased to
  Kinko's of Ohio, Inc.
  and Lutz Bagels, LLC              47,350        591,829       639,179        432,315     October 1, 1980       15-35 yrs.

      CAREY DIVERSIFIED LLC and CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

             SCHEDULE III - REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1997



                                                      Initial Cost to                 Cost            Increase
                                                           Company                 Capitalized       (Decrease)
                                                  -------------------------       Subsequent to        in Net
           Description           Encumbrances     Land            Buildings      Acquisition (a)    Investment (b)
           -----------         ----------------   ----            ---------      ---------------    --------------
Operating Method (continued):
 Warehouse and distribution
  center leased to, B&G
  Contract Packaging, Inc.                            216,000         3,048,862           29,922

 Land leased to Unisource
  Worldwide, Inc.                 2,171,572         3,575,000

 Centralized telephone
  bureau leased to Excel
   Communications, Inc.                             1,139,600         3,379,679        1,576,606      (1,230,690)

 Building leased to
  Sports & Recreation, Inc.                           677,600         4,908,238                       (2,625,838)

 Dairy processing
  facility leased to
  Hughes Markets, Inc.                              2,029,682         9,699,041           26,000

 Office building in
   Beaumont, Texas
   leased to Petrocon
   Engineering, Inc. and
   Olmstead Kirk Paper Company                        510,000         4,490,000          612,462     $(4,346,960)

 Office, manufacturing
   and warehouse
   buildings leased to
   Continental Casualty
   Company                                          1,800,000         6,710,638          105,000

 Warehouse and
   distribution center
   in Salisbury,
   North Carolina                                     291,540         5,708,460          153,179

                                                                                                          Life on which
                                                                                                          Depreciation
                                    Gross Amount at which Carried                                           in Latest
                                      at Close of Period  (c)(d)                                           Statement of
                                 --------------------------------       Accumulated                            Income
           Description           Land       Buildings       Total      Depreciation    Date Acquired       is Computed
           -----------           ----       ---------       -----     --------------   -------------      ------------
Operating Method (continued):
 Warehouse and distribution
  center leased to, B&G
  Contract Packaging, Inc.      216,000    3,078,784       3,294,784  1,710,911        April 9, 1981        30 yrs.

 Land leased to Unisource
  Worldwide, Inc.             3,575,000                    3,575,000                   April 29, 1980

 Centralized telephone
  bureau leased to Excel
   Communications, Inc.       1,139,600    3,725,595       4,865,195    267,567        November 24, 1981    30 yrs.

 Building leased to
  Sports & Recreation, Inc.     359,068    2,600,932       2,960,000    411,813        November 24, 1981    30 yrs.

 Dairy processing
  facility leased to
  Hughes Markets, Inc.        2,055,682    9,699,041      11,754,723  6,962,751        June 1, 1983         10-36 yrs.

 Office building in
   Beaumont, Texas
   leased to Petrocon
   Engineering, Inc. and
   Olmstead Kirk Paper Company  278,801      986,701       1,265,502    530,968        August 11, 1983      30 yrs.

 Office, manufacturing
   and warehouse
   buildings leased to
   Continental Casualty
   Company                    1,800,000    6,815,638       8,615,638  5,253,695        October 20, 1983     15-40 yrs.

 Warehouse and
   distribution center
   in Salisbury,
   North Carolina               291,540    5,861,639       6,153,179  2,265,158        December 16, 1983    30 yrs.

      CAREY DIVERSIFIED LLC and CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

             SCHEDULE III - REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1997



                                                      Initial Cost to                 Cost            Increase
                                                           Company                 Capitalized       (Decrease)
                                                  -------------------------       Subsequent to        in Net
           Description           Encumbrances     Land            Buildings      Acquisition (a)    Investment (b)
           -----------         ----------------   ----            ---------      ---------------    --------------
Operating Method (continued):
 Manufacturing and office
   buildings leased to Penn
   Virginia Corporation                           453,192         3,246,808         3,112

 Land leased to
   Exide Electronics
   Corporation                                  1,170,000

 Motion picture theaters leased
   to Harcourt General
   Corporation                    1,895,864     1,387,000         5,113,000        36,459

 Office/Manufacturing
   facility in leased to
   Inno Tech Industries, Inc.                     122,884           568,756                          (691,640)

 Office facility leased
   to Motorola, Inc.              2,051,702       387,000         3,981,000        11,455

 Warehouse/ office research
   and manufacturing
   facilities leased to
   Lockheed Martin
   Corporation                    3,307,692     3,074,247        17,528,226        61,078

 Warehouse and office
   facility leased to
   Kinney Shoe Corporation/
   Armel, Inc.                       11,058     1,360,935         3,899,415         8,000

 Manufacturing and office
   facility leased to
   Yale Security, Inc.                            300,000         3,400,000

                                                                                                             Life on which
                                                                                                             Depreciation
                                      Gross Amount at which Carried                                            in Latest
                                        at Close of Period  (c)(d)                                            Statement of
                                   --------------------------------       Accumulated                           Income
           Description             Land       Buildings       Total      Depreciation    Date Acquired        is Computed
           -----------             ----       ---------       -----     --------------   -------------       ------------
Operating Method (continued):
 Manufacturing and office
   buildings leased to Penn
   Virginia Corporation            453,192    3,249,920     3,703,112     2,477,521      August 7, 1984        5-30 yrs.

 Land leased to
   Exide Electronics
   Corporation                   1,170,000                  1,170,000           N/A      June 20, 1985

 Motion picture theaters
   leased to Harcourt General                                                            July 17, 1985 and
   Corporation                   1,387,000    5,149,459     6,536,459     2,027,496      July 31, 1986         30 yrs.

 Office/Manufacturing
   facility in leased to
   Inno Tech Industries, Inc.                                                            August 30, 1985       N/A

 Office facility leased
   to Motorola, Inc.               387,000    3,992,455     4,379,455     1,602,310      December 23, 1985     30 yrs.

 Warehouse/ office research
    and manufacturing
   facilities leased to                                                                  November 25, 1985
   Lockheed Martin                                                                       May 15, 1986 and
   Corporation                   3,079,188   17,584,363    20,663,551     6,381,976      December 12, 1988     30 yrs.

 Warehouse and office
   facility leased to
   Kinney Shoe Corporation/
   Armel, Inc.                   1,360,935    3,907,415     5,268,350     1,470,719      September 17, 1986    30 yrs.

 Manufacturing and office
   facility leased to
   Yale Security, Inc.             300,000    3,400,000     3,700,000       198,333      August 13, 1985       30 yrs.

      CAREY DIVERSIFIED LLC and CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

             SCHEDULE III - REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1997



                                                      Initial Cost to                 Cost            Increase
                                                           Company                 Capitalized       (Decrease)
                                                  -------------------------       Subsequent to        in Net
           Description           Encumbrances     Land            Buildings      Acquisition (a)    Investment (b)
           -----------         ----------------   ----            ---------      ---------------    --------------
Operating Method (continued):
 Manufacturing facilities
   leased to AP Parts
   International, Inc.            5,397,705       443,500        11,256,500        1,733,087

 Manufacturing facilities
   leased to Anthony's
   Manufacturing Company, Inc.                  3,200,000         8,300,000

 Manufacturing facilities
   leased to Swiss
   M-Tex, L.P.                                    420,440         4,379,560            1,300           (621,098)



 Land leased to
   AutoZone, Inc.                 3,221,466     7,199,219                             60,795           (206,920)

 Retail stores formerly
   leased to Yellow
   Front Stores, Inc.                           4,934,160         3,897,549          351,255         (2,238,493)

 Office facility leased to
   Bell Atlantic Corporation                      275,363         1,955,820           24,093

 Land leased to Sybron
   International Corporation        414,533       742,246                              4,230

 Office facility leased
   to United States
   Postal Service                               1,484,340        14,835,661          992,244

 Manufacturing and office
   facility leased to
   Allied Plywood, Inc.                           661,196         1,932,997           13,383


                                                                                                                Life on which
                                                                                                                Depreciation
                                      Gross Amount at which Carried                                               in Latest
                                        at Close of Period  (c)(d)                                               Statement of
                                   --------------------------------       Accumulated                              Income
           Description             Land       Buildings       Total      Depreciation    Date Acquired           is Computed
           -----------             ----       ---------       -----     --------------   -------------          ------------
Operating Method (continued):
 Manufacturing facilities
   leased to AP Parts
   International, Inc.            443,500     12,989,587    13,433,087     4,248,706     December 23, 1986        30 yrs.

 Manufacturing facilities
   leased to Anthony's
   Manufacturing Company, Inc.  3,200,000      8,300,000    11,500,000     3,001,667     February 24, 1987        30 yrs.

 Manufacturing facilities
   leased to Swiss
   M-Tex, L.P.                    255,678      3,924,524     4,180,202     1,351,768     August 24,1987           30 yrs.

                                                                                         January 17 &
                                                                                         May 2, 1986,
 Land leased to                                                                          August 28, 1987 &
   AutoZone, Inc.               7,053,094                    7,053,094                   August 24, 1988          N/A

 Retail stores formerly
   leased to Yellow
   Front Stores, Inc.           3,332,294      3,612,177     6,944,471       922,024     January 29,1988          30 yrs.

 Office facility leased to
   Bell Atlantic Corporation      275,363      1,979,913     2,255,276       654,471     January 29,1988          30 yrs.

 Land leased to Sybron
   International Corporation      746,476                      746,476                   December 22, 1988        N/A

 Office facility leased
   to United States
   Postal Service               1,485,075     15,827,170    17,312,245     4,626,563     September 29, 1988       30 yrs.

 Manufacturing and office
   facility leased to
   Allied Plywood, Inc.           661,627      1,945,949     2,607,576       275,676     March 31, 1989           30 yrs.

      CAREY DIVERSIFIED LLC and CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

            SCHEDULE III - REAL ESTATE and ACCUMULATED DEPRECIATION

                            as of December 31, 1997



                                                      Initial Cost to                 Cost            Increase
                                                           Company                 Capitalized       (Decrease)
                                                  -------------------------       Subsequent to        in Net
           Description           Encumbrances     Land            Buildings      Acquisition (a)    Investment (b)
           -----------         ----------------   ----            ---------      ---------------    --------------
Operating Method (continued):
 Manufacturing and office
   leased to StairPans of
   America, Inc.                                   87,936         1,110,847         3,458            (456,203)

 Manufacturing facilities
   leased to Quebecor
   Printing Inc.                  10,010,987    3,957,645        15,961,355        13,782

 Land leased to High
   Voltage Engineering
   Corp.                             742,407    1,720,000                           1,601

 Manufacturing facility
   leased to
   Wozniak Industries, Inc./
   Mayfair Molded
   Products Corporation                           793,325         2,456,675         4,356

 Distribution and office
   facilities leased to
   Federal Express
   Corporation                                    394,544         2,102,456        49,041

 Land leased to Dr Pepper
   Bottling Company
   of Texas                        4,004,474    7,351,740                          34,370

 Manufacturing facility
   leased to Detroit Diesel
   Corporation                    22,658,392    4,986,450        26,513,550         8,130

                                                                                                            Life on which
                                                                                                             Depreciation
                                    Gross Amount at which Carried                                              in Latest
                                      at Close of Period  (c)(d)                                              Statement of
                                 --------------------------------       Accumulated                             Income
           Description           Land       Buildings       Total      Depreciation   Date Acquired           is Computed
           -----------           ----       ---------       -----     --------------  -------------          ------------
Operating Method (continued):
 Manufacturing and office
   leased to StairPans of
   America, Inc.                  54,566      691,472        746,038        98,210    March 31 , 1989          30 yrs.

 Manufacturing facilities
   leased to Quebecor                                                                 June 24, 1988 and
   Printing Inc.               3,961,025   15,971,757     19,932,782     4,604,905    December 29, 1989        30 yrs.

 Land leased to High
   Voltage Engineering
   Corp.                       1,721,601                   1,721,601           N/A    November 10, 1988        N/A

 Manufacturing facility
   leased to
   Wozniak Industries, Inc./
   Mayfair Molded
   Products Corporation          794,388    2,459,968      3,254,356       743,364    December 8, 1988         30 yrs.

 Distribution and office
   facilities leased to
   Federal Express                                                                    March 24 and
   Corporation                   401,526    2,144,515      2,546,041       613,060    June 30, 1989            30 yrs.

 Land leased to Dr Pepper
   Bottling Company
   of Texas                    7,386,110                   7,386,110           N/A    June 30, 1989            N/A

 Manufacturing facility
   leased to Detroit Diesel
   Corporation                 4,987,737   26,520,393     31,508,130     6,666,826    June 15, 1990            30 yrs.

      CAREY DIVERSIFIED LLC and CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

             SCHEDULE III - REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1997



                                                      Initial Cost to                 Cost            Increase
                                                           Company                 Capitalized       (Decrease)
                                                  -------------------------       Subsequent to        in Net
           Description           Encumbrances     Land            Buildings      Acquisition (a)    Investment (b)
           -----------         ----------------   ----            ---------      ---------------    --------------
Operating Method (continued):
 Engineering and
   Fabrication Facility
   leased to Orbital
   Sciences Corporation             8,494,188     3,675,966         7,757,081       5,976,705

 Land leased to
   NVR, Inc.                        1,828,657     3,342,854                            23,850

 Distribution facility
   leased to PepsiCo                                156,327           829,488          15,075

 Land leased to Childtime
   Childcare, Inc.                    518,986     1,170,448

 Hotel complex leased to
   Hotel Corporation of America     8,414,628       762,839         8,241,162
                                 ------------   -----------      ------------     -----------       ------------

                                 $ 86,312,370   $71,875,282      $235,984,168     $15,527,891       $(12,632,109)
                                 ============   ===========      ============     ===========       ============

                                                                                                                 Life on which
                                                                                                                 Depreciation
                                       Gross Amount at which Carried                                               in Latest
                                         at Close of Period  (c)(d)                                               Statement of
                                    --------------------------------       Accumulated                                Income
           Description              Land       Buildings       Total      Depreciation    Date Acquired           is Computed
           -----------              ----       ---------       -----     --------------   -------------          ------------
Operating Method (continued):
 Engineering and
   Fabrication Facility
   leased to Orbital
   Sciences Corporation           3,676,492     13,733,260     17,409,752    3,307,829    September 29, 1989      30 yrs.

 Land leased to
   NVR, Inc.                      3,366,704                     3,366,704                 May 16, 1989            N/A

 Distribution
   facility leased to
   PepsiCo                          158,717        842,173      1,000,890      228,117    November 16, 1989       30 yrs.

 Land leased to Childtime
   Childcare, Inc.                1,170,448                     1,170,448                 January 4, 1991         N/A

 Hotel complex leased to
   Hotel Corporation of America     762,839      8,241,162      9,004,001    2,165,499                            30 yrs.
                                -----------   ------------   ------------  -----------

                                $69,154,063   $241,601,169   $310,755,232  $93,590,682
                                ===========   ============   ============  ===========

      CAREY DIVERSIFIED LLC and CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

             SCHEDULE III - REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1997

                                                  Initial Cost to           Cost           Increase
                                                      Company            Capitalized      (Decrease)
                                                 ------------------     Subsequent to       in Net
        Description          Encumbrances        Land     Buildings    Acquisition (a)   Investment (b)
        -----------        ----------------      ----     ---------    ----------------- ---------------
Direct financing method:
 Office buildings and
  warehouses leased to
 Unisource Worldwide, Inc.      $4,355,546    $  298,655  $ 9,956,345       $9,528        $   703,449

 Retail stores leased
  to Kobacker Stores,
  Inc.                                                      2,008,850      105,207           (376,015)

 Centralized Telephone
  Bureau leased to
  Western Union Financial
  Services, Inc.                                 893,200    5,050,489                         (92,976)

 Computer Center
  leased to
  AT&T Corporation                               369,600    6,985,844        3,189             36,891

 Warehouse and
  manufacturing
  buildings leased to
  Gibson Greetings, Inc.                       1,904,186  $17,239,235                      (5,478,876)

 Warehouse and
  manufacturing buildings
  leased to CSS Industries,
  Inc./ Cleo, Inc.                             1,133,761   15,142,206                      (4,588,867)


                           Gross Amount at which Carried
                              at Close of Period (c)
                           -----------------------------
        Description                                Total        Date Acquired
        -----------                                -----        -------------
Direct financing method:
 Office buildings and
  warehouses leased to                                          December 28, 1979 and
 Unisource Worldwide, Inc.                       $10,967,977    April 29, 1980

 Retail stores leased
  to Kobacker Stores,
  Inc.                                             1,738,042    January 17, 1979

 Centralized Telephone
  Bureau leased to
  Western Union Financial
  Services, Inc.                                   5,850,713    November 24, 1981

 Computer Center
  leased to
  AT&T Corporation                                 7,395,524    November 24, 1981

 Warehouse and
  manufacturing buildings
  leased to Gibson
  Greetings, Inc.                                 13,664,545    January 26, 1982

 Warehouse and
  manufacturing buildings
  leased to CSS Industries,
  Inc./ Cleo, Inc.                                11,687,100    January 26, 1982

      CAREY DIVERSIFIED LLC and CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

             SCHEDULE III - REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1997

                                                  Initial Cost to           Cost           Increase
                                                      Company            Capitalized      (Decrease)
                                                 ------------------     Subsequent to       in Net
        Description          Encumbrances        Land     Buildings    Acquisition (a)   Investment (b)
        -----------        ----------------      ----     ---------    ----------------- ---------------
Direct Financing Method
   (continued):

 Manufacturing,
   distribution and
   office buildings
   leased to
   Brodart Co.                  3,054,518       241,550   6,141,429                        (226,002)

 Manufacturing facility
   to Duff-Norton
   Company, Inc.                                444,730   5,055,270

 Manufacturing facilities
   leased to Rochester
   Button Company, Inc.                          86,663   2,815,596         4,429        (1,044,696)

 Manufacturing facilities
   leased to Thermadyne
   Holdings Corp.                             2,615,000   9,085,000

 Office and research
   facility leased to
   Exide Electronics
   Corporation                                            2,030,000         1,500

 Manufacturing facilities
   leased to DeVlieg
   Bullard, Inc.                                310,032   4,782,667

                            Gross Amount at which Carried
                               at Close of Period (c)
                            -----------------------------
        Description                                 Total        Date Acquired
        -----------                                 -----        -------------
Direct Financing Method
   (continued):

 Manufacturing,
   distribution and
   office buildings
   leased to
   Brodart Co.                                     6,156,977     June 15, 1988

 Manufacturing facility
   to Duff-Norton
   Company, Inc.                                   5,500,000     December 30, 1983

 Manufacturing facilities
   leased to Rochester
   Button Company, Inc.                            1,861,992     April 11, 1984

 Manufacturing facilities
   leased to Thermadyne
   Holdings Corp.                                 11,700,000     February 14, 1985

 Office and research
   facility leased to
   Exide Electronics
   Corporation                                     2,031,500     June 20, 1985

 Manufacturing facilities
   leased to DeVlieg
   Bullard, Inc.                                   5,092,699     April 3, 1986

      CAREY DIVERSIFIED LLC and CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

            SCHEDULE III - REAL ESTATE and ACCUMULATED DEPRECIATION

                            as of December 31, 1997

                                                  Initial Cost to           Cost           Increase
                                                      Company            Capitalized      (Decrease)
                                                 ------------------     Subsequent to       in Net
        Description          Encumbrances        Land     Buildings    Acquisition (a)   Investment (b)
        -----------        ----------------      ----     ---------    ----------------- ---------------
Direct Financing Method
   (continued):

 Manufacturing facility
   leased to Penberthy
   Products, Inc.                                48,968    1,028,333

 Manufacturing facility
   and warehouse leased
   to DS Group Limited                          200,000    2,800,000

 Manufacturing
   facilities leased
   Sunds Defibrator
   Woodhandling, Inc.                            24,750      669,427

 Retail stores leased to
   AutoZone, Inc.                5,396,609                12,649,956         98,930       (321,900)

 Manufacturing facility
   leased to Peerless
   Chain Company                                829,000    6,991,000

 Retail facility leased to
   Wal-Mart Stores, Inc.,        3,351,280    1,467,000    5,208,000         10,250

 Manufacturing and office
   facilities leased to Sybron
   International Corporation    13,604,070    1,984,406   22,383,348        138,318

 Manufacturing and office
   facilities leased to
   NVR, Inc.                     4,871,343      570,729   12,904,948        321,200        551,758


                           Gross Amount at which Carried
                              at Close of Period (c)
                           -----------------------------
        Description                                Total        Date Acquired
        -----------                                -----        -------------
Direct Financing Method
   (continued):

 Manufacturing facility
   leased to Penberthy
   Products, Inc.                                 1,077,301     April 3, 1986

 Manufacturing facility
   and warehouse leased
   to DS Group Limited                            3,000,000     December 22, 1986

 Manufacturing
   facilities leased
   Sunds Defibrator
   Woodhandling, Inc.                               694,177     August 30, 1985

 Retail stores leased to                                        January 17, 1986
   AutoZone, Inc.                                12,426,986     May 2, 1986; August 28, 1987
                                                                and August 24, 1988
 Manufacturing facility
   leased to Peerless
   Chain Company                                  7,820,000     June 18, 1986

 Retail facility leased to
   Wal-Mart Stores, Inc.,                         6,685,250     August 7, 1986

 Manufacturing and office
   facilities leased to Syb
   International Corporatio                      24,506,072     December 22, 1988

 Manufacturing and office
   facilities leased to                                         March 31, 1989 and
   NVR, Inc.                                     14,348,635     May 16, 1989

      CAREY DIVERSIFIED LLC and CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

             SCHEDULE III - REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1997

                                                  Initial Cost to           Cost           Increase
                                                      Company            Capitalized      (Decrease)
                                                 ------------------     Subsequent to       in Net
        Description          Encumbrances        Land     Buildings    Acquisition (a)   Investment (b)
        -----------        ----------------      ----     ---------    ----------------- ---------------
Direct Financing Method
   (continued):

 Manufacturing and
   generating facilities
   leased to High
   Voltage Engineering
   Corp.                          3,422,846       688,000    7,242,000         7,394

 Office/warehouse
   facilities leased to
   Stationers Distributing
   Company                        2,307,669     1,120,000    3,510,000           293          (732,255)

 Bottling and Distribution
   facilities lease to
   Dr Pepper Bottling
   Company of Texas              11,355,992                 20,848,260        97,467

 Land and industrial/
   warehouse/office
   facilities leased to
   Furon Company                 12,558,672     4,187,766   19,104,786       127,177        (5,981,113)

 Office/warehouse
   facility leased
   to Red Bank
   Distribution, Inc.             5,161,768     1,572,296    9,065,704        11,302

 Day care facilities
   leased to Childtime
   Childcare, Inc.                  747,947                  1,686,816
                                -----------   ----------- ------------      --------      ------------

                                $70,188,260   $20,990,292 $212,385,509      $936,184      $(17,550,602)
                                ===========   =========== ============      ========      ============

                           Gross Amount at which Carried
                              at Close of Period (c)
                           -----------------------------
        Description                                Total        Date Acquired
        -----------                                -----        -------------
Direct Financing Method
   (continued):

 Manufacturing and
   generating facilities
   leased to High
   Voltage Engineering
   Corp.                                            7,937,394   November 10, 1988

 Office/warehouse
   facilities leased to
   Stationers Distributing
   Company                                          3,898,038   December 29, 1988

 Bottling and Distribution
   facilities lease to
   Dr Pepper Bottling
   Company of Texas                                20,945,727   June 30, 1989

 Land and industrial/
   warehouse/office
   facilities leased to
   Furon Company                                   17,438,616   January 29, 1990

 Office/warehouse
   facility leased
   to Red Bank
   Distribution, Inc.                              10,649,302   July 20, 1990

 Day care facilities
   leased to Childtime
   Childcare, Inc.                                  1,686,816   January 4, 1991
                                                 ------------

                                                 $216,761,383
                                                 ============

      CAREY DIVERSIFIED LLC and CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

             Schedule III - Real Estate AND ACCUMULATED DEPRECIATION

                             as of December 31, 1997



                                                      Initial Cost to                           Cost
                                                           Company                           Capitalized        Decrease
                                                  -------------------------    Personal     Subsequent to        in Net
           Description           Encumbrances     Land            Buildings    Property    Acquisition (a)    Investment (b)
           -----------         ----------------   ----            ---------    ---------   ---------------    --------------

Operating real estate (e):

   Hotels located in:

     Alpena, Michigan             $ 7,150,000   $  210,000      $ 7,551,000    $  742,500    $1,262,297
     Petoskey, Michigan             7,150,000      527,000        7,211,000       765,500       936,886

     Livonia, Michigan              7,446,223    3,130,000       12,410,000     2,260,000       953,552
                                  -----------   ----------      -----------    ----------    ----------

                                  $21,746,223   $3,867,000      $27,172,000    $3,768,000    $3,152,735
                                  ===========   ==========      ===========    ==========    ==========


                                                                                                                       Life on which
                                                                                                                        Depreciation
                                 Gross Amount at which Carried                                                            in Latest
                                   at Close of Period  (c)(d)                                                           Statement of
                              --------------------------------                        Accumulated                          Income
           Description        Land     Personal Property   Buildings       Total      Depreciation    Date Acquired     is Computed
           -----------        ----     -----------------   ---------       -----     --------------   -------------    ------------

Operating real estate (e):

   Hotels located in:

     Alpena, Michigan       $  210,000      $1,455,188   $ 8,100,609   $ 9,765,797     $ 4,176,740    March 6, 1987      5-30 yrs
     Petoskey, Michigan        527,000       1,356,197     7,557,189     9,440,386       3,679,335    June 30, 1987      5-30 yrs

     Livonia, Michigan       3,130,000       2,677,513    12,946,039    18,753,552       6,770,673    November 20, 1987  5-30 yrs
                            ----------     -----------   -----------   -----------     -----------

                            $3,867,000      $5,488,898   $28,603,837   $37,959,735     $14,626,748
                            ==========      ==========   ===========   ===========     ===========

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                       NOTES to Schedule III - Real Estate
                          and ACCUMULATED DEPRECIATION

(a) Consists of the cost of improvements and acquisition costs subsequent to acquisition, including legal fees, appraisal fees, title costs, other related professional fees and purchases of furniture, fixtures, equipment and improvements at the hotel properties.

(b) The increase (decrease) in net investment is primarily due to (i) the amortization of unearned income from net investment in direct financing leases producing a periodic rate of return which at times may be greater or less than lease payments received, (ii) accumulated depreciation from operating leases that were reclassified to direct financing leases, (iii) sales of properties, and (iv) writedowns of properties to fair value.

(c) At December 31, 1996, the aggregate cost of real estate owned by the Company and its subsidiaries for Federal income tax purposes is $599,953,299.

(d)

                     Reconciliation of Real Estate Accounted
                         for Under the Operating Method

                                                 December 31,     December 31,
                                                     1996             1997
                                                -------------    -------------
Balance at beginning
    of year                                     $ 348,220,453    $ 339,503,452

Additions                                           2,842,338        1,422,179

Sales                                             (14,157,435)      (6,458,555)

Writedowns to fair value                                            (1,489,999)

Reclassification from (to) investment in
    direct financing lease                          3,700,000      (21,868,468)

Reclassification to assets
    held for sale                                  (1,101,904)        (353,377)
                                                -------------    -------------

Balance at end of
    year                                        $ 339,503,452    $ 310,755,232
                                                =============    =============

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                       NOTES to Schedule III - Real Estate
                          and ACCUMULATED DEPRECIATION

                   Reconciliation of Accumulated Depreciation

                                                 December 31,       December 31,
                                                     1996              1997
                                                 ------------      ------------
Balance at beginning
    of year                                      $ 87,603,614      $ 91,923,183

Depreciation expense                                9,334,741         8,819,816

Reclassification to assets
    held for sale                                                      (153,377)

Reclassification to direct financing
    lease                                            (667,565)       (4,429,853)

Writeoff resulting from sales
    of property                                    (4,347,537)       (2,569,087)
                                                 ------------      ------------

Balance at end of
    year                                         $ 91,923,253      $ 93,590,682
                                                 ============      ============

(e)
                    Reconciliation for Operating Real Estate

                                                   December 31,     December 31,
                                                       1996             1997
                                                   ------------     ------------
           Balance at beginning
               of year                             $ 55,369,375     $ 37,426,984

           Additions                                    578,005          532,751

           Sales and exchange of property           (18,520,396)
                                                   ------------     ------------

           Balance at close of
               year                                $ 37,426,984     $ 37,959,735
                                                   ============     ============

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                       NOTES to Schedule III - Real Estate
                          and ACCUMULATED DEPRECIATION

                   Reconciliation of Accumulated Depreciation
                              Operating Real Estate

                                                 December 31,       December 31,
                                                     1996               1997
                                                 ------------       ------------
           Balance at beginning
               of year                           $ 14,481,112       $ 13,346,982

           Depreciation expense                     1,215,149          1,279,766

           Writeoff resulting from
               sales and exchange                  (2,349,279)
                                                 ------------       ------------

           Balance at end of year                $ 13,346,982       $ 14,626,748
                                                 ============       ============